  As filed with the Securities and Exchange Commission on December 22, 1997

                                                              File No. 333-29475
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ------------------------------


                               AMENDMENT NO. 1
                                     TO
                                  FORM S-11


           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ------------------------------

                        UNITED INVESTORS REALTY TRUST
    (Exact name of Registrant as Specified in its Governing Instruments)

                       ------------------------------

              5847 SAN FELIPE, SUITE 850, HOUSTON, TEXAS 77057
                               (713) 781-2860
                  (Address of Principal Executive Offices)

                       ------------------------------

                  LEWIS H. SANDLER, CHIEF EXECUTIVE OFFICER
                        UNITED INVESTORS REALTY TRUST
                         5847 SAN FELIPE, SUITE 850
                            HOUSTON, TEXAS 77057
                               (713) 781-2860
                   (Name and Address of Agent for Service)

                       ------------------------------

                                 Copies To:



            Bryan L. Goolsby
             Gina E. Betts                            Bruce A. Cheatham
Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.    Winstead Sechrest & Minick P.C.
      2001 Ross Avenue, Suite 3000                1201 Elm Street, Suite 5400
          Dallas, Texas 75201                        Dallas, Texas 75270
           (214) 849-5500                               (214) 754-5400



                       ------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier
effective registration statement for the same offering.   [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.   [ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                               Proposed Maximum      Proposed Maximum          Amount of
  Title of Securities      Amount Being         Offering Price      Aggregate Offering        Registration
   Being Registered        Registered(1)         Per Share(2)            Price(2)                 Fee
------------------------------------------------------------------------------------------------------------
Common Shares of
Beneficial Interest,
no par value            8,625,000 shares(1)         $10.75              $92,718,750            $27,352(3)
============================================================================================================



(1) Includes 1,125,000 Common Shares of Beneficial Interest which may be purchased by the Underwriters to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o).

(3)      $12,285 of which was paid in connection with the initial filing.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 22, 1997
                                7,500,000 SHARES


                         United INVESTORS REALTY TRUST

                      COMMON SHARES OF BENEFICIAL INTEREST


                          -------------------------


         United Investors Realty Trust, a Texas real estate investment trust (the "Company"), has been operating since 1989 as a private real estate investment trust engaged in the acquisition, ownership, management, leasing and redevelopment of community shopping centers in the Sunbelt region of the United States. Since its inception, the Company has acquired and improved eight community shopping centers located in Texas, Tennessee and Arizona (collectively, the "Original Properties"). The Original Properties contain an aggregate of 753,790 square feet of gross leasable area ("GLA") and were 95.0% leased as of September 30, 1997.

         The Company has under contract or option to purchase eight community shopping centers located in Texas, Florida and Arizona (collectively, the "Acquisition Properties"). The Acquisition Properties contain an aggregate of 988,735 square feet of GLA. As of September 30, 1997, the Acquisition Properties were 97.4% leased. The Original Properties and Acquisition Properties are sometimes hereinafter referred to as the "Properties." It is anticipated that seven of the Acquisition Properties will be acquired prior to or in conjunction with completion of the Offering (as defined below), and the remaining Acquisition Property will be acquired shortly after completion of the
Offering.   A portion of the net proceeds from the Offering is being used to retire indebtedness incurred by the Company to finance a portion of the purchase price of the Acquisition Properties. See "Use of Proceeds." Upon consummation of the purchase of the Acquisition Properties, the Company will own 16 Properties containing approximately 1,742,525 square feet of GLA. The Company elected to be treated as a real estate investment trust ("REIT") for federal tax purposes for the taxable year ended 1989 and for each subsequent year and is advised by an affiliate, FCA Corp (the "Investment Manager"). See "Investment Manager."

         All of the common shares of beneficial interest, no par value per share (the "Common Shares"), of the Company offered hereby (the "Offering") are being sold by the Company. It is currently anticipated that the initial public
offering price per share will be between $             and $        .  See
"Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.

         Prior to the Offering, there has been no public market for the Common Shares. The Company has applied for listing of the Common Shares on the New York Stock Exchange. The Company intends to pay quarterly cash distributions to its shareholders. See "Distribution Policy."

         SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES INCLUDING:

o The Company is solely reliant on the Investment Manager and is incapable of operating without the Investment Manager because the Company utilizes the Investment Manager's personnel to acquire and manage all of its Properties.

o        A conflict of interest with the Investment Manager may exist.

o The Company's financial condition could be adversely affected if the Company fails to manage rapid growth and integrate operations.

o        Immediate dilution in the net tangible book value of Common Shares
         purchased in the Offering will occur in the amount of $     per share.

o The Properties are currently limited to the Sunbelt region of the United States.

o The liquidation value of the Company may be less than the value of the Company as a going concern.

o The Board of Trust Managers has the ability to change the investment, financing and other policies of the Company at any time without shareholder approval.

o Limiting ownership to 9.8% of the outstanding Common Shares and certain other provisions contained in the Company's organizational documents may have an anti-takeover effect.

o There is no limitation on the amount or type of indebtedness that may be incurred by the Company.

o        There is no prior public market for the Common Shares.

o The Company will be taxed as a corporation if it fails to continue to qualify as a REIT.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.




====================================================================================================
                          Price to Public       Underwriting Discount(1)      Proceeds to Company(2)
Per Share                           $                           $                           $
Total(3)                    $                          $                           $
====================================================================================================

(1) See "Underwriting" for information concerning indemnification of the Underwriters and other information.

(2)  Before deducting expenses of the Offering estimated at $        payable by
the Company.


(3) The Company has granted the Underwriters an option to purchase up to 1,125,000 additional Common Shares at the Price to Public, less the Underwriting Discount, for the purpose of covering over-allotments, if any. If the Underwriters exercise such option in full, the total Price to Public,
Underwriting Discount and Proceeds to Company will be $       , $        and
$  , respectively.  See "Underwriting."


                        ------------------------------


The Common Shares are offered by the Underwriters when, as and if delivered to and accepted by them, subject to their right to withdraw, cancel or reject orders in whole or in part and subject to certain other conditions. It is expected that delivery of certificates representing the Common Shares will be
made against payment on or about             , 1998, at the offices of Morgan
Keegan & Company, Inc. in Memphis, Tennessee or through the facilities of The Depository Trust Company.





MORGAN KEEGAN & COMPANY, INC.                               SOUTHWEST SECURITIES

       The date of this Prospectus is                            , 1998.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR ON THE STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               TABLE OF CONTENTS


                                                                  Page
                                                                   No.
                                                                 ------
 PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . .    6
     The Company    . . . . . . . . . . . . . . . . . . . . . . .    6
     Risk Factors   . . . . . . . . . . . . . . . . . . . . . . .    7
     Business Objectives and Strategies   . . . . . . . . . . . .    8
     Industry   . . . . . . . . . . . . . . . . . . . . . . . . .    9
     The Properties   . . . . . . . . . . . . . . . . . . . . . .   10
     Distributions  . . . . . . . . . . . . . . . . . . . . . . .   13
     Tax Status   . . . . . . . . . . . . . . . . . . . . . . . .   13
     The Offering   . . . . . . . . . . . . . . . . . . . . . . .   13
     Summary Financial Data . . . . . . . . . . . . . . . . . . .   14
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     Sole Reliance on Investment Manager  . . . . . . . . . . . .   17
     Conflicts of Interest    . . . . . . . . . . . . . . . . . .   17
     Failure to Manage Rapid Growth
         and Integrate Operations;
         Acquisition of Additional
         Properties   . . . . . . . . . . . . . . . . . . . . . .   17
     Immediate and Substantial Dilution   . . . . . . . . . . . .   17
     Limited Geographic Diversification
         of the Portfolio . . . . . . . . . . . . . . . . . . . .   17
     Limitations on Acquisition and
         Change in Control  . . . . . . . . . . . . . . . . . . .   17
     Liquidation Value of The Company May Be Less
         Than Value as a Going Concern  . . . . . . . . . . . . .   18
     Changes in Investment and Financing
          Policies  . . . . . . . . . . . . . . . . . . . . . . .   18
     Ownership Limit; Anti-Takeover Effect  . . . . . . . . . . .   18
     No Limitation in Organizational
         Documents on the Incurrence of
         Debt . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Adverse Consequences of Failure
          to Qualify as a REIT  . . . . . . . . . . . . . . . .     18
     Absence of Prior Public Market
         for Common Shares  . . . . . . . . . . . . . . . . . . .   19
     Risks Associated with Development
         and Construction . . . . . . . . . . . . . . . . . . .     19
     Real Estate Investment Considerations  . . . . . . . . . . .   19
     Competition  . . . . . . . . . . . . . . . . . . . . . . . .   20
     Adverse Effect of Increase In Market  Interest
           Rate on Financial Position and Common Share Price  . .   20
     Increased Leverage May Result in Loss of
           Properties in the Event of  a Foreclosure  . . . . . .   21
     Inability to Acquire Additional Properties;
     Acquisition Properties May Not Perform
           As Expected  . . . . . . . . . . . . . . . . . . . . .   21
     Environmental Matters  . . . . . . . . . . . . . . . . . . .   21
     Uninsured Loss and Condemnation    . . . . . . . . . . . . .   21
     Shares Available for Future Sale   . . . . . . . . . . . . .   22
     Investors Subject to ERISA   . . . . . . . . . . . . . . . .   22
     Forward Looking Information  . . . . . . . . . . . . . . . .   22
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . .   22

                                                                   Page
                                                                    No.
                                                                  ------
DISTRIBUTION POLICY . . . . . . . . . . . . . . . . . . . . . . .   23
     General  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     Dividend Reinvestment Plan   . . . . . . . . . . . . . . . .   25
CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . .   26
DILUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
SELECTED PRO FORMA AND HISTORICAL
FINANCIAL AND PROPERTIES
      INFORMATION   . . . . . . . . . . . . . . . . . . . . . . .   28
MANAGEMENT'S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS   . . .   30
     Overview   . . . . . . . . . . . . . . . . . . . . . . . . .   30
     Results of Operations  . . . . . . . . . . . . . . . . . . .   30
     Liquidity and Capital Resources  . . . . . . . . . . . . . .   32
STRATEGY FOR FUTURE GROWTH  . . . . . . . . . . . . . . . . . . .   35
     Growth Strategy  . . . . . . . . . . . . . . . . . . . . . .   35
     Operating Strategy . . . . . . . . . . . . . . . . . . . . .   36
     Financing  . . . . . . . . . . . . . . . . . . . . . . . . .   37
BUSINESS AND PROPERTIES   . . . . . . . . . . . . . . . . . . . .   38
     Business   . . . . . . . . . . . . . . . . . . . . . . . . .   38
     Management and Leasing   . . . . . . . . . . . . . . . . . .   39
     The Properties   . . . . . . . . . . . . . . . . . . . . . .   39
     Major Tenants  . . . . . . . . . . . . . . . . . . . . . . .   43
     National, Regional and Local Tenant Summary  . . . . . . . .   44
     Additional Information Concerning Certain
         Properties . . . . . . . . . . . . . . . . . . . . . . .   44
     Additional Information Concerning the
         Acquisition Properties . . . . . . . . . . . . . . . . .   51
     Leases Expirations . . . . . . . . . . . . . . . . . . . . .   63
     Tenant Delinquencies and Bankruptcies  . . . . . . . . . . .   63
     Mortgage Indebtedness  . . . . . . . . . . . . . . . . . . .   63
     Rental Revenues  . . . . . . . . . . . . . . . . . . . . . .   64
     Capital Expenditures . . . . . . . . . . . . . . . . . . . .   65
     Competition  . . . . . . . . . . . . . . . . . . . . . . . .   65
     Employees  . . . . . . . . . . . . . . . . . . . . . . . . .   65
     Legal Proceedings  . . . . . . . . . . . . . . . . . . . . .   65
     Regulations and Insurance  . . . . . . . . . . . . . . . . .   65
     Environmental Matters  . . . . . . . . . . . . . . . . . . .   66
POLICIES WITH RESPECT TO CERTAIN
ACTIVITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
     Investment Policies    . . . . . . . . . . . . . . . . . . .   67
     Financing Policies . . . . . . . . . . . . . . . . . . . . .   67
     Affiliate Transaction Policy . . . . . . . . . . . . . . . .   68
     Certain Other Policies . . . . . . . . . . . . . . . . . . .   68
MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
     Trust Managers and Officers  . . . . . . . . . . . . . . . .   68
     Committees of the Board of Trust Managers  . . . . . . . . .   70
     Compensation of Trust Managers . . . . . . . . . . . . . . .   71
     Executive Compensation . . . . . . . . . . . . . . . . . . .   71
     Advisory Board . . . . . . . . . . . . . . . . . . . . . . .   73
     Share Incentive Plan.  . . . . . . . . . . . . . . . . . . .   74
     Indemnification Agreements . . . . . . . . . . . . . . . . .   74
     Limitation of Liability and Indemnification  . . . . . . . .   75
CERTAIN RELATIONSHIPS AND TRANSACTIONS  . . . . . . . . . . . . .   75
PRINCIPAL SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . .   77

                                                                   Page
                                                                    No.
                                                                  ------
DESCRIPTION OF SHARES OF BENEFICIAL
     INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . .   78
     General  . . . . . . . . . . . . . . . . . . . . . . . . . .   78
     Restrictions on Transfer   . . . . . . . . . . . . . . . . .   78
     Preemptive Rights and Cumulative Voting  . . . . . . . . . .   79
     Share Distributions  . . . . . . . . . . . . . . . . . . . .   79
     Redemption of Company Shares . . . . . . . . . . . . . . . .   79
     Voting Rights  . . . . . . . . . . . . . . . . . . . . . . .   80
CERTAIN PROVISIONS OF THE TEXAS REIT
     ACT AND OF THE COMPANY'S CHARTER AND BYLAWS  . . . . . . .     80
     Board of Trust Managers  . . . . . . . . . . . . . . . . . .   80
     Business Combinations  . . . . . . . . . . . . . . . . . . .   80
     Shareholder Liability  . . . . . . . . . . . . . . . . . . .   81
     Trust Manager Liability  . . . . . . . . . . . . . . . . . .   82
     Special Shareholder Meetings . . . . . . . . . . . . . . . .   82
     Termination of the Company . . . . . . . . . . . . . . . . .   82
     Amendment of Charter and Bylaws  . . . . . . . . . . . . . .   82
SHARES AVAILABLE FOR FUTURE SALE  . . . . . . . . . . . . . . . .   82
FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . .   83
     General  . . . . . . . . . . . . . . . . . . . . . . . . . .   83
     Requirements for Qualification as a Real Estate
         Investment Trust . . . . . . . . . . . . . . . . . . . .   84
     Federal Taxation of the Company--Specific
          Items . . . . . . . . . . . . . . . . . . . . . . . . .   88
     Failure to Qualify
          . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
     Taxation of Shareholders . . . . . . . . . . . . . . . . . .   88
     Disclosure Regarding Dividend
         Reinvestment Plan  . . . . . . . . . . . . . . . . . . .   89
     Taxation of Tax-Exempt Shareholders  . . . . . . . . . . . .   89
     Taxation of Foreign Shareholders . . . . . . . . . . . . . .   90
     Other Taxation . . . . . . . . . . . . . . . . . . . . . . .   91
ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . .   91
UNDERWRITING  . . . . . . . . . . . . . . . . . . . . . . . . . .   93
LEGAL MATTERS   . . . . . . . . . . . . . . . . . . . . . . . . .   94
EXPERTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
ADDITIONAL INFORMATION    . . . . . . . . . . . . . . . . . . . .   95
GLOSSARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
INDEX TO FINANCIAL STATEMENTS   . . . . . . . . . . . . . . . . .  F-1
SCHEDULES   . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1

                               PROSPECTUS SUMMARY



     The following summary is qualified in its entirety by the more detailed description and financial information and statements, and the notes thereto, appearing elsewhere in this Prospectus. Capitalized and certain other terms used herein shall have the meanings assigned to them in the Glossary which begins on page 96. Except as otherwise indicated, all information in this Prospectus assumes that the Underwriters' over-allotment option will not be exercised. All references to the Company shall include its wholly-owned subsidiaries.


                                  THE COMPANY


         United Investors Realty Trust (the "Company") has been operating since 1989 as a private REIT engaged in the acquisition, ownership, management, leasing and redevelopment of community shopping centers in the "Sunbelt" region of the United States. The Company focuses on purchasing properties anchored by major retail tenants located in this economically favorable region. Management believes that its best opportunities for growth will come from focusing on acquiring single properties and small portfolios. The Company believes its primary competitors for these properties are private individuals and groups that will not have the resources of a public REIT. It is also management's belief that the Company's operating flexibility provides it with an advantage in acquiring these properties relative to its larger, public competitors.
In 1997, FCA Corp (the "Investment Manager") hired Lewis Sandler as the Company's President and CEO, and Daniel M. Jones, III as CFO, and provided additional resources to accelerate the Company's growth plans. As of December 15, 1997, the Company had entered into contracts or options to acquire eight community shopping centers (the "Acquisition Properties") located in Texas, Florida and Arizona containing approximately 988,735 square feet of GLA. The acquisitions represent a 131% increase in GLA over the 753,790 square feet contained in the Company's existing properties. While its association with the Investment Manager provides the Company with professional resources normally unavailable to a Company its size, the Company is reliant on the Investment Manager to perform normal operating activities and conflicts between the Investment Manager and the Company's interests may arise.

         The Company currently owns or controls eight community shopping center properties located in Texas, Tennessee and Arizona (collectively, the "Original Properties" and, collectively with the Acquisition Properties, the
"Properties").   Upon completion of the acquisition of these properties, the
Company will have 16 properties with an aggregate GLA of approximately 1,742,525 square feet. The Properties are strategically located in areas intended to provide busy working families with the opportunity to do most of their shopping between work and home. The Properties range in size from approximately 29,000 square feet to approximately 316,000 square feet, and are anchored primarily by national and regional supermarkets and retailers who offer everyday necessities to their neighborhood communities. Any future property acquisitions by the Company are expected to be in established neighborhoods in medium to large-sized metropolitan communities, where potential future increases in rental and occupancy rates are anticipated to be realized as a result of better than average population and employment growth.

         The Company seeks to maximize growth in Funds From Operations and Cash Available for Distribution to shareholders through effective management, operation and acquisition of community shopping centers. The Company currently follows five general investment policies to achieve its objectives: (i) the Company seeks to acquire real estate assets for long-term investment and income applying selective criteria and employing the most advantageous sources of capital alternatives; (ii) the Company intends to aggressively seek acquisitions, including properties that it can renovate and/or expand, and maintain and intensively manage a portfolio of high quality and well-located properties with a majority of the space already leased; (iii) the Company intends to focus its acquisition efforts on communities in which it already has properties or in areas where the Company can acquire several properties concurrently, in order to obtain economies of scale in the use of local personnel, advertising and purchasing of services; (iv) the Company expects to enhance its existing portfolio by entering into a limited number of joint venture alliances with experienced developers in order to develop new community shopping centers; and (v) the Company intends to sell, from time to time, select properties as dictated by market conditions in order to realize capital gains and to improve the Company's overall portfolio profile and valuation.

         Historically, the Company has contracted with local, professional
management for the day to day operation of the  properties.   Management
believes that these managers possess a valuable understanding of their local markets. Further, management has concluded that local management, in select situations, is currently an economical alternative to management by Company personnel, and the opportunity to manage future properties acquired by the Company provides an incentive for these professionals to assist the Company in finding additional potential acquisitions. These local professionals are, or can be, on site on a daily basis and are familiar with the communities in which the centers are situated and the needs of the tenants that these centers serve. In connection with the purchase of the Acquisition Properties, the Company intends to manage, with its own personnel, the four Houston Acquisition Properties and one of the Original Properties located in the Houston area. In addition, the Company intends to selectively retain certain qualified senior managers to continue the leasing and management of properties acquired by the Company on terms satisfactory to the Company. The Company has also established a regional office in Tampa to help supervise its central and southern Florida properties and provide a foundation for future growth in those markets.

         The investments of the Company are managed by the Investment Manager. Robert W. Scharar, Chairman of the Board of the Company, is a principal shareholder of the Investment Manager. The Company's President and Chief Executive Officer, Lewis H. Sandler, is also the Chief Executive Officer of the real estate services division of the Investment Manager. See "Risk Factors--Conflicts of Interest." The Investment Manager's senior management originally sponsored the organization of the Company as a benefit to a number of clients who desired to include real estate properties in their investment portfolios. The Investment Manager currently provides administrative, accounting, financial, legal and operating personnel as well as asset management to the Company on an "as-needed" basis. After completion of the Offering, the Investment Manager has agreed to dedicate to the administration of the Company the full-time services of Randall D. Keith and Daniel M. Jones, III, who will serve as the Company's Chief Operating Officer and Chief Financial Officer, respectively. See "Management."

         The Company is a real estate investment trust formed under the Texas REIT Act. The Company elected to be taxed as a REIT under the Code for its taxable year ended December 31, 1989 and for each subsequent taxable year. The Company's principal executive offices are located at 5847 San Felipe, Suite 850, Houston, Texas 77057, and its telephone number is (713) 781-2860.





                                  RISK FACTORS

         An investment in the Common Shares involves various risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" prior to any investment in the Company. Such risks include, among others:


o The Company is solely reliant upon the Investment Manager and is incapable of operating without the Investment Manager because the Company utilizes the Investment Manager's personnel to acquire and manage all of its Properties.

o The officers of the Company and the Investment Manager may be subject to certain conflicts of interest.

o The Company's financial condition could be adversely affected if the Company fails to manage rapid growth and integrate operations.

o Investors in the Offering will experience immediate dilution in the net tangible book value of Common Shares purchased in the Offering.

o The Properties are currently limited to the Sunbelt region of the United States.

o The liquidation value of the Company may be less than the value of the Company as a going concern.

o The Board of Trust Managers has the ability to change the investment, financing and other policies of the Company at any time without shareholder approval.

o The potential anti-takeover effect of limiting share ownership to 9.8% of the outstanding Common Shares (with certain exceptions) and certain other provisions contained in the organizational documents of the Company, such as the ability to issue preferred shares, any of which may discourage a change in control, may limit the opportunity for the Company's shareholders to receive a premium for their Common Shares.

o There is no provision in the organizational documents of the Company that limits the amount and type of debt that the Company may incur, which may result in increases in debt service requirements that could adversely affect the Company's funds from operations and its ability to make distributions to shareholders and result in an increased risk of default on the Company's obligations.

o        There is no prior public market for the Common Shares.

o The Company will be taxed as a corporation if it fails to continue to qualify as a REIT.

o There exist certain real estate investment risks, such as the effect of economic and other conditions on commercial property values, including the dependence of the Properties on the economies of the metropolitan areas in which they are located, the ability of tenants to make rent payments, the ability of the Properties to generate revenues sufficient to meet operating expenses, including future debt service, and the illiquidity of real estate investments.

o Many entities, as well as individuals, compete for investments similar to those proposed to be made by the Company, many of whom have far greater resources than the Company.

o Increases in market interest rates may lead prospective purchasers of the Common Shares to demand a higher annual yield from future distributions, which may adversely affect the market price of the Common Shares.

o Failure to make payments on secured indebtedness may result in the loss of the property securing such indebtedness.

o        Acquired properties may not perform as expected.

o The Company is potentially liable for unknown or future environmental issues.

o The Company may suffer losses in the event of a casualty or other liabilities that are not insured, are uninsurable or not economically insurable.

o Future sales of Common Shares could adversely affect the prevailing market price for Common Shares.

o Investment in Common Shares may not be suitable for certain investors subject to ERISA.





                       BUSINESS OBJECTIVES AND STRATEGIES


         The Company's operating, acquisition and financing strategies and management policies are determined by the Board of Trust Managers and are implemented by the Company's executive officers and by the Investment Manager. These strategies and policies may be amended or revised from time to time at the discretion of the Board of Trust Managers without a vote of the shareholders of the Company.

GROWTH STRATEGY

         The Company's growth strategy will be to:

o Focus primarily on acquisitions of community shopping centers in medium to large-sized metropolitan communities where the Company currently owns and operates properties and in the Houston area, where the Company is based, or in areas where the Company can acquire, concurrently, several properties, in order to obtain economies of scale. In either event, the Company will focus on areas where potential future increases in rental and occupancy rates are anticipated to be realized as a result of better than average population and employment growth.

o Acquire community shopping centers that are generally anchored by supermarkets or by national or regional retailers with long-term leases and which offer everyday necessities to their neighborhood communities.

o Acquire community shopping centers located along major traffic arteries in established neighborhoods where the development of competing shopping centers is impeded by the lack of developable land and zoning restrictions and where tenant relocation alternatives are limited.

o Take advantage of its structural flexibility by offering, on a selective basis, senior management of prospective sellers an opportunity to continue the management of their former community shopping centers if such persons can be retained on terms acceptable to the Company.

o Acquire, redevelop and re-tenant under-managed retail properties in areas with strong prospects for future growth.

o Renovate and expand the existing Properties to meet the needs of existing or new tenants.

o Develop on a limited basis (up to approximately 20% of its GLA), with experienced joint venture partners, new community shopping centers in select areas with supermarkets or other national or regional retail anchors.

OPERATING STRATEGY


         The Company's operating objectives are to:

o Hold and maintain properties for long-term investment and place a strong emphasis on aesthetics, regular maintenance, periodic renovation and capital improvements.

o Maintain and diversify its core base of national and regional supermarket and retail tenants.


o Aggressively market vacant space, renew existing leases at higher base rents per square foot, and utilize base rent escalation provisions in its leases.





FINANCING

         In order to most effectively pursue its business strategies, the Company's financing strategy will be to:


o Maintain a capital structure with a ratio of long-term debt to Total Market Capitalization of no more than 50%. On a pro forma basis at September 30, 1997, after giving effect to the Offering (assuming an initial public offering price of $10.75 per Common Share), the Company would have had a long-term debt to Total Market Capitalization ratio
         of approximately 26.8%.   See "Strategy For Future Growth--Financing."

o Utilize the most appropriate sources of capital for potential future acquisition projects, which may include undistributed Cash Available for Distribution, the issuance of equity securities (including preferred shares), bank and other institutional borrowings (secured and unsecured) and the issuance of debt securities, and proceeds from the sale of properties.

                                    INDUSTRY

         In the early 1990s, many major retailers restructured or downsized their operations. As a result, landlords encountered loss of credit-worthy tenants and experienced high anchor tenant turnover. The Company believes that the retail industry is now healthy and anticipates aggressive expansion in the retail sector.

         Management believes that the community shopping centers with a grocery store or drug store anchor and other tenants such as restaurants and dry cleaners provide consumers with basic goods and services that will always be in demand. According to the International Council of Shopping Centers ("ICSC"), in 1996 $973.6 billion of retail sales, or 52% of total non-automotive retail sales, took place in shopping centers. ICSC statistics indicate that there are 42,048 shopping centers in the United States containing approximately 5.1 billion square feet of GLA. The Company estimates from the National Association of Real Estate Investment Trusts' ("NAREIT") 1997 REIT Handbook that publicly owned REITs owned approximately 600 million square feet of retail space with approximately 45% of that in strip shopping centers. The non-REIT owned portion of the industry remains highly fragmented and provides the Company with the opportunity to consolidate single assets and small portfolios. The Company's Properties are community shopping centers with an average size of 108,000 square feet of GLA. According to ICSC, 36,683 centers, or 87% of all centers, are under 200,000 square feet of GLA.

         The Company believes the retail industry will provide potential upside as leases turn over. Additionally, the Company believes that the threat of new supply of retail space is minimal. According to ICSC, over the four year period of 1994 to 1996, 148.8 million square feet of shopping center GLA was added, representing an average increase of less than 1% per year.


                                 THE PROPERTIES

         The Original Properties consist of eight community shopping centers located in Austin, College Station, El Campo and San Antonio, Texas; Lenoir City and Athens, Tennessee; and Phoenix, Arizona. The Properties were built between 1970 and 1991, with the oldest property having been substantially expanded and renovated in 1984. The Original Properties were 95.0% leased as of September 30, 1997.

         The Acquisition Properties consist of eight community shopping centers, four of which are located in Houston and the others in Carrollton (Dallas suburb), Tampa and Pembroke Pines (Fort Lauderdale area), and Phoenix. These Acquisition Properties were built between 1973 and 1994, with most having undergone substantial renovations in recent years. As of September 30, 1997, the Acquisition Properties were 97.4% leased.

         The Properties range in size from approximately 29,000 square feet to 316,000 square feet. Further acquisitions are expected to concentrate on similar properties that are anchored primarily by national and regional supermarkets and retailers who offer everyday necessities to their neighborhood communities. The Company's success has been based, in part, on its ability to infuse capital, on a selective basis, into those shopping centers where the capital is expected to generate greater occupancies and higher rents.

         Set forth below is information regarding the Properties as of September 30, 1997:

                                                                              GROSS
                                                                YEAR        LEASABLE                   TOTAL
                                                             DEVELOPED/       AREA       PERCENT      NUMBER
PROPERTY                                      LOCATION        RENOVATED     (SQ. FT.)    LEASED     OF TENANTS
--------                                      --------        ---------     ---------    -------    ----------
TEXAS
Autobahn Shopping Center                   San Antonio          1984            28,878      97.2%         6

Bandera Shopping Center                    San Antonio          1989           189,446      96.8         26

Benchmark Crossing Shopping Center (7)     Houston         1986/1990/1994       58,341     100.0          5

Centennial Shopping Center(1)              Austin             1970/1984         80,492      90.9         12
El Campo Shopping Center                   El Campo             1985            83,330      90.0         16
Hedwig Shopping Centers(7)                 Houston         1974/1987/1989       69,554      98.2         11
The Market at First Colony(7)              Houston         1988/1991/1994       94,241      98.4         32

Mason Park Centre(7)                       Houston              1985           160,047      92.6         33

Rosemeade Park Shopping Center(7)          Carrollton           1986            49,554      86.6         17

University Park Shopping Center(2)         College            1973-1991         91,654     100.0          6
                                                                             ---------    ------         --
                                           Station
TOTAL/WEIGHTED AVERAGE                                                         905,537      95.3%       164

ARIZONA
Park Northern Shopping Center(1)           Phoenix              1982           128,365      89.6         22


Southwest/Walgreen's Shopping Center(7)    Phoenix              1975            83,698     100.0         19
                                                                             ---------    ------         --


TOTAL/WEIGHTED AVERAGE                                                         212,063      93.7%        41

FLORIDA
Town 'N Country Plaza(7)                   Tampa              1970/1986        157,704     100.0         17



University Mall Shopping Center(7)         Pembroke Pines     1973/1984        315,596      98.0         37
                                                                             ---------    ------         --

TOTAL/WEIGHTED AVERAGE                                                         473,300      98.7%        54

TENNESSEE
McMinn Plaza Shopping Center               Athens               1982            99,969      98.0         10

Twin Lakes Shopping Center                 Lenoir City          1986            51,656     100.0         11
                                                                             ---------    ------         --
TOTAL/WEIGHTED AVERAGE                                                         151,625      98.7%        21
                                                                             ---------    ------         --

GRAND TOTAL/WEIGHTED AVERAGE                                                 1,742,525      96.3%       280
                                                                             =========    ======        ===
                                               TOTAL BASE RENT
                                          YEAR ENDED 12/31/96(4)         ANNUALIZED BASE RENT
                                          -----------------------  ------------------------------
                                                         % OF        TOTAL       NET EFFECTIVE
                                                       PORTFOLIO   ANNUALIZED       RENT PER       MAJOR TENANT(S)
PROPERTY                                    BASE RENT  BASE RENT  BASE RENT(3)   SQUARE FOOT(8)    ---------------
--------                                    ---------  ---------  ------------   --------------
TEXAS
Autobahn Shopping Center                      $314,880    2.5%      $318,202          $11.34      Blockbuster Music

Bandera Shopping Center                      1,433,412   11.4      1,482,288            8.08        Eckerd Drugs
                                                                                                        Kmart
Benchmark Crossing Shopping Center (7)         649,093    5.1        663,598           11.37           Bally's

Centennial Shopping Center(1)                  578,052    4.6        632,936            8.65        Drug Emporium
El Campo Shopping Center                       296,566    2.4        294,070            3.92 (5)       David's
                                                                                                    Supermarkets
Hedwig Shopping Centers(7)                     789,234    6.3        845,114           12.37         Ross Stores
The Market at First Colony(7)                1,272,532   10.1      1,345,114           14.27          T J Maxx
                                                                                                    Eckerd Drugs
Mason Park Centre(7)                         1,586,135   12.6      1,606,527           10.84        Palais Royal
                                                                                                        Petco
                                                                                                   Cinemark Cinema
                                                                                                     Walgreen's
Rosemeade Park Shopping Center(7)              445,535    3.5        543,988           12.68      Blockbuster Video
                                                                                                  Cosmopolitan Lady
University Park Shopping Center(2)             746,008    5.9        749,215            8.17      Albertson's Food
                                           -----------  ------   -----------           -----

TOTAL/WEIGHTED AVERAGE                       8,111,447   64.4%     8,481,051            9.82

ARIZONA
Park Northern Shopping Center(1)               623,934    4.9        669,639            5.82 (6)       Safeway
                                                                                                     Walgreen's

Southwest/Walgreen's Shopping Center(7)        546,832    4.3        547,692            6.54         Walgreen's
                                           -----------  ------   -----------           -----
                                                                                                      Southwest
                                                                                                     Supermarket
TOTAL/WEIGHTED AVERAGE                       1,170,766    9.2%     1,217,331            6.13

FLORIDA
Town 'N Country Plaza(7)                       667,037    5.3        687,692            4.36          Big Lots
                                                                                                      T J Maxx
                                                                                                      Autozone

University Mall Shopping Center(7)           1,930,896   15.3      2,071,575            6.70           Uptons
                                           -----------  ------   -----------           -----      Sports Authority
                                                                                                     Ross Stores
                                                                                                     Office Max
TOTAL/WEIGHTED AVERAGE                       2,597,933   20.6%     2,759,267            5.91

TENNESSEE
McMinn Plaza Shopping Center                   378,255    3.0        404,711            4.13           Ingles
                                                                                                   Wal-Mart/Bud's
Twin Lakes Shopping Center                     356,068    2.8        366,997            7.10          Food City
                                           -----------  ------   -----------           -----
TOTAL/WEIGHTED AVERAGE                         734,323    5.8%       771,708            5.16
                                           -----------  ------   -----------           -----

GRAND TOTAL/WEIGHTED AVERAGE               $12,614,469  100.0%   $13,229,357           $7.88
                                           ===========  ======   ===========           =====


--------------------------------

(1) Owned by Park Northern/Centennial Partners L.P., a Texas limited partnership, in which the Company is the general partner and owns 70% of the partnership interests. The Company intends to purchase the minority interest from the proceeds of the Offering.

(2) Owned by UIRT/University Park-I L.P., a Texas limited partnership, in which the Company owns the 5% general partner's interest through a corporate subsidiary and a 51% interest as a limited partner. The Company intends to purchase all but 4% of the minority interest from the proceeds of the Offering.

(3) Based on September 30, 1997 rent rolls of the Original Properties and the Acquisition Properties.

(4)  Based on calendar year 1996.

(5)  Annualized based on 6 months base rent ownership in 1996.

(6)  Includes 11 months unaudited base rent prior to acquisition in 1996.

(7) All information on these properties was supplied to the Company by the sellers of such properties.

(8) Net effective rent per square foot represents total annualized base rent on September 30, 1997 divided by total leased square footage.

                                 DISTRIBUTIONS

         Prior to the Offering, the Company has made quarterly distributions per Common Share in amounts sufficient to maintain the Company's REIT status. Future distributions by the Company will be determined by and at the discretion of the Board of Trust Managers and will be dependent upon a number of factors, including the federal income tax requirement that a REIT must distribute annually at least 95% of its taxable income. The Company intends to make regular quarterly distributions to the holders of the Common Shares. The Company expects to pay a pro rata distribution for the quarter of 1998 in which the Offering is completed (pro rated for each full month remaining in the calendar quarter in which the Offering is completed through the end of such quarter). Initially, the Company intends to pay regular quarterly distributions to its shareholders of $0.90 per share on an annualized basis. This would represent an initial annualized yield of approximately 8.37%, based on an assumed initial public offering price of $10.75 per share. The Company currently intends to maintain its initial distribution rate for the balance of 1998, unless actual results of operations, economic conditions and other factors differ materially from the assumptions used in its estimate. The Company does not intend to reduce the expected distribution rate if the Underwriters' over-allotment option is exercised. Approximately 30.4% of the distributions anticipated to be paid by the Company for 1998 are expected to represent a return of capital for federal income tax purposes.


                                   TAX STATUS


         The Company elected to be treated as a REIT under sections 856 through 860 of the Code for the taxable year ended December 31, 1989 and for each subsequent taxable year. As a REIT, the Company generally will not be subject to federal income tax provided it makes certain distributions to its shareholders and meets certain organizational and other requirements. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. See "Risk Factors--Adverse Consequences of the Failure to Qualify as a REIT" and "Federal Income Tax Consequences." As a REIT, the Company is subject to certain federal, state and local taxes. See "Federal Income Tax Consequences."

         Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. will deliver prior to the closing of this Offering its opinion that: (1) the Company has been organized in conformity with the requirements for qualification as a REIT for federal income tax purposes for the taxable year ending December 31, 1989, and has continued to satisfy the requirements for qualification as a REIT through the date of the opinion; and (2) the Company's anticipated investments and plan of operation (which plan includes complying with all of the REIT requirements described in the Prospectus) will enable it to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes.


                                  THE OFFERING


Shares Offered  . . . . . . . . . . . . . . . . . . .    7,500,000

Shares to be Outstanding After the Offering.  . . . .    8,412,489(1)

Use of Proceeds . . . . . . . . . . . . . . . . . . .    To repay certain mortgage and other indebtedness
                                                         associated with the Properties, acquisitions of
                                                         properties and partnership interests and for general
                                                         working capital purposes.

New York Stock Exchange Symbol  . . . . . . . . . . .


-------------------


(1) Does not include 300,000 Common Shares issuable upon exercise of options to be granted pursuant to the Company's 1997 Share Incentive Plan (the "Plan") upon completion of the Offering. Includes 67,000 Common Shares awarded to the Investment Manager and to certain key executives under the Plan and 2,000 Common

         Shares awarded to each of the four independent Trust Managers under the Plan in December 1997 in anticipation of completion of the Offering. See "Management--Share Incentive Plan."

                             SUMMARY FINANCIAL DATA

         The following table sets forth pro forma information and historical summary consolidated financial data of the Company. The following financial information should be read in conjunction with all of the financial statements and notes thereto included elsewhere in this Prospectus. The historical and pro forma operating data of the Company may not be indicative of future operating results of the Company. The pro forma operating data of the Company are presented as if the Offering had occurred as of January 1, 1996. The pro forma balance sheet data are presented as if the Offering had occurred on September 30, 1997. The following pro forma information is not necessarily indicative of what the Company's results of operations or financial condition would have been for the periods or at the date indicated.

                   SUMMARY SELECTED PRO FORMA AND HISTORICAL
                      FINANCIAL AND PROPERTIES INFORMATION



                                                                                                      Year ended
                                                             Nine Months ended September 30           December 31
                                                          -----------------------------------------  ------------
                                                           Pro Forma                                   Pro Forma
                                                              1997          1997           1996          1996
                                                          ------------  ------------   ------------  ------------
FINANCIAL INFORMATION:                                     (unaudited)    (unaudited)   (unaudited)   (unaudited)
   Revenues:
        Base rent (1) .................................   $  9,824,814  $  3,706,057   $  2,973,056  $ 11,705,779
        Percentage rent ...............................        265,341        19,800         24,617       292,737
        Tenant reimbursements .........................      2,901,355       873,054        593,651     3,304,311
        Interest and other income .....................         27,034        20,870         57,543       102,361
                                                          ------------  ------------   ------------  ------------

          Total revenue ...............................     13,018,544     4,619,781      3,648,867    15,405,188
                                                          ------------  ------------   ------------  ------------

  Expenses:
      Property operating and maintenance ..............      1,721,387       556,975        304,202     2,108,554
      General and administrative ......................      1,065,181       581,520        445,378       975,567
      Interest ........................................      1,988,451     1,825,810      1,562,804     2,300,510
      Depreciation and amortization ...................      2,470,972       870,972        688,187     3,008,778
      Real estate taxes ...............................      1,686,332       565,698        398,193     1,985,226
                                                          ------------  ------------   ------------  ------------

          Total expenses ..............................      8,932,323     4,400,975      3,398,764    10,376,635
                                                          ------------  ------------   ------------  ------------

Income before gain on sale of investment real estate,
   minority interest and redeemable preferred stock
dividend requirements .................................      3,701,221       218,806        250,103     5,028,553

       Gain on sale of investment real estate .........             --            --          6,760            --
                                                          ------------  ------------   ------------  ------------


Income before minority interest and
redeemable preferred stock dividend
   requirements .......................................      4,086,221       218,806        256,863     5,028,553

Minority interest in net income of real estate
        ventures ......................................             --       (38,482)       (37,421)           --
                                                          ------------  ------------   ------------  ------------

Income before redeemable preferred stock dividend
       requirements ...................................      4,086,221       180,324        219,442     5,028,553

Redeemable preferred stock dividend requirements ......             --       (72,474)       (72,138)           --

Net income available for common shareholders ..........      4,086,221       107,850        147,304     5,028,553

Net income (loss) per share ...........................   $       0.49  $       0.13   $       0.18  $       0.60
                                                          ============  ============   ============  ============
Weighted Average Common Shares ........................      8,412,489       837,489        859,397     8,412,489
                                                          ============  ============   ============  ============

Cash distributions per common share (2)................             --            --             --            --
                                                          ============  ============   ============  ============

BALANCE SHEET INFORMATION
     Investment real estate, gross ....................    112,825,285    39,671,734     34,668,182
     Total assets .....................................    114,191,755    36,793,046     33,153,032
     Mortgage and other notes payable .................     33,246,627    26,279,407     23,552,436
     Total liabilities ................................     34,189,962    27,222,742     24,914,413
     Minority interest ................................             --     1,585,419        686,965
     Preferred stock ..................................             --     1,068,226      1,068,226
     Net equity .......................................     80,001,793     6,916,659      8,238,619



                                                                                   Year ended December 31
                                                          ----------------------------------------------------------------------
                                                               1996           1995           1994          1993          1992
                                                          ------------   ------------   ------------  ------------  ------------
FINANCIAL INFORMATION: (unaudited)
(unaudited) (unaudited)
   Revenues:
        Base rent (1) .................................   $  4,097,911   $  4,389,491   $  3,794,711  $  3,194,084  $  2,325,950
        Percentage rent ...............................         32,822             --             --            --            --
        Tenant reimbursements .........................        835,940        848,975        844,299       622,164       477,188
        Interest and other income .....................         67,409         44,224         10,344        13,886        30,436
                                                          ------------   ------------   ------------  ------------  ------------


          Total revenue ...............................      5,034,082      5,282,690      4,649,354     3,830,134     2,833,574
                                                          ------------   ------------   ------------  ------------  ------------


  Expenses:
      Property operating and maintenance ..............        442,701        662,687        445,635       355,276       225,316
      General and administrative.......................        642,944        657,466        507,137       442,459       430,071
      Interest ........................................      2,132,390      2,177,447      2,101,762     1,923,640     1,470,975
      Depreciation and amortization ...................        958,778        960,876        756,914       631,567       456,214
      Real estate taxes ...............................        558,000        569,634        512,070       437,679       335,526
                                                          ------------   ------------   ------------  ------------  ------------


          Total expenses ..............................      4,734,813      5,028,110      4,323,518     3,790,621     2,918,102
                                                          ------------   ------------   ------------  ------------  ------------




Income before gain on sale of investment real estate,
   minority interest and redeemable preferred stock
dividend requirements .................................        299,269        254,580        325,836        39,513       (84,528)

       Gain on sale of investment real estate .........             --         25,020             --            --            --
                                                          ------------   ------------   ------------  ------------  ------------


Income before minority interest and
redeemable preferred stock dividend
   requirements .......................................        299,269        279,600        325,836        39,513       (84,528)


Minority interest in net income of real estate
        ventures ......................................        (51,941)       (43,278)       (48,435)      (31,084)        1,359
                                                          ------------   ------------   ------------  ------------  ------------

Income before redeemable preferred stock dividend
       requirements ...................................        247,328        236,322        277,401         8,429       (83,169)


Redeemable preferred stock dividend requirements ......        (96,296)       (43,618)            --            --            --


Net income available for common shareholders ..........        151,032        192,704        277,401         8,429       (83,169)


Net income (loss) per share............................   $       0.18   $       0.23   $       0.35  $       0.01  $      (0.14)
                                                          ============   ============   ============  ============  ============
Weighted Average Common Shares ........................        834,655        834,397        797,655       670,725       590,782
                                                          ============   ============   ============  ============  ============


Cash distributions per common share (2)................             --             --   $       0.40  $       0.39  $       0.38
                                                          ============   ============   ============  ============  ============


BALANCE SHEET INFORMATION
     Investment real estate, gross ....................     39,327,929     34,166,161     33,852,985    29,349,299    22,268,417
     Total assets .....................................     37,201,773     32,461,433     32,702,850    28,773,597    22,148,861
     Mortgage and other notes payable .................     26,542,992     22,484,845     23,826,831    21,690,375    16,347,640
     Total liabilities ................................     27,406,859     23,407,145     24,647,866    23,113,687    16,927,667
     Minority interest ................................      1,584,673        699,984        794,730       813,578        69,600
     Preferred stock ..................................      1,068,226      1,068,226             --            --            --
     Net equity .......................................      7,142,015      7,286,078      7,260,254     5,578,532     5,151,594

                                                                                                         Year ended
                                                          Nine Months ended September 30                 December 31
                                               ---------------------------------------------------       -----------
                                               Pro Forma                                                  Pro Forma
                                                  1997                1997                1996               1996
                                               -----------         -----------         -----------       -----------
                                               (unaudited)          (unaudited)                          (unaudited)
Other Data:

Funds from Operations (3) ..............       $ 6,794,188         $   978,822         $   835,491       $ 6,228,957
Cash flows from: .......................
  Operating activities .................                --             867,473             512,344                --
  Investing activities .................                --            (343,805)         (2,128,568)               --

  Financing activities .................                --            (386,501)          1,881,076                --
Number of operating properties (at .....                16                   8                   7                16
end of period) .........................
GLA (sq. ft.)(at end of period) ........         1,742,525             753,790             625,425         1,742,525
Occupancy of Properties owned (at ......                96%                 97%                N/A                95%
end of period) .........................

                                                  1996             1995              1994           1993           1992
                                               -----------      -----------       -----------    -----------    -----------
Other Data:

Funds from Operations (3) ..............       $ 1,109,810      $ 1,128,560       $ 1,034,315        639,996        373,045
Cash flows from: .......................
  Operating activities .................         1,062,002          958,510           993,272        504,103        506,670
  Investing activities .................        (1,319,213)        (269,479)       (2,240,884)    (7,030,882)   (10,976,073)


  Financing activities .................           (51,293)        (384,637)        1,121,241      6,474,138      7,960,328
Number of operating properties (at .....                 8                6                 6              5              4
end of period) .........................
GLA (sq. ft.)(at end of period) ........           753,790          542,095           542,095        442,126        350,472
Occupancy of Properties owned (at ......                96%              95%               96%            96%            90%
end of period) .........................



(1) Base rent was lower in 1996 as a result of the spin-off of the One West Hills office building on January 1, 1996 to Ivy Realty Trust ("Ivy"), an office REIT managed by the Investment Manager.

(2) For 1997, 1996 and 1995, the Company distributed a dividend in kind of Ivy stock with a value of $0.478, $0.40 and $0.20 per share, respectively.

(3) The NAREIT White Paper defines Funds From Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest. Management believes Funds From Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. The Company computes Funds From Operations in accordance with the standards established by the White Paper, which may differ from the methodology for calculating Funds From Operations utilized by other equity REITs, and accordingly, may not be comparable to such other REITs. Further, Funds From Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. Funds From Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

                                  RISK FACTORS

         An investment in the Company involves various investment risks. Prospective investors should carefully consider the following factors together with the information provided elsewhere in this Prospectus in evaluating an investment in the Company.


SOLE RELIANCE ON INVESTMENT MANAGER

         The Company does not currently have the personnel to acquire and manage properties, and as a result, the Company is solely dependent upon the efforts and abilities of the officers of the Investment Manager, Robert W. Scharar, the Investment Manager's President, and Lewis H. Sandler, Chief Executive Officer of the real estate services division of the Investment Manager. These and the other officers of the Company are paid by the Investment Manager and several of them are also officers of the Investment Manager. The success of the Company is dependent in large part on its officers. The loss or interruption of the services of these persons could have a material adverse effect on the Company. Although management of the Company believes that the Company can obtain the services of third party investment advisors or hire sufficient personnel to manage the Company's investments, in the event that the Amended and Restated Advisory Agreement (the "Advisory Agreement") is terminated, no assurance can be given that the Company could obtain alternative investment management services of a comparable quality or at comparable prices.

CONFLICTS OF INTEREST

         The fee of the Investment Manager is based on a percentage of Funds From Operations before deducting annual interest payments on outstanding indebtedness and the fee payable to the Investment Manager ("Advisory Funds From Operations") and is not dependent upon the profitability of the Properties. Determination of the fee was not the result of an arm's-length negotiation. See "Certain Relationships and Transactions."

FAILURE TO MANAGE RAPID GROWTH AND INTEGRATE OPERATIONS; ACQUISITION OF ADDITIONAL PROPERTIES

         The Company is currently experiencing a period of rapid growth. As a result of the rapid growth of the Company's portfolio, there can be no assurance that the Company will be able to adapt its management, administrative, accounting and operational systems to respond to any future acquisitions of additional properties without certain operating disruptions or unanticipated costs. The failure to successfully integrate any future acquisitions into the Company's portfolio could have a material adverse effect on the results of operations and financial condition of the Company and its ability to pay expected distributions to shareholders. As it acquires additional properties, the Company will be subject to risks associated with new properties, including tenant retention and indebtedness default. In addition, there can be no assurance that the Company will be able to maintain its current rate of growth or negotiate and acquire any acceptable properties in the future. A larger portfolio of properties would entail additional operating expenses that would be payable by the Company.

IMMEDIATE AND SUBSTANTIAL DILUTION

         The anticipated price per Common Share in the Offering substantially exceeds the pro forma net tangible book value per share immediately subsequent to the Offering. Accordingly, the shareholders acquiring shares in the Offering will experience immediate and substantial dilution of $1.24 per share in the net tangible book value of the Common Shares. See "Dilution."


LIMITED GEOGRAPHIC DIVERSIFICATION OF THE PORTFOLIO


         The Company's Properties are located in four states, Texas (52.0 %), Florida (27.2%), Arizona (12.1%) and Tennessee (8.7%), (based on percentage of
GLA). The concentration of the portfolio in a limited number of geographic regions creates the risk that should any one of these regions experience an economic downturn, the Company's operations may be adversely affected.

LIMITATIONS ON ACQUISITION AND CHANGE IN CONTROL

         The Company's Amended and Restated Declaration of Trust (the "Charter") and Amended and Restated Bylaws (the "Bylaws") of the Company contain a number of provisions, and the Board of Trust Managers has taken certain actions that could impede a change of control in the Company. The Charter authorizes the Board of Trust

Managers to create new classes and series of securities and to establish the preferences and rights of any such classes and series. See "Description of Capital Stock." The issuance of securities by the Board of Trust Managers pursuant to this Charter provision could have the effect of delaying or preventing a change of control of the Company, even if a change of control were in the interest of some, or a majority, of shareholders.


LIQUIDATION VALUE OF THE COMPANY MAY BE LESS THAN VALUE AS A GOING CONCERN

         The valuation of the Company has not been determined on a property-by-property basis because the Company is an on-going business enterprise. Rather, the Company has been valued based on the cash flow and cash flow potential of the Properties owned by the Company, and the factors set forth in this Prospectus. The Company does not obtain appraisals of its properties in the ordinary course of business, and appraisals of the Properties have not been obtained in connection with the Offering. Investors should be aware that the liquidation value of the Company may be less than the value of the Company as a going concern.




CHANGES IN INVESTMENT AND FINANCING POLICIES

         The investment and financing policies of the Company, and its policies with respect to certain other activities, including its growth, debt capitalization, distributions, REIT status and investment and operating policies are determined by the Board of Trust Managers. Although it has no present intention to do so, these policies may be amended or revised from time to time at the discretion of the Board of Trust Managers without a vote of the shareholders of the Company.

OWNERSHIP LIMIT; ANTI-TAKEOVER EFFECT


         In order to maintain its qualification as a REIT, not more than 50% in value of the outstanding shares of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). To ensure that the Company will not fail to qualify as a REIT under this test, the Charter provides that no holder of capital shares, other than any person approved by the Trust Managers, may directly or indirectly own more than 9.8% of the lesser of the number or value of the outstanding capital shares. There can be no assurance that there will not be five or fewer individuals who will own more than 50% in value of the shares thereby causing the Company to fail to qualify as a REIT. The ownership limits may discourage a change of control of the Company and may also (i) deter tender offers for the Common Shares, which offers may be attractive to the shareholders or (ii) limit the opportunity for shareholders to receive a premium for their Common Shares that might otherwise exist if an investor attempted to assemble a block of Common Shares in excess of 9.8% in number or value of the outstanding capital shares or otherwise to effect a change of control of the Company. See "Description of Shares of Beneficial Interest--Restrictions on Transfer."


NO LIMITATION IN ORGANIZATIONAL DOCUMENTS ON THE INCURRENCE OF DEBT

         The Company currently has a general policy of limiting its borrowings to a ratio of approximately 50% or less of long-term debt to Total Market Capitalization. The organizational documents of the Company contain no limitation on the amount or percentage of indebtedness which the Company may incur. Therefore, the Board of Trust Managers, without a vote of the shareholders, could alter or eliminate the current policy of limiting borrowings at any time. If the Company's debt to capitalization policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's operating cash flow and its ability to make expected distributions to shareholders and could result in an increased risk of default on its obligations.


         Although the Company will consider factors other than Total Market Capitalization in making decisions regarding the incurrence of debt (such as the purchase price of properties to be acquired with debt financing, the estimated market value of properties upon refinancing, and the ability of particular properties and the Company, as a whole, to generate cash flow to cover expected debt service), there can be no assurance that the ratio of long-term debt to Total Market Capitalization will be consistent with the maintenance of the expected level of distributions to shareholders.

ADVERSE CONSEQUENCES OF FAILURE TO CONTINUE TO QUALIFY AS A REIT

         The Company must continue to meet a number of highly technical and complex requirements to maintain its status as a REIT under the Code. Failure to continue to qualify as a REIT would result in the taxation of the Company at corporate rates and loss of pass-through tax treatment which would have a significant adverse effect on the return to shareholders. Failure to qualify as a REIT under the Code during a taxable year would generally render the Company ineligible to elect REIT status again until the fifth subsequent taxable year. The Company will not be required to make distributions to shareholders in the event that it fails to qualify as a REIT under the Code and there can be no assurance that the Company will continue to make distributions in such event. Transfers of the Common Shares are subject to certain restrictions to protect the Company's REIT status under the Code. In addition, the Company may be subject to state or local taxes. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT, the federal income tax consequences of such qualification or the application of state or local taxes to the Company. See "Federal Income Tax Consequences."

ABSENCE OF PRIOR PUBLIC MARKET FOR COMMON SHARES

         Prior to the Offering, there has been no public market for the Common Shares. Although the Common Shares are expected to be listed on the New York Stock Exchange, there can be no assurance that an active trading market will develop or be sustained or that investors in the Offering will be able to resell their Common Shares at or above the initial public offering price. The initial public offering price of the Common Shares was determined by agreement among the Company and the Underwriters and may not be indicative of the market price for the Common Shares after the Offering. See "Underwriting."

RISKS ASSOCIATED WITH DEVELOPMENT AND CONSTRUCTION

         The Company intends to selectively develop and construct community shopping centers on a limited basis (up to approximately 20% of GLA) with experienced joint venture partners. Risks associated with the Company's development and construction activities may include abandonment of development opportunities; goals of the joint venture partner may not be compatible with the Company's goals; construction costs of a property exceeding original estimates, possibly making the property uneconomical; occupancy rates and rents at a newly renovated or completed property may not be sufficient to make the property profitable; financing may not be available on favorable terms for development of a property; permanent financing may not be available on favorable terms to replace a short-term construction loan; and construction and lease- up may not be completed on schedule, resulting in increased debt service expense and construction costs. In addition, new development activities, regardless of whether they are ultimately successful, typically require a substantial portion of management's time and attention. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations.


REAL ESTATE INVESTMENT CONSIDERATIONS

         Economic Performance and Value of Properties Dependent on Many Factors. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. If the Company's properties do not generate income sufficient to meet operating expenses, including debt service, the Company's income and ability to make distributions to its shareholders will be adversely affected.

         The income from and market value of a leased property may be adversely affected by such factors as changes in the general economic climate, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, the attractiveness of the properties to tenants and competition from other available space. Real estate values and income are also affected by such factors as government regulations and changes in real estate, zoning or tax laws, interest rate levels, the availability of financing and potential liability under environmental and other laws.

         Adverse economic conditions could adversely affect the ability of a tenant to make its lease payments to the Company, resulting in a reduction in the cash flow of the Company and a decrease in the value of the property leased to such tenant in the event the lease is terminated and the Company is unable to lease the property to another tenant on similar or better terms, or at all. In addition, the Company may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. The Company not only could lose the cash flow from such defaulting tenant, but in order to prevent a foreclosure, also might divert cash flow generated by other properties to meet mortgage payments, if any, and pay other expenses associated with owning the property with respect to which the default occurred.


         Dependence on Rental Income from Real Property to Meet Debt Obligations and Make Distributions. As substantially all of the Company's income is derived from rental income from real property, the Company's income and Funds From Operations could be adversely affected if a single major tenant or a number of smaller tenants were unable to meet their obligations to the Company or if the Company were unable to lease on economically favorable terms a significant amount of space in its Properties. Although such adverse effect may be limited by the fact that the Company does not rely on any single major tenant, such risk is not eliminated. In addition, the Company's tenants may have the right to terminate their leases upon the occurrence of certain customary events of default, or, in some cases, if the lease held by an anchor tenant or other principal tenant of the property expires, is terminated or the property subject to the lease is vacated, even if rent continues to be paid under the lease. No assurance can be given that leases that expire or are terminated can be renewed or replaced, or that the properties covered by leases that expire or are terminated can be leased to comparable tenants or on comparable terms, or at all.

         Bankruptcy of Major Tenants. The bankruptcy or insolvency of a major tenant or a number of small tenants may have an adverse impact on the properties affected and on the income produced by such properties. Generally, under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. If the tenant continues its lease with the Company, the tenant must cure all defaults under the lease and provide the Company with adequate assurance of its future performance under the lease. If the tenant terminates the lease, the Company's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim.
General unsecured claims are the last claims to be paid in a bankruptcy and therefore funds may not be available to pay such claims. As of September 30, 1997, none of the Company's major tenants was in bankruptcy or had defaulted on a lease which caused a material adverse effect on the Company.

         Illiquidity of Real Estate Investments. Equity real estate investments are relatively illiquid and therefore tend to limit the ability of the Company to vary its portfolio in response to changes in economic or other conditions. In addition, mortgage payments and, to the extent a property is not subject to Triple Net Leases, certain significant expenditures such as real estate taxes and maintenance costs generally are not reduced when circumstances cause a reduction in income from the investment, and should such events occur, the Company's income and Cash Available for Distribution would be adversely affected. At this time, substantially all of the Properties' leases are Triple Net Leases. See "--Increased Leverage May Result in Loss of Properties in the Event of a Foreclosure."

         Changes in Laws. Costs resulting from changes in real estate taxes generally may be passed through to tenants and, to such extent, will not affect the Company. Increases in income, service or transfer taxes, however, generally are not passed through to tenants under the leases and may adversely affect the Company's operating cash flow and its ability to make distributions to shareholders. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect the Company's operating cash flow and its distributions to shareholders.

COMPETITION

         All of the Properties are located in areas which have shopping centers and other retail facilities. Generally, there are other community shopping centers within close proximity to the Properties. The amount of rentable retail space in an area could have a material adverse effect on the amount of rent charged by the Company and on the Company's ability to rent vacant space and/or renew leases. There are numerous commercial developers, real estate companies, REITs and major retailers that compete with the Company in seeking properties for acquisition and tenants for properties, many of which may have greater financial and other resources than the Company and may have substantially more operating experience than that of the Company, its officers and agents. There are numerous shopping facilities that compete with the Properties in attracting retailers to lease space. In addition, retailers at the Properties face increasing competition from outlet malls, discount shopping clubs, catalog companies, direct mail and telemarketing. This competition may affect the amount of percentage rent retailers pay to the Company and their desire to renew their leases at the Properties.





ADVERSE EFFECT OF INCREASE IN MARKET INTEREST RATE ON FINANCIAL POSITION AND COMMON SHARE PRICE


         One of the factors that may influence the price of the Company's shares in public markets is the annual distribution rate on the Common Shares. Thus, an increase in market interest rates may lead purchasers of Common Shares to demand a higher annual distribution rate, which could adversely affect the market price of the Common Shares. In addition, an increase in the market rate of interest may increase interest expenses under any variable rate indebtedness of the Company. After the Offering, the Company expects to obtain a revolving credit line with a variable interest rate. Although the Company intends to purchase an interest rate collar or similar hedging instrument against fluctuating interest rates, there can be no assurance that such collar or similar arrangement will be available, or if available, at economically feasible rates.

INCREASED LEVERAGE MAY RESULT IN LOSS OF PROPERTIES IN THE EVENT OF A
FORECLOSURE

         At September 30, 1997, after giving effect to the Offering (assuming an initial public offering price of $10.75 per Common Share) and the purchase of the Acquisition Properties, the Company would have had a ratio of long-term debt to Total Market Capitalization of approximately 26.8%. Although the use of leverage may increase the Company's rate of return on its investments and allow the Company to make more investments than it otherwise would, the use of leverage also presents an additional element of risk in the event that the cash flow from lease payments on the Properties is insufficient to meet debt obligations, the Company is unable to refinance its debt obligations as necessary or on as favorable terms or there is an increase in interest rates. If a property is mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the property could be lost through foreclosure with a consequent loss of income and asset value to the Company. Currently, all of the Original Properties are mortgaged to secure the repayment of indebtedness.

INABILITY TO ACQUIRE ADDITIONAL PROPERTIES; ACQUISITION PROPERTIES MAY NOT PERFORM AS EXPECTED


         The fact that the Company must distribute 95% of its taxable income in order to maintain its qualification as a REIT will limit the ability of the Company to rely upon income from operations or cash flow from operations to finance new acquisitions. As a result, if permanent debt or equity financing was not available on acceptable terms to finance acquisitions, then further acquisitions might be limited or Cash Available for Distribution might be adversely affected. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that judgments with respect to the costs of improvements to bring an acquired property up to standards established for the market position intended for that property will prove inaccurate, as well as general investment risks associated with any new real estate investment.

ENVIRONMENTAL MATTERS


         Under various federal, state and local laws, ordinances and regulations, an owner of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The costs of any required remediation or removal of such substances may be substantial and the owner's liability therefor as to any property is generally not limited under such laws, ordinances and regulations and could exceed the value of the property. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell the property or to borrow using real estate as collateral. All of the Properties are subject to Phase I environmental audits (which involves inspection without soil sampling or ground water analysis) by independent environmental consultants; however, only three of the Original Properties have had Phase I audit reports prepared in the last two years. Accordingly, environmental problems may have arisen on certain of the Original Properties of which the Company has no knowledge. The existing Phase I audit reports have not revealed any environmental liability, nor is the Company aware of any environmental liability that the Company's management believes would have a material adverse effect on the Company's business, assets or results of operations, taken as a whole. No assurance, however, can be given that these reports reveal all environmental liabilities or that no prior owner created any material environmental condition not known to the Company.

         The Company believes that it is in compliance in all material respects with all federal, state and local ordinances and regulations regarding hazardous or toxic substances, and neither the Company nor the Investment Manager has been notified by any governmental authority of any noncompliance, liability or other claim in connection with any of their respective present or former properties.


UNINSURED LOSS AND CONDEMNATION


         The Company carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to the Original Properties (and will cover the Acquisition Properties) with policy specifications and insured limits customarily carried for similar properties. There are, however, certain types of losses (such as from wars or earthquakes) which may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Company could lose both its invested capital in and anticipated profits from the property, and would continue to be obligated to repay any mortgage indebtedness on the property, other than non-recourse mortgage indebtedness.
As of September 30, 1997, such non-recourse mortgage indebtedness represented 100% of the Company's pro forma total mortgage indebtedness.

         Tenant leases may permit the tenant to terminate its lease in the event of a substantial casualty or a taking by eminent domain of a substantial portion of a property. Should any such event occur, the Company generally will be compensated by insurance proceeds or a condemnation award. There can be no assurance, however, that insurance proceeds, if available, or a condemnation award, if given, will equal the value of such property or the Company's investment in such property.


SHARES AVAILABLE FOR FUTURE SALE


         Upon consummation of the Offering, the Company will have a total of
8,412,489 Common Shares outstanding, of which             Common Shares will
constitute "restricted" securities as that term is defined in Rule 144 as promulgated under the Securities Act of 1933, as amended (the "Securities
Act").  Of the       shares, a total of restricted shares will be eligible for
sale in the public market pursuant to Rule 144 immediately after the consummation of the Offering. Ninety days after the consummation of the
Offering,          Common Shares will be eligible for resale pursuant to Rule
701 as promulgated under the Securities Act.  In addition,             Common
Shares, which are restricted securities, are subject to 180 day lock-up
agreements with the Underwriters.  Of the shares, only           shares will be
eligible for immediate resale upon expiration of the 180 day lock-up period (or earlier with the consent of Morgan Keegan & Company, Inc.). The remaining restricted shares will become eligible for sale in the public market from time to time. Following this Offering, sales of substantial amounts of the Common Shares in the public market pursuant to Rule 144 or otherwise, or the availability of such shares for sale, could adversely affect the prevailing market price of the Common Shares and impair the Company's ability to raise additional capital through the sale of equity securities. See "Shares Available for Future Sale."





INVESTORS SUBJECT TO ERISA

         Fiduciaries of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider whether the investment of plan assets in the Common Shares satisfies the diversification requirements of ERISA, whether the investment is prudent in light of possible limitations on the marketability of the Common Shares, and whether such fiduciaries have authority to acquire such Common Shares under their appropriate governing instruments and Title I of ERISA. See "ERISA Considerations."


FORWARD LOOKING INFORMATION

         This Prospectus contains certain forward-looking information regarding the plans and objectives of management for future operations, including plans and objectives relating to future growth of the property portfolio and availability of funds. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, including, without limitation, the risks set forth in "Risk Factors," the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.





                                USE OF PROCEEDS


         The net cash proceeds to the Company from the sale of Common Shares in the Offering, after payment of expenses, are estimated to be approximately $74,376,563 (based on an estimated initial public offering price per share of $10.75). A substantial portion of the net proceeds of the Offering will be used to repay a bridge loan, the proceeds of which are expected to be used, in substantial part, to (i) repay existing mortgage indebtedness of $16,243,066 on five of the eight Original Properties; and (ii) acquire six of the Acquisition Properties for an aggregate consideration of approximately $38,500,000.

         The balance of the net proceeds from the Offering is expected to be used to (i) repay short-term borrowings of $10,500,000 used to acquire two of the remaining Acquisition Properties; (ii) purchase the minority interest in three Original Properties for $2,023,000; (iii) pay loan origination fees and costs on the bridge loan of $1,049,557; (iv) purchase Town 'N Country Plaza for $4,990,000; (v) repay $650,000 of 11% short- term notes and $300,000 borrowed under various lines of credit; (vi) retire 10,737 9% Preferred Shares for $1,105,911; (vii) repay $212,400 of 9% Redeemable Convertible

Subordinated Notes; (viii) develop existing outparcels and shopping center upgrades for $1,690,000; and (ix) fund working capital of approximately $1,760,000.

         It is anticipated that the bridge loan discussed above will be used to acquire six of the Acquisition Properties. Such loan will be secured by one or more of the following properties: Twin Lakes, Autobahn, Centennial, Bandera, El Campo, Mason Park, Southwest/Walgreen's and The Market at First Colony shopping centers. It is anticipated that the term of the bridge loan will be 180 days with an interest rate of 30-day LIBOR plus 250 basis points. The bridge loan will be repaid from the proceeds of the Offering.

         The 11% short-term notes which will be repaid from the proceeds of the Offering were issued in 1996 and 1997, and mature 18 months from the date of issuance.

         The 9% Redeemable Convertible Subordinated Notes mature on December 31, 2002.

         As of September 30, 1997, the Company had two unsecured lines of credit with total outstanding balances of $300,000. One of the lines of credit matures on May 5, 1998 and carries interest at prime (8.50% on September 30, 1997) plus 1.5%. The second line of credit matures in April 1998 and carries interest at prime plus 0.5%. The Company also has one secured line of credit collateralized by Centennial Shopping Center which matures on September 25, 1998 and carries an interest rate of 9.0%.

         The short-term borrowings incurred to acquire two of the Acquisition Properties mature on February 19, 1998 and carry interest at 12%.


                              DISTRIBUTION POLICY
GENERAL

         Initially, the Company intends to pay regular quarterly distributions to its shareholders of $0.225 per share or $0.90 per share on an annualized basis. This would represent an initial annualized yield of approximately 8.37%, based on the assumed public offering price of $10.75 per share. The Company currently intends to pay a distribution for the quarter of 1998 in which the Offering is completed (pro rated for each full month remaining in the calendar quarter in which the Offering is completed through the end of such quarter). The distribution rate was established based on an estimate of Cash Available for Distribution after the Offering under present conditions. Approximately 30.4% of the distributions anticipated to be paid by the Company for 1998 are expected to represent a return of capital for federal income tax purposes. The Company does not expect to change its estimated distribution rate if the Underwriter's over-allotment option is exercised.

         The Company's intended initial distribution is based upon an estimate of Cash Available for Distribution that will be available for distributions after the Offering under present conditions. This estimate has been based upon pro forma 1998 Cash Available for Distribution with certain adjustments based
on the assumptions described below.   The first cash distribution after the
completion of the Offering is expected to be paid on April 28, 1998 to record holders on April 6, 1998, assuming that the Offering is completed in February 1998.

         The Company believes that its estimate of Cash Available for Distribution constitutes a reasonable basis for setting the initial distribution, and the Company expects to maintain its initial distribution rate for the balance of the calendar year in which the Offering is completed, unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in the estimate. The actual return that the Company will realize will be affected by a number of factors, including the revenues received from rental properties, the operating expenses of the Company, the interest expense incurred in its borrowings, the ability of tenants to meet their obligations to the Company and unanticipated capital expenditures. No assurance can be given that the Company's estimate will prove accurate. Distributions in subsequent years will be impacted by the Company's investing and financing strategies. In particular, the Company expects to initially finance certain acquisitions and redevelopments through borrowings. As a result, the Company's need to repay and/or refinance such indebtedness may adversely affect its ability to make future distributions.

         The following table illustrates the adjustments made by the Company to its pro forma Funds From Operations for the nine months ended September 30, 1997, as annualized, in order to calculate estimated distributions:



                                                                                                       AMOUNTS
                                                                                                   (IN THOUSANDS,
                                                                                                     EXCEPT PER
                                                                                                   SHARE AMOUNTS)
Pro forma income before minority interest for the nine months ended September  30, 1997 . . . . .       $3,978
Plus pro forma depreciation and amortization for the nine months ended September 30,
   1997(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,471
                                                                                                        ------
Pro forma Funds From Operations for the nine months ended September 30,
   1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6,449
Pro forma Funds From Operations for the nine months ended September 30, 1997, as
   annualized(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8,599
Net increase in base rent from renewals and new leases(3) . . . . . . . . . . . . . . . . . . . .          330
                                                                                                        ------

Pro forma Funds From Operations for the 12 months ended December 31, 1997 . . . . . . . . . . . .        8,929
         Net effect of straight-line rents(4) . . . . . . . . . . . . . . . . . . . . . . . . . .         (81)
                                                                                                        ------

Estimated adjusted pro forma cash flows from operating activities for the 12
         months ended December 31, 1997   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8,848

Estimated cash flows used in investing activities for the 12 months ending December 31, 1997:            (130)
         Estimated capitalized leasing commissions(5) . . . . . . . . . . . . . . . . . . . . . .        (400)
                                                                                                        ------
         Estimated capital expenditures and tenant improvements(6)  . . . . . . . . . . . . . . .
                                                                                                         (530)
Estimated  pro forma cash flows used in financing activities for the 12 months ending
     December 31, 1997:
     Scheduled debt repayment (per amortization schedules)  . . . . . . . . . . . . . . . . . . .        (594)
                                                                                                        ------

Estimated cash available for distribution for the 12 months ending December 31, 1997  . . . . . .       $7,724
                                                                                                        ======

Total estimated initial annual distribution(7)  . . . . . . . . . . . . . . . . . . . . . . . . .       $6,309
                                                                                                        ======

Estimated initial annual distribution per share . . . . . . . . . . . . . . . . . . . . . . . . .       $ 0.90

Expected Payout Ratio of Cash Available for Distribution  . . . . . . . . . . . . . . . . . . . .        81.68%
                                                                                                        ======


----------------


(1) Pro forma depreciation for the nine months ended September 30, 1997 represents actual nine months depreciation on the Original Properties plus depreciation on the Acquisition Properties, calculated on 85% of the purchase price depreciated over 30 years.

(2) There is no seasonality in the operation of the Company. Therefore, there is not a significant difference between the pro forma Funds From Operations for the nine months ended September 30, 1997, as annualized, and pro forma Funds From Operations for the 12 months ended September 30, 1997.

(3) Net increases in base rent from renewals and new leases are calculated by taking the Company's 1997 growth rate of 2.5% times actual base rent on September 30, 1997.

(4) Represents the effect of adjusting straight-line rental income included in the 12 months ended September 30, 1997 from an accrual basis under GAAP to a cash basis.

(5) 42 leases expire in 1997 for a total of 110,941 square feet. It is assumed that 75% of the expiring leases will renew for an average of four years at a base rent of $10 per square foot. Renewal commissions are calculated at 2%.
It is assumed that the remaining 25% of expiring leases will be replaced with new leases averaging four years at $10 per square foot. The commission rate on new leases is calculated at 6%.

(6) Capital expenditures and tenant improvements are budgeted at the three year average of $0.23 per square foot.

(7) 1997 distributions are planned at $0.90 per share per year.

    Future distributions by the Company will be at the discretion of the Board of Trust Managers and will depend on the actual cash flow of the Company, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Consequences -- Taxation of the Company") and such other factors as the Board of Trust Managers deems relevant. The Company anticipates that distributions will be paid from Cash Available for Distribution, which will be affected by a number of factors, including: (i) changes in rent attributable to the renewal of existing leases or replacement leases; (ii) operating expenses and capital expenditures requirements; and (iii) debt service requirements. For a discussion of the tax treatment of distributions to the shareholders, see "Federal Income Tax Consequences -- Taxation of Shareholders" and " -- Taxation of Foreign Shareholders."

    Distributions to shareholders of the Company for 1997, 1996 and 1995 consisted of a distribution in kind of Ivy common shares with a value of $0.478, $0.40 and $0.20 per share, respectively.


DIVIDEND REINVESTMENT PLAN


    The Company intends to implement a Dividend Reinvestment Plan (the "DRIP") upon consummation of the Offering. Pursuant to the DRIP, a shareholder whose Common Shares are registered in his or her own name may elect to have all distributions reinvested automatically in additional Common Shares by
contacting                        (the "Plan Agent").  The Company may place
limitations on participation in the DRIP to assure the maintenance of its REIT status. See "Federal Income Tax Consequences." Shareholders whose Common Shares are held in the name of a nominee may have distributions reinvested automatically by the nominee in additional Common Shares under the DRIP, but only to the extent the nominee participates on his or her behalf. Shareholders whose Common Shares are held in the name of a nominee should contact the nominee for details. All distributions to investors who do not participate (or whose nominee does not participate) in the DRIP will be paid by check mailed directly to the record holder by or under the direction of the Plan Agent.

    The Plan Agent will promptly apply a DRIP participant's distributions to the purchase of newly issued Common Shares from the Company. The purchase price per share of Common Shares purchased from the Company will be 95% of the closing price for Common Shares on the open market on the distribution payment date. The number of Common Shares to be received by the DRIP participants of record on the record date for the payment of the Company's distributions on account of the distribution will be calculated on the basis of the open market price of the Common Shares on the distribution payment date and will be credited to their accounts as of the payment date of the distribution.

    The Plan Agent will maintain all shareholder accounts in the DRIP and will furnish written confirmations of all transactions in the account, including information needed by shareholders for personal and tax records. Certificates for the shares will be held in the name of the Plan Agent and will be issued to a DRIP participant upon written request. There will be no charge to participants for reinvesting distributions and capital gains distributions.

    The DRIP also permits participants to purchase Common Shares thereunder by making voluntary cash payments to the Plan Agent in amounts of not less than $100 or more than $10,000 per calendar quarter. These optional cash payments will be applied to acquire Common Shares from the Company on the same terms as the reinvestment of distributions.

    The automatic reinvestment of distributions will not relieve participants of any income tax which may be payable on distributions.


    Experience under the DRIP may indicate that changes are desirable. Accordingly, the Company reserves the right to amend or terminate the DRIP on written notice to participants in the DRIP. The Company may also amend or terminate the DRIP without notice if necessary to preserve the Company's REIT status. All correspondence concerning the DRIP should be directed to the Company.

    The Company has reserved 1,000,000 Common Shares for issuance pursuant to the DRIP.

                                 CAPITALIZATION


         The following table sets forth, as of September 30, 1997, the consolidated capitalization of the Company. The information set forth in the following table should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in the Prospectus, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



                                                                        September 30, 1997(1)
                                                                     Historical          Pro forma
                                                                    (unaudited)         (unaudited)
                                                                   (in thousands)      (in thousands)
                                                                   ------------        ------------
Mortgage notes payable .....................................       $     25,117        $     33,247 (2)
Short term notes and lines of credit .......................                950                   0
Redeemable convertible subordinated notes ..................                212                   0
Minority interest in real estate joint ventures ............              1,585                   0
Redeemable preferred shares, no par value, 20,000 shares
           designated at $100 par value; 10,737 shares
           issued and outstanding ..........................              1,068                   0
Common shareholders' equity:
Common shares of beneficial interest, no par value,
           837,489 shares issued and outstanding ...........              7,528              82,710 (3)
Accumulated deficit ........................................               (611)             (2,709)(4)
                                                                   ------------        ------------
Total common shareholders' equity ..........................              6,917              80,002
                                                                   ------------        ------------
Total capitalization .......................................       $     35,849        $    113,249
                                                                   ============        ============


----------------


(1) Reflects capitalization of the Company as of September 30, 1997.

(2) Assumes the prepayment of the mortgages at Twin Lakes Shopping Center, Autobahn Shopping Center, Bandera Festival Shopping Center, El Campo Shopping Center, Centennial Shopping Center and Town 'N Country Shopping Center with a portion of the proceeds of the Offering. Also assumes the acquisition of the Hedwig Centers, Benchmark Crossing Shopping Center, University Mall and Rosemeade Shopping Center, each of which is secured by a first mortgage that will be continued in place in connection with the acquisition of the property secured thereby.

(3) Includes the offering of 7,500,000 Common Shares at the assumed offering price per share of $10.75, less Offering expenses of 7.75%. Assumes the underwriters' over-allotment option to purchase up to 1,125,000 Common Shares is not exercised. Includes 75,000 Common Shares awarded to the Investment Manager and the Trust Managers and certain executive officers of the Company in December 1997.

(4) Includes (i) prepayment penalties of $241,872 associated with the prepayment of the above mortgages; (ii) fees and closing costs of $1,049,557 associated with the estimated placement of $56,800,000 in bridge financing;
(iii) $806,250 relating to the granting of 75,000 shares of Common Shares to the Investment Manager, officers and Trust Managers of the Company; and (iv) $37,685 payment in excess of book value to retire the 9% Preferred Shares.

                                    DILUTION


         At September 30, 1997, the pro forma net tangible book value of the Company immediately prior to the Offering would have been $6,916,659, or $8.67 per Common Share. After giving effect to the sale by the Company of the Common Shares offered hereby, the pro forma net tangible book value of the Company at September 30, 1997 would have been $80,243,665, or $9.55 per Common Share. This represents an immediate decrease in the net tangible book value per Common Share to purchasers of Common Shares in the Offering. Net tangible book value per Common Share represents the amount of total tangible assets of the Company less total liabilities, divided by the number of Common Shares outstanding.
The following table illustrates the foregoing dilution.



Initial public offering price per Common Share (1)  . . . . . . . . . . .              $10.75
Pro forma net tangible book value before the Offering (2) . . . . . . . .     $7.58
Increase in net tangible book value per Common
  Share attributable to the Offering  . . . . . . . . . . . . . . . . . .     $1.93
                                                                              -----
Pro forma net tangible book value per Common
  Share after  the Offering (3) . . . . . . . . . . . . . . . . . . . . .               $9.51
                                                                                        -----
Dilution per Common Share to new public investors . . . . . . . . . . . .               $1.24
                                                                                        =====


-------------

(1) Before deduction of underwriting discounts and estimated expenses of the Offering.


(2) Net tangible book value per share of Common Stock before the Offering is determined by dividing net tangible book value (total tangible assets less total liabilities) of the Company by the number of shares of Common Stock of the Company.

(3) Based on pro forma net tangible book value of $80,243,665 divided by 8,412,489 shares of Common Stock outstanding.

         The following table sets forth the number of Common Shares to be sold by the Company in the Offering, the total price paid by purchasers of the Common Shares sold in the Offering, the net book value as of September 30, 1997 attributable to the outstanding restricted shares and the price per share sold in the Offering.



                                                                      Book Value of Total                Book Value of
                                  Shares Issued                        Consideration to                Consideration Per
                                by the Company (1)                       the Company                      Common Share
                           -----------------------------        --------------------------------       ------------------
                              Number          Percent             Amount               Percent
                           -----------       -----------        -----------          -----------
Current shareholders           912,489              10.8%       $ 8,333,827                 10.0%       $      9.13
New public investors         7,500,000              89.2        $74,376,536(2)              90.0        $      9.92(3)
                           -----------       -----------        -----------          -----------        -----------
     Total                   8,412,489             100.0%       $82,710,363                100.0%
                           ===========       ===========        ===========          ===========        ===========


-------------------


(1) Includes 75,000 shares of Common Stock issued to the Investment Manager and the Trust Managers in connection with the Offering.

(2) This amount is based on the initial public offering price of $10.75 per share less offering expenses of 7.75%.

(3) After deducting the Underwriters' discounts and commissions and offering expenses estimated to be $6,248,438.

                       SELECTED PRO FORMA AND HISTORICAL
                      FINANCIAL AND PROPERTIES INFORMATION



                                                                        Nine Months ended September 30
                                                                     -----------------------------------------
                                                                      Pro Forma
                                                                         1997          1997           1996
                                                                     ------------  ------------   ------------
FINANCIAL INFORMATION:                                                (unaudited)    (unaudited)   (unaudited)
   Revenues:
        Base rent (1) ...........................................    $  9,824,814  $  3,706,057   $  2,973,056
                                                                          265,341        19,800         24,617
        Percentage rent .........................................       2,901,355       873,054        593,651
        Tenant reimbursements ...................................          27,034        20,870         57,543
        Interest and other income ...............................    ------------  ------------   ------------

                                                                       13,018,544     4,619,781      3,648,867
          Total revenue .........................................    ------------  ------------   ------------


  Expenses:                                                             1,721,387       556,975        304,202
      Property operating and maintenance ........................       1,065,181       581,520        445,378
     General and administrative .................................       1,988,451     1,825,810      1,562,804
      Interest ..................................................       2,470,972       870,972        688,187
      Depreciation and amortization .............................       1,686,332       565,698        398,193
      Real estate taxes .........................................    ------------  ------------   ------------

          Total expenses ........................................       8,932,323     4,400,975      3,398,764
                                                                     ------------  ------------   ------------

Income before gain on sale of investment real
   estate, minority interest and redeemable preferred stock
     dividend requirements ......................................       4,086,221       218,806        250,103

       Gain on sale of investment real estate ...................              --            --          6,760
                                                                     ------------  ------------   ------------

Income before minority interest and redeemable preferred
   stock dividend requirements ..................................       4,086,221       218,806        256,863

      Minority interest in net income of real estate ventures ...              --       (38,482)       (37,421)
                                                                     ------------  ------------   ------------

Income before redeemable preferred stock dividend requirements ..       4,086,221       180,324        219,442


Redeemable preferred stock dividend requirements ................              --       (72,474)       (72,138)

Net income available for common shareholders ....................       4,086,221       107,850        147,304


Net income (loss) per share .....................................    $       0.49  $       0.13   $       0.18
                                                                     ============  ============   ============
Weighted Average Common Shares ..................................       8,412,489       837,489        859,397
                                                                     ============  ============   ============

Cash distributions per common share (2) .........................              --            --             --
                                                                     ============  ============   ============

BALANCE SHEET INFORMATION
     Investment real estate, gross...............................     112,825,285    39,671,734     34,668,182
     Total assets ...............................................     114,191,755    36,793,046     33,153,032
     Mortgage and other notes payable ...........................      33,246,627    26,279,407     23,552,436
     Total liabilities ..........................................      34,189,962    27,222,742     24,914,413
     Minority interest ..........................................              --     1,585,419        686,965
     Preferred stock ............................................              --     1,068,226      1,068,226
     Net equity .................................................      80,001,793     6,916,659      8,238,619


                                                                                Year ended December 31
                                                                     ------------------------------------------
                                                                       Pro Forma
                                                                         1996           1996           1995
                                                                     ------------  ------------   ------------
FINANCIAL INFORMATION:                                               (unaudited)
   Revenues:
        Base rent (1) ........................................       $ 11,705,779  $  4,097,911   $  4,389,491
        Percentage rent ......................................            292,737        32,822             --
        Tenant reimbursements ................................          3,304,311       835,940        848,975
        Interest and other income ............................            102,361        67,409         44,224
                                                                     ------------  ------------   ------------

          Total revenue ......................................         15,405,188     5,034,082      5,282,690
                                                                     ------------  ------------   ------------

  Expenses:
      Property operating and maintenance .....................          2,108,554       442,701        662,687
      General and administrative .............................            973,567       642,944        657,466
      Interest ...............................................          2,300,510     2,132,390      2,177,447
      Depreciation and amortization ..........................          3,008,778       958,778        960,876
      Real estate taxes ......................................          1,985,226       558,000        569,634
                                                                     ------------  ------------   ------------
          Total expenses .....................................         10,376,635     4,734,813      5,028,110
                                                                     ------------  ------------   ------------

Income before gain on sale of investment real
   estate, minority interest and redeemable preferred stock
     dividend requirements ...................................          5,028,553       299,269        254,580

       Gain on sale of investment real estate ................                 --            --         25,020
                                                                     ------------  ------------   ------------

Income before minority interest and redeemable preferred
   stock dividend requirements ...............................          5,028,553       299,269        279,600

      Minority interest in net income of real estate ventures
                                                                               --       (51,941)       (43,278)
                                                                     ------------  ------------   ------------
Income before redeemable preferred stock dividend
      requirements ...........................................          5,028,553       247,328        236,322


Redeemable preferred stock dividend requirements .............                 --       (96,296)       (43,618)

Net income available for common shareholders .................          5,028,553       151,032        192,704


Net income (loss) per share ..................................       $       0.60  $       0.18   $       0.23
                                                                     ============  ============   ============
Weighted Average Common Shares ...............................          8,412,489       834,655        834,397
                                                                     ============  ============   ============

Cash distributions per common share (2).......................                 --            --             --
                                                                     ============  ============   ============

BALANCE SHEET INFORMATION
     Investment real estate, gross............................                       39,327,929     34,166,161
     Total assets ............................................                       37,201,773     32,461,433
     Mortgage and other notes payable ........................                       26,542,992     22,484,845
     Total liabilities .......................................                       27,406,859     23,407,145
     Minority interest .......................................                        1,584,673        699,984
     Preferred stock .........................................                        1,068,226      1,068,226
     Net equity ..............................................                        7,142,015      7,286,078

                                                                               Year ended December 31
                                                                     ----------------------------------------
                                                                          1994          1993          1992
                                                                     ------------  ------------  ------------
FINANCIAL INFORMATION:
   Revenues:
        Base rent (1) ........................................       $  3,794,711  $  3,194,084  $  2,325,950
                                                                               --            --            --
        Percentage rent ......................................            844,299       622,164       477,188
        Tenant reimbursements ................................             10,344        13,886        30,436
        Interest and other income ............................       ------------  ------------  ------------


          Total revenue ......................................          4,649,354     3,830,134     2,833,574
                                                                     ------------  ------------  ------------

  Expenses:
      Property operating and maintenance .....................            445,635       355,276       225,316
     General and administrative ..............................            507,137       442,459       430,071
      Interest ...............................................          2,101,762     1,923,640     1,470,975
      Depreciation and amortization ..........................            756,914       631,567       456,214
      Real estate taxes ......................................            512,070       437,679       335,526
                                                                     ------------  ------------  ------------
          Total expenses .....................................          4,323,518     3,790,621     2,918,102
                                                                     ------------  ------------  ------------
Income before gain on sale of investment real
   estate, minority interest and redeemable preferred stock
     dividend requirements ...................................            325,836        39,513       (84,528)

       Gain on sale of investment real estate ................                 --            --            --
                                                                     ------------  ------------  ------------

Income before minority interest and redeemable preferred
   stock dividend requirements ...............................            325,836        39,513       (84,528)

      Minority interest in net income of real estate ventures             (48,435)      (31,084)        1,359
                                                                     ------------  ------------  ------------

Income before redeemable preferred stock dividend requirements            277,401         8,429       (83,169)



Redeemable preferred stock dividend requirements .............                 --            --            --


Net income available for common shareholders .................            277,401         8,429       (83,169)


Net income (loss) per share ..................................       $       0.35  $       0.01  $      (0.14)
                                                                     ============  ============  ============
Weighted Average Common Shares ...............................            797,655       670,725       590,782
                                                                     ============  ============  ============

Cash distributions per common share (2).......................       $       0.40  $       0.39  $       0.38
                                                                     ============  ============  ============
BALANCE SHEET INFORMATION
     Investment real estate, gross............................         33,852,985    29,349,299    22,268,417
     Total assets ............................................         32,702,850    28,773,597    22,148,861
     Mortgage and other notes payable ........................         23,826,831    21,690,375    16,347,640
     Total liabilities .......................................         24,647,866    23,113,687    16,927,667
     Minority interest .......................................            794,730       813,578        69,600
     Preferred stock .........................................                 --            --            --
     Net equity ..............................................          7,260,254     5,578,532     5,151,594

                                                       Nine Months ended September 30
                                                   ------------------------------------------
                                                     Pro Forma
                                                       1997          1997            1996
                                                    -----------   -----------     -----------
                                                    (unaudited)   (unaudited)     (unaudited)
Other Data:

Funds from Operations (3) ......................... $ 6,794,188   $   978,822     $   835,491
Cash flows from:
  Operating activities ............................          --       867,473         512,344
  Investing activities ............................          --      (343,805)     (2,128,568)
  Financing activities ............................          --      (386,501)      1,881,076
Number of operating properties (at end of period) .          16             8               7
GLA (sq  ft.)(at end of period) ...................   1,742,525       753,790         625,425
Occupancy of Properties owned (at end of period) ..          96%           97%            N/A

                                                                                  Year ended December 31
                                                    ------------------------------------------------------------------------------
                                                     Pro Forma
                                                       1996          1996         1995           1994        1993         1992
                                                    -----------   -----------  -----------    ----------- -----------  -----------
                                                    (unaudited)

Other Data:

Funds from Operations (3) ......................... $ 6,228,957   $ 1,109,810  $ 1,128,560    $ 1,034,315     639,996      373,045
Cash flows from:
  Operating activities ............................          --     1,062,002      958,510        993,272     504,103      506,670
  Investing activities ............................          --    (1,319,213)    (269,479)    (2,240,884) (7,030,882) (10,976,073)
  Financing activities ............................          --       (51,293)    (384,637)     1,121,241   6,474,138    7,960,328
Number of operating properties (at end of period) .          16             8            6              6           5            4
GLA (sq  ft.)(at end of period) ...................   1,742,525       753,790      542,095        542,095     442,126      350,472
Occupancy of Properties owned (at end of period) ..          95%           96%          95%            96%         96%          90%


---------------


(1) Base rent was lower in 1996 as a result of the spin-off of the One West Hills office building on January 1, 1996 to Ivy, an office REIT managed by the Investment Manager.

(2) For 1997, 1996 and 1995, the Company distributed a dividend in kind of Ivy stock with a value of $0.478, $0.40 and $0.20 per share, respectively.

(3) The NAREIT White Paper defines Funds From Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest. Management believes Funds From Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. The Company computes Funds From Operations in accordance with the standards established by the White Paper, which may differ from the methodology for calculating Funds From Operations utilized by other equity REITs, and accordingly, may not be comparable to such other REITs. Further, Funds From Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. Funds From Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         The following discussion should be read in conjunction with the Selected Consolidated Financial Data and the Consolidated Financial Statements and the related Notes included elsewhere in this Prospectus.


OVERVIEW


         The Historical Consolidated Financial Statements for United Investors Realty Trust present the financial position and results of operations of the Company for each of the fiscal periods indicated. The financial results presented in the Historical Consolidated Financial Statements and the related Notes reflect the operating revenues and expenses associated with the Original Properties, as well as other related expenses, including general and administrative expenses associated with the management function such as Investment Manager fees and direct overhead items.


RESULTS OF OPERATIONS


         Nine Months Ended September 30, 1997 Compared to the Nine Months Ended September 30, 1996

         For the nine months ended September 30, 1997, net income before gain on sale of investment real estate was $218,807 as compared to $250,103 in the corresponding period of 1996, a 12% decrease. The table below breaks new centers out from mature centers and allows the reader to look at income before depreciation, which is up 16% in total and 3% at mature centers for the first nine months of 1997.






                                                      Nine Months Ended                              Nine Months Ended
                                                      September 30, 1997                             September 30, 1996
                                                       (in thousands)                                 (in thousands)
                                         ----------------------------------------         ----------------------------------------
                                                        El Campo &                                       El Campo &
                                         Mature(1)     Park Northern        Total         Mature(1)     Park Northern        Total
                                         ---------     -------------        -----         ---------     -------------        -----
Total Revenues                           $   3,654       $     966        $   4,620       $   3,563       $      92        $   3,655
Expenses:
    Property operating                         457              99              556             297               7              304
    General and administrative                 407             175              582             435              10              445
    Interest                                 1,460             366            1,826           1,517              46            1,563
    Depreciation and amortization              708             163              871             674              14              688
    Real estate taxes                          390             176              566             387              11              398
                                         ---------       ---------        ---------       ---------       ---------        ---------
    Total expenses                       $   3,407       $     994        $   4,401       $   3,310       $      88        $   3,399
                                         ---------       ---------        ---------       ---------       ---------        ---------

Income before gain on sale of
     investment real estate              $     247       $     (28)       $     219       $     252       $      (4)       $     256
                                         =========       =========        =========       =========       =========        =========
Income before gain on sale of
     investment real estate
     and depreciation                    $     955       $     135        $   1,090       $     926       $      18        $     944
                                         =========       =========        =========       =========       =========        =========



-----------------


(1) Mature centers are those that were owned by the Company for all of 1997 and 1996.

       Total revenues increased 27% to $4,620,000 for the first nine months of 1997 as compared to $3,649,000 in 1996. Of the increase, $880,000 was attributable to the addition of El Campo and Park Northern Shopping Centers in 1996 but revenues at mature shopping centers also increased by $91,000, or 3%, in the same period.

       Property operating expenses at mature properties increased $63,000 in 1997 due to higher painting and other maintenance costs at Bandera, Autobahn and University Place. General and administrative costs at mature properties increased $55,000, which includes increased reserves for bad debt of $19,000.

       Interest expense increased from $1,563,000 in the first nine months of 1996 to $1,826,000 during the same period 1997, an increase of 17%. Of this increase, $289,000 is directly attributable to mortgages assumed at El Campo and Park Northern. The balance is attributable to the $600,000 in 11% short-term notes and $300,000 in new lines of credit utilized to purchase El Campo and Park Northern.

     Depreciation and amortization expenses increased 27% to $871,000 in the first nine months of 1997 from $688,000 in 1996. The increase is attributable to higher amortization of leasing costs and leasehold improvements.

       Real estate taxes increased from $398,000 during the first nine months of 1996 to $566,000 during the first nine months of 1997, all of which is attributable to El Campo and Park Northern.

       Advisory fees, which are included in general and administrative expenses, increased 11.9% to $258,750 for the nine months ended September 30, 1997, as compared to $231,150 for the corresponding period of the prior year. Advisory fees, which were based on a percentage of assets of the Company, increased as a result of the acquisitions of the El Campo and Park Northern properties. In connection with the Offering, the basis for calculating the advisory fee is being changed and will be based on a percentage of Advisory Funds From Operations (as defined in the Glossary). See "Certain Relationships and Transactions." Management believes that an advisory fee based on Advisory Funds From Operations is tantamount to incentive based compensation and that such basis is in the best interest of the shareholders. For 1997, the advisory fee would have been essentially the same regardless of which method was used.


       Year Ended December 31, 1996 Compared to the Year Ended December 31,
1995


       For the year ended December 31, 1996, net income available for common shareholders decreased 21.6% to $151,032 as compared to $192,704 for the year ended December 31, 1995, primarily because the results of One West Hills Office Building were included in 1995 but not in 1996. Excluding the gain on sale of investments and the net income generated by One West Hills of $68,710 in 1995, net income available for common shareholders actually increased 53% to $151,032 in 1996 as compared to $98,974 in 1995. The spin-off of the One West Hills Office Building to Ivy occurred on January 1, 1996.

       Total revenues decreased 5% to $5,034,082 in 1996 as compared to $5,282,690 in 1995. The exclusion of One West Hills revenue of $619,820 in 1995 would have resulted in an 8% increase in revenues for 1996 as compared to 1995. The additional revenues consisted of $176,812 from the El Campo Shopping Center and $137,607 from the Park Northern Shopping Center acquisitions during 1996, with the balance from additional rents from existing shopping centers.






       Property operating and maintenance expenses decreased 33% to $442,701 in 1996 as compared to $662,687 for 1995. The decrease in property operating and maintenance expenses was primarily attributable to the spin off of One West Hills, which was partially offset by additional operating expenses of $38,022 and $37,173 in 1996 for El Campo and Park Northern, respectively.

       Real estate taxes decreased 2% to $558,000 in 1996 as compared to $569,634 in 1995. The decrease was attributable to the spin off of One West Hills to Ivy, offset by the El Campo and Park Northern acquisitions.

       Advisory fees increased 1% to $279,000 in 1996 as compared to $276,000 in 1995. The advisory fee, which was based on assets at year end, was prorated with respect to the Properties acquired during the year.

       Management fees decreased 34% to $139,780 in 1996 as compared to $212,506 in 1995. The decrease, which was primarily attributable to the spin off of One West Hills to Ivy, was partially offset by the acquisitions of El Campo and Park Northern. Management fees, which included on site personnel, are generally higher for office buildings.

       Legal and accounting expenses increased 54% to $93,302 in 1996 as compared to $60,482 in 1995. The increase was primarily attributable to professional fees associated with the documentation of the Partnership.

       Other general and administrative expenses increased 21% to $130,862 in 1996 as compared to $108,478 in 1995. The increase was attributable to additional expenses associated with a larger asset base and ground lease expenses for Park Northern.

       Interest expense decreased 2% to $2,132,390 in 1996 as compared to $2,177,447 in 1995. The decrease is also primarily attributable to the One West Hills spin off to Ivy. This was partially offset by interest expense from short- term notes issued in 1996.

       Depreciation and amortization expenses decreased less than 1% to $958,778 in 1996 as compared to $960,876 in 1995. The decrease was attributable to the spin off of One West Hills to Ivy, which was offset by the depreciation expense on the El Campo and Park Northern acquisitions.


       Year Ended December 31, 1995 Compared to the Year Ended December 31,
1994


       For the year ended December 31, 1995, net income available for common shareholders decreased 30% to $192,704 in 1995 as compared to $277,401 in 1994. The decrease was the result of higher depreciation expenses associated with the McMinn Plaza Shopping Center and One West Hills Office Building acquisitions, which were acquired in June and September, 1994, respectively, and depreciation expenses on capital improvements to the existing portfolio.

       Total revenues increased 14% to $5,282,690 in 1995 as compared to $4,649,354 in 1994. The increase in revenues was primarily attributable to the acquisitions of McMinn Plaza and One West Hills Office Building.

       Property operating and maintenance expenses increased 49% to $662,687 in 1995 as compared to $445,635 for 1994. The increase in operating expenses was the result of the acquisitions in 1994 of McMinn Plaza and One West Hills.

       Real estate taxes increased 11% to $569,634 in 1995 as compared to $512,070 in 1994. The increase was primarily attributable to the McMinn Plaza and One West Hills acquisitions.

       Advisory fees increased 9% to $276,000 in 1995 as compared to $253,000 in 1994. The increase was primarily attributable to the One West Hills and McMinn Plaza acquisitions.

       Management fees increased 70% to $212,506 in 1995 as compared to $124,672 in 1994. The increase was primarily attributable to the One West Hills acquisition and, to a lesser extent, the McMinn Plaza acquisition.

       Legal and accounting expenses increased 19% to $60,482 in 1995 as compared to $50,657 in 1994. The increase was primarily attributable to higher professional fees associated with the larger asset base in 1995 as compared to 1994.

       Other general and administrative expenses increased 38% to $108,478 in 1995 as compared to $78,808 in 1994. The increase was primarily attributable to franchise tax associated with the McMinn Plaza acquisition and additional expenses associated with a larger asset base.

       Interest expense increased 4% to $2,177,447 in 1995 as compared to $2,101,762 in 1994. The increase was primarily attributable to the additional first mortgages associated with the McMinn Plaza and One West Hills acquisitions and was partially offset by the repayment of short term notes during 1994.

       Depreciation and amortization expenses increased 27% to $960,876 in 1995 as compared to $756,914 in 1994. The increase was primarily attributable to the McMinn Plaza and One West Hills acquisitions and, to a lesser extent, depreciation expense on capital and tenant improvements at Bandera Festival Shopping Center and Centennial Shopping Center.


LIQUIDITY AND CAPITAL RESOURCES

       Indebtedness


       As of September 30, 1997, the Company had total indebtedness of approximately $26.3 million, which consisted of approximately $25.0 million in indebtedness collateralized by the eight Original Properties and a recently acquired unimproved outparcel, and $1.3 million of unsecured indebtedness. Of such indebtedness, $300,000 is variable rate indebtedness and $26.0 million is at a fixed rate. Under the current debt structure, in which only $300,000 is not fixed or capped, the Company does not hedge against changes in interest rates. Upon acquisition of additional properties through debt financing or the refinancing of existing debt, the Company will consider the purchase of interest rate hedges. The purchase of hedges, in either event, will require outlays of capital and could affect the Company's ability to continue its planned level of distributions. Accordingly, the Company plans to use variable rate debt only if the cost of an appropriate hedge is in line with the Company's overall strategy for distribution and growth. The costs of any future interest rate caps are dependent upon any number of factors, including fluctuations in interest rates, and may increase in the future. The Company's indebtedness has interest rates ranging from 7.63% to 10.75%, with a weighted average interest rate of 9.13%, and will mature between 1997 and 2018, with a weighted average remaining term to maturity of
6.6 years. See "Business and Properties -- Mortgage Indebtedness." Most of the Company's indebtedness maturing in 1997, 1998 and 1999 is expected to be repaid with proceeds from the Offering. Of the remaining mortgage debt, no individual note with balances due at maturity (of any significance) will mature until 2005. See "Risk Factors --Increased Leverage May Result in Loss of Properties in the Event of a Foreclosure" for a more complete discussion of uncertainties regarding refinancing of the Company's mortgage indebtedness.


       Liquidity Sources and Requirements

       Historically, the principal sources of funding for the Company's acquisitions of properties have been equity offerings, mortgages, notes and short term lines of credit.


       The Company expects to meet its short term liquidity requirements generally through working capital and ongoing net cash provided by operations. The Company believes that its net cash provided by operations will be sufficient to allow the Company to make any distributions necessary to enable the Company to continue to qualify as a REIT. The Company also believes that the foregoing sources of liquidity will be sufficient to fund its short-term liquidity needs through 1998. Development activities are expected to be financed in part by construction loans and other available credit facilities.


       The Company expects to meet certain long term liquidity requirements such as property acquisitions, scheduled debt maturities, renovations, expansions and other non-recurring capital improvements through long term collateralized and uncollateralized indebtedness, including a new line of credit facility and the issuance of additional equity securities.

       The Company's primary demands for liquidity are expected to be funding distributions to its shareholders, debt service payments, property operations and general and administrative expenses.


       With regard to future shareholder distributions, the Company must distribute at least 95% of its "real estate investment trust taxable income" (as defined in the Code) in order to meet the qualifications of a REIT. The Company's regular quarterly distributions are expected to be paid with Cash Available for Distribution. However, under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution in order to meet REIT distribution requirements.

       The Company has received a letter of intent from a bank for a $20 million revolving line of credit. If utilized, the credit line will be used primarily to acquire additional community shopping centers. The credit line, which is expected to bear interest on funds as they are drawn down at the rate of 150 basis points over 90-day LIBOR, will have a two-year term and will be secured by a first lien on several of the Properties whose existing mortgage debt will be repaid in connection with the completion of the Offering.


       Cash Flow


       Net cash flow from operating activities increased from $512,344 for the first nine months of 1996 to $867,473 for the first nine months of 1997. The net increase of $355,129 was primarily due to the addition of El Campo and Park Northern Shopping Centers, and reductions in trade accounts receivable, offset by increased prepaid expenses relating to tax escrow accounts for Park Northern and expenses incurred in preparation for the Offering. Net cash flow provided by operating activities increased from $958,510 in 1995 to $1,062,002 in 1996 due primarily to improved property performance in 1996. Trade accounts payable were up $191,717 at December 31, 1996 but were largely offset by increased accounts receivable and decreased accrued expenses. For 1995, net cash flow from operating activities was virtually unchanged from 1994 at approximately $1.0 million in each year.

       Net cash flow used in investing activities decreased from $2,128,568 in the first nine months of 1996 to $343,805 in 1997, reflecting the purchase of El Campo in 1996 versus normal capital repairs in 1997. Cash flow used in investing activities increased from $269,479 in 1995 (roof at Centennial) to $1,319,213 (primarily new acquisitions) in 1996. On January 1, 1996, the Company transferred its investment in One West Hills office building to Ivy and during 1996, it acquired El Campo Shopping Center and a majority interest in Park Northern Shopping Center. Net cash flow used in investing activities in 1994 were $2,240,884, mostly attributable to the acquisition of McMinn Shopping Center and the One West Hills office building.

       For the nine months ended September 30, 1997, $386,501 was used in financing activities, representing the excess of principal payments on mortgages over new short-term borrowings. For the same period in 1996, funds provided by financing activities were $1,881,076 as the Company assumed $1,600,000 in existing debt at El Campo and issued $600,000 in new short-term notes payable to fund the purchase of El Campo. Cash flow used for financing activities decreased from $384,637 in 1995 to $51,293 in 1996. During 1996, $600,000 in
new, short term notes and new lines of credit totaling $140,000 were secured to complete the purchase of El Campo and Park Northern and pay down the mortgage at Park Northern by $600,000. During 1995, $0.6 million was received as proceeds from preferred stock and $2.0 million in new mortgage notes were obtained, and $2.9 million in mortgage and note principal was retired. In 1994, $1.6 million in new mortgages were assumed as part of the McMinn Plaza and One West Hills office building acquisitions and $0.4 million in principal was retired. Total cash flow from financing operations in 1994 were $1.1 million.


       Capital Expenditures


       The Company's capital improvements have averaged approximately $0.23 per square foot per year over the last three years. Several factors exist which help to minimize capital improvements. They are:


       (i) The majority of the Company's leases provide for the tenants to share in the common area maintenance expenses of the shopping centers owned by the Company.

       (ii) Tenants are typically responsible for the repair and replacement of their HVAC systems.

       (iii) Only 2,990 square feet of the Company's portfolio is shell space (i.e., not previously improved for a tenant).

       (iv) Leases typically provide for the Company to provide tenants with a "white box" (i.e., unfinished space). Hence, the tenant is responsible for finishing out the space for its needs. Additionally, some leases provide that the space is delivered to the tenant in an "as is" condition.

       (v) The Company maintains an active preventative maintenance program designed to preserve and lengthen the life of the roofs and parking lots of its shopping centers.

       The Company capitalized $161,063 in improvements during 1996 and has budgeted approximately $333,743 for capital improvements for 1997, after tenant recoveries of approximately $91,000.

       Inflation

       During the periods presented above, inflation has not had a significant impact on the Company. Most of the Company's long-term leases contain provisions designed to mitigate the adverse impact of inflation on the Company's net income. Such provisions include clauses enabling the Company to receive percentage rents based on gross sales of tenants, which generally increase as prices rise, and/or in certain instances, escalation clauses, which generally increase rental rates during the terms of the leases. In addition, most of the Company's leases require the tenants to pay their share of operating expense, including common area maintenance, real estate taxes, insurance and utilities, thereby reducing the Company's exposure to increases in costs and operating expenses resulting from inflation.

       New Accounting Pronouncement


       In February 1997, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share" which simplifies the standards for computing and presenting earnings per share ("EPS") and makes them comparable to international EPS standards. This statement is effective for the year ending December 31, 1997. Earlier application is not permitted and restatement of prior period earnings per share data is not required. The Company does not believe that implementation of SFAS No. 128 will have a material impact on its EPS.

                           STRATEGY FOR FUTURE GROWTH

         The Company will seek to maximize growth in Cash Available for Distribution and enhance the value of its portfolio through effective acquisition, operation, rehabilitation and financing strategies as well as intensive management policies. The Company believes that attractive opportunities exist to acquire additional community shopping centers at prices that are accretive to the Company's Funds From Operations. The Company intends to aggressively pursue such acquisitions at costs that are generally less than the cost of new construction. Such acquisition policy should continue to present the Company with potential for cash flow growth and capital appreciation.

         The Company also believes that attractive opportunities exist to increase rental revenues and Cash Available for Distribution through effective leasing and intensive management of the properties in its portfolio. This is especially true with respect to most of the Acquisition Properties, which, management believes, have been under-managed. By way of example, management believes that University Mall can be repositioned in its market with some aggressive leasing combined with the introduction of an attractive signage program, installation of better lighting and the implementation of an overall plan to reduce the impact of existing trees to create better visibility from the street.

         Management expects to enter into a limited number of joint venture arrangements with experienced shopping center developers to build, in select areas, additional retail centers with supermarket or other national or regional retail anchors. Several potential joint venture partners and identified sites are currently under consideration by management. Although such development will be limited, initially, to approximately 20% of the Company's GLA, such development presents the potential for returns in excess of those that can generally be obtained from acquisitions of existing properties.

         The Company's operating, acquisition, development and financing strategies and management policies are determined by the Company's Board of Trust Managers and implemented by the executive officers and other key employees of the Investment Manager and may be amended or revised from time to time at the discretion of the Board of Trust Managers without a vote of the shareholders of the Company.

GROWTH STRATEGY

         Acquisitions

         The Company's primary strategy to increase the size of its portfolio is to acquire well-located community shopping centers anchored by supermarkets and other national and regional credit-worthy tenants with long-term leases. The Company's acquisition emphasis will be on retail properties with what management considers to be strong prospects for future cash flow growth and capital appreciation, and on community shopping centers where significant redevelopment opportunities exist. The Company will focus primarily on acquisitions of retail properties in medium to large-sized metropolitan communities where the Company's knowledge of the real estate market is strongest or in areas where the Company can acquire, concurrently, several properties, in order to obtain economies of scale. In either event, the Company will focus on areas where potential future increases in rental and occupancy rates are anticipated to be realized as a result of better than average population and employment growth. The Company intends to acquire community shopping centers located along major traffic arteries in established neighborhoods where the development of competing shopping centers is impeded by the lack of developable land and zoning restrictions, and where tenant relocation alternatives are limited.

         In evaluating the potential acquisition of any property, management considers a variety of factors such as (i) the location, visibility and accessibility of the property; (ii) the demographic characteristics of the local market, including potential for growth; (iii) the size of the property;
(iv) the purchase price; (v) the availability of funds or other consideration for the proposed acquisition and the cost thereof; (vi) the geographic "fit" of the property with the Company's existing portfolio; (vii) the absence or existence of environmental problems, if any; (viii) the current and projected cash flow of the property and perceived ability to increase cash flow; (ix) the terms of the leases, including the potential for rent increases; (x) the quality of construction, physical condition and design of the property; (xi) the terms of existing financing on the property; and (xii) existing and the potential for future competition within the community in which the prospective acquisitions are located.

         The Company believes the Acquisition Properties are indicative of the growth potential through acquisitions available in the marketplace. Further, it believes that its ability to compete effectively with other shopping center operators in its peer group with respect to future acquisitions will be enhanced by the completion of the Offering. It has been management's experience that many retail center owners with an interest in selling their properties wish to maintain an active role in the management of their centers. Management believes that many of the Company's competitors have no interest in or capacity for retaining the management services of the persons who control the assets that such competitors wish to acquire. The Company is prepared to allow certain qualified senior management to continue the management of their former assets if such persons can be retained on terms satisfactory to the Company. For example, the Town 'N Country shopping center in Tampa, Florida involves a group of professional shopping center operators who currently own and operate six other retail centers in the same central Florida area. Two members of this group (the "Tampa Group") have been retained by the Company to manage the Town 'N Country shopping center and to act as regional (initially limited to central and south Florida) representatives for the Company upon the acquisition of the property by the Company. The Company believes that its ability to retain such managers will facilitate access to additional acquisitions, integration of future property acquisitions, and retention of the existing goodwill resulting from the long-term tenant relations and community involvement of such managers.

         Initially, the Company will concentrate its acquisition activities on communities in which it already has properties or where the Company can acquire several properties in order to obtain economies of scale in the use of local personnel, advertising and purchasing of services locally. The Company believes that its strategy to anchor its shopping centers with supermarkets and other national and regional credit tenants under long-term leases will continue to support stable cash flows from the Properties.

         Redevelopment

         Redevelopment activities have been an integral part of the Company's business strategy and will continue to be an important component of its strategy in the future. Redevelopment activities generally involve physically upgrading an existing retail facility in order to meet current industry standards as well as to accommodate the expansion of existing tenants and/or the placement of additional tenants. The Company has significant experience in all phases of the redevelopment process. Management believes that most of the Acquisition Properties have been under-managed and, as a result, present opportunities for such redevelopment. Plans and budgets for redevelopment and/or expansion of several of the Acquisition Properties and two of the Original Properties are being prepared for implementation after the completion of the Offering.

         Development

         With respect to development opportunities, the Company has a contract to acquire an 8.5 acre site in San Antonio, Texas that management considers to
be an excellent location.   The Company is currently evaluating various
development plans for the site and is in discussions with several prospective tenants. A second site is under consideration in central Florida where the Tampa Group has obtained a preliminary indication of possible interest from a supermarket chain. If the Company decides to proceed with either or both sites, it intends to enter into joint venture arrangements with experienced local retail developers for the development and lease-up of these properties. Management believes that development properties, if well-located and properly leased, can provide better than average returns to the Company. Since the risk inherent in such development is also potentially greater than in acquisition of mature properties, management intends to limit such development activities to approximately 20% of the Company's GLA.

OPERATING STRATEGY

         The Company believes in an aggressive leasing and property management strategy conducted by professionals with extensive experience, knowledge of local markets and an established track record with national, regional and local retailers. The Company's leasing and property management activities are conducted by Company managers and representatives as well as by local leasing and property managers, all of whom are supervised by the Company's officers. Regional supervision of the Company's central and south Florida properties will be provided by the Tampa Group. The Company believes that the expertise and relationships developed by the professional leasing and management teams enhance the Company's ability to retain existing tenants as well as attract national and regional retailers to its Properties.

         The Company's overall property management and leasing strategy is designed to permit the Company to realize significant opportunities for increased rental revenue and cash flow growth. Each Property has a specific management and leasing program which takes into account the location, community needs, tenant mix and other factors affecting such Property. Key elements of the Company's strategy include:

o Tenants. The Company intends to maintain and diversify its core base of national and regional credit-worthy tenants. The Company recognizes the dynamics inherent at each of its properties and intends to tailor the tenant mix at each Property to meet the needs of the local communities. The Company also intends to continue to focus its anchorage at each Property on supermarkets and on other recognized national and regional tenants.

o Lease Renewals/Extensions. Company officers and property managers (under the direction of Company officers) expect to aggressively market vacant space, renew existing leases at higher base rents per square foot, and utilize base rent escalation provisions in its leases to the extent allowed by lease and market conditions. The Company believes that a number of its leases currently are below market rents and that opportunities may exist in the future to renew those leases at higher base rents upon expiration.

o Property Management. The Company seeks to maintain attractive facilities through regularly scheduled inspection visits and maintenance programs for each Property, placing a strong emphasis on aesthetics, regular maintenance, periodic renovation and capital improvements. The Company expects to continue such programs and will budget annually what management considers to be appropriate maintenance expenditures. The Company's property managers will be charged with the responsibility for implementing designated repairs and improvements, which the Company's officers will regularly inspect. The Company believes that such hands-on property management enhances the value of its Properties in the eyes of its tenants and attracts new tenants to its Properties.

o Property Sales. The Company may, from time to time, sell properties at advantageous prices, depending on prevailing market conditions and subject to certain limitations relating to the Company's taxation as a REIT. The Company currently has no plans to sell any of the Properties.

FINANCING

         In order to pursue its acquisition, redevelopment, development and operating strategies most effectively, the Company intends to maintain a capital structure with a ratio of long-term debt to Total Market Capitalization of no more than approximately 50%. On a pro forma basis at September 30, 1997, after giving effect to the Offering (assuming an initial public offering price of $10.75 per Common Share), the purchase of all Acquisition Properties and the application of the estimated net proceeds, the Company would have had a long-term debt to Total Market Capitalization ratio of approximately 26.8%.
The Company, however, may from time to time increase or decrease its ratio of long-term debt to Total Market Capitalization in light of then current economic conditions, relative costs of debt and equity capital, the market values of its properties, growth and acquisition opportunities and other factors. Fluctuations in the market price of the Common Shares may cause this ratio to vary from time to time. The Company has established its financing policies relative to the Total Market Capitalization of the Company rather than relative to the book value of the Company's assets. The Company has used market capitalization because management believes that the book value of the Company's assets does not accurately reflect the fair market value of such assets or the Company's ability to borrow and to meet debt service requirements. The market capitalization of the Company, however, is more variable than book value, and does not necessarily reflect the fair market value of the underlying assets of the Company at all times. The Company intends to avoid exposure to long-term variable rate debt by utilizing either fixed-rate debt or entering into interest rate protection agreements.

         The Company intends to finance its acquisitions, redevelopments and developments with what it considers to be the most appropriate sources of capital, which may include undistributed cash available for distribution, the issuance of equity securities (including preferred shares), sales of investments, bank and other institutional borrowings (secured and unsecured), the issuance of debt securities and proceeds from the sale of properties.

         The Company has received a letter of intent from a bank for a $20 million revolving line of credit. If utilized, the credit line will be used primarily to acquire additional community shopping centers. The credit line, which is expected to bear interest on funds as they are drawn down at the rate of 150 basis points over 90-day LIBOR, will have a two-year term and will be secured by a first lien on several of the Properties whose mortgage debt will be repaid in connection with the completion of the Offering.

                            BUSINESS AND PROPERTIES

BUSINESS

         The Company was formed for the purpose of investing directly in income producing real property located in the continental United States and in partnerships formed to own such real properties. The Company currently owns or controls eight community shopping center properties located in Texas, Tennessee and Arizona. The Company has recently acquired or has under contract or option to purchase eight additional community shopping centers located in Texas, Florida and Arizona. The Properties are strategically located in areas intended to provide busy working families with the opportunity to do most of their shopping between work and home. The Properties range in size from approximately 29,000 square feet to 316,000 square feet, and are anchored primarily by supermarkets and by national and regional retailers who offer everyday necessities to their neighborhood communities.

         Any future property acquisitions by the Company are expected to be in established neighborhoods in medium to large-sized metropolitan communities, where potential future appreciation will be driven by better than average
population and employment growth.   The Company partners with local,
professional management for day-to-day operation of most of its Properties. Management feels that these managers possess valuable understanding of these local markets. Further, management has concluded that local management is currently an economical alternative to management by Company personnel in all but its Houston markets. Management also believes that the opportunity to manage future properties acquired by the Company provides incentive for these professionals to assist the Company in finding additional potential acquisitions. These local professionals are, or can be, on-site on a daily basis and are familiar with the communities in which the centers are situated and the needs of the tenants that these centers serve. The Company intends to lease and manage four of the Acquisition Properties and one of the Original Properties, all of which are located in or near Houston, directly from its Houston office and to rely on unaffiliated professional managers on the remaining four Acquisition Properties. The Company has also established a regional office in Tampa to help supervise its central and southern Florida properties and to facilitate the acquisition of additional community shopping centers in that area.

         The Company seeks to maximize growth in Funds From Operations and Cash Available for Distribution to shareholders through effective management, operation and acquisition of community shopping centers. The Company currently follows five general investment policies to achieve its objectives: (i) the Company seeks to acquire real estate assets for long-term investment and income applying selective criteria and employing the most advantageous sources of capital alternatives; (ii) the Company intends to aggressively seek acquisitions, including properties that it can renovate and/or expand, and maintain and intensively manage a portfolio of high quality and well-located properties with a majority of the space already leased; (iii) the Company intends to focus its acquisition efforts on communities in which it already has properties or in areas where the Company can acquire several properties concurrently, in order to obtain economies of scale in the use of local personnel, advertising and purchasing of services; (iv) the Company expects to enhance its existing portfolio by entering into a limited number of joint venture alliances with experienced developers in order to develop new community shopping centers; and (v) the Company intends to sell, from time to time, select properties as dictated by market conditions in order to realize capital gains and to improve the Company's overall portfolio profile and valuation.

         The investments of the Company are managed by the Investment Manager. Robert W. Scharar, Chairman of the Board of the Company, is a principal shareholder of the Investment Manager. The Company's President and Chief Executive Officer, Lewis H. Sandler, is also the Chief Executive Officer of the real estate services division of the Investment Manager. See "Risk Factors--Conflicts of Interest." The Investment Manager's senior management originally sponsored the organization of the Company as a benefit to a number of clients who desired to include real estate properties in their investment portfolios. The Investment Manager currently provides administrative, accounting, financial, legal and operating personnel as well as asset management to the Company on an "as-needed" basis. See "Investment Manager." After completion of the Offering, the Investment Manager has agreed to dedicate to the administration of the Company the full- time services of Randall D. Keith and Daniel M. Jones, III, who currently serve as the Company's Chief Operating Officer and Chief Financial Officer, respectively. See "Management."

MANAGEMENT AND LEASING

         The Company maintains operating flexibility while minimizing its overhead expenses by using local third-party management and leasing firms to handle the day-to-day activities of its centers where it does not have a large enough concentration of properties to warrant the hiring of "in-house" management personnel. Management believes that as the Company acquires a concentration of community shopping centers in a limited geographic area, it may become more cost effective and managerially efficient to perform certain third party functions in-house. The Company intends to hire an in-house professional property manager to manage and lease the four Acquisition Properties located in Houston and one of the Original Properties located near Houston in El Campo, Texas. It is anticipated that the professional property manager will be retained prior to or shortly after the completion of the Offering. Under the direction of the Company's executive officers, six property management firms currently perform day-to-day on-site management and leasing functions at the Company's eight shopping centers. After the Acquisition Properties have been purchased, the Company expects to retain an aggregate of seven unaffiliated property managers and one "in-house" manager to perform these functions at the Properties. The third party management contracts are typically cancelable upon 30 days' notice or upon the occurrence of certain events, such as selling the property. Company executives are in daily contact with local property representatives and make all substantive management, capital expenditure and tenant leasing decisions. The Company constantly monitors each Property's performance through its local representatives and by periodic visits by Company officers and regional representatives.

         The Company has the flexibility to select the best available local firm or person who is familiar with each tenant and the needs of each community served by its shopping centers, which provides the Company with a cost-effective way to operate the Properties. Because the community shopping center management and leasing business is a highly competitive and fragmented industry, the Company is able to select qualified local third-party management and leasing representatives at market rates.

         The Company's third-party property management will be supplemented, where appropriate, by the establishment of regional offices. In this connection, the Tampa Group has agreed to act as a regional representative of the Company. The Tampa Group currently owns and operates a number of community shopping centers in the Tampa area. They will continue to manage the Town 'N Country property and will help supervise the management and leasing of the University Mall center in Pembroke Pines, Florida. Their knowledge of the Florida markets and proximity to these two Properties should facilitate good management practices and leasing activity. In addition, the Company believes the Tampa Group's knowledge of and reputation in the Tampa market should facilitate acquisitions by the Company of additional community shopping centers in the central and southern Florida markets.

         The Company's operating flexibility is expected to play an important role in its ability to acquire additional retail centers. Many owner-operators of well located and tenanted neighborhood centers are looking for exit strategies. Management believes that if it offers certain senior management of these community shopping centers an opportunity to continue in property management and leasing positions, on terms and conditions acceptable to the Company, they may be more willing to sell their community shopping centers to the Company upon favorable terms.

THE PROPERTIES

         The Company currently owns or controls the eight Original Properties and has acquired or has under contract or option to purchase the eight Acquisition Properties. Each of the Properties is designed to meet the needs of surrounding local communities and is anchored by a supermarket and/or by one or more nationally and/or regionally recognized tenants. The Properties are located in four states, Texas (10), Florida(2), Tennessee(2) and Arizona(2).

         The Properties contain approximately 1,742,525 square feet of total GLA. The Company's three largest Properties, University Mall, Bandera Festival Shopping Center and Mason Park Centre, account for approximately 18.1%, 10.9% and 9.2% of the Company's total GLA, respectively.

         As of September 30, 1997, the Original Properties were approximately 95.0% leased. Anchor space at the Original Properties, representing approximately 60.5% of total GLA was 100% leased as of September 30, 1997, while non-anchor space, accounting for the remaining 39.5% balance, was approximately 87.2% leased. National, regional and local tenants represented 38.6%, 38.5% and 22.9% of total GLA, respectively.

         Although the Company did not own any of the Acquisition Properties at September 30, 1997, the Company believes that they were approximately 97.4% leased, that the anchor space, representing 51.0% of the total GLA, was

100.0% leased, and that non-anchor space was approximately 94.0% leased. National, regional and local tenants at the Acquisition Properties accounted for approximately 50.3%, 17.7% and 32.0% of total GLA, respectively.

         Substantially all of the Company's revenues from the Properties will consist of base rents and percentage rents received under long-term leases.
For the year ended December 31, 1996, total base rents and percentage rents from the Original Properties were $4,097,911 and $32,822, respectively. The Company believes that the total base rents and percentage rents from the Acquisition Properties for the year ended December 31, 1996 were $7,607,868 and $259,915, respectively.

         The following table presents certain information with respect to the
Properties:

                          LOCATIONS OF THE PROPERTIES



                                                           Percentage of
                              Number of        Total GLA      Total
State                        Properties        (sq. ft.)      GLA
------------                 ----------       ----------    ---------
Texas                             10             905,537      51.97 %
Florida                            2             473,300      27.16
Arizona                            2             212,063      12.17
Tennessee                          2             151,625       8.70
                               -----          ----------    -------
    Total                         16           1,742,525     100.00%
                               =====          ==========    =======

Set forth below is information regarding the Properties as of September 30, 1997:



                                                                                              GROSS
                                                      YEAR                       LAND       LEASEABLE      TOTAL
                                                   DEVELOPED/                    AREA         AREA       ANNUALIZED
            PROPERTY                LOCATION        RENOVATED      OWNERSHIP    (ACRES)     (SQ. FT.)    BASE RENT(3)
            --------                --------        ---------      ---------    -------     ---------    ------------
TEXAS
Autobahn Shopping Center        San Antonio           1984             100%      2.4          28,878      $318,202
Bandera Shopping Center         San Antonio           1989             100      19.8         189,446     1,482,288

Benchmark Crossing Shopping     Houston          1986/1990/1994        100       6.6          58,341       663,598
   Center(4)
Centennial Shopping Center      Austin              1970/1984       70 (1)       6.3          80,492       632,936
El Campo Shopping Center        El Campo              1985             100       7.4          83,330       294,070
Hedwig Shopping Centers(4)      Houston          1974/1987/1989        100       4.1          69,554       845,114

The Market at First Colony(4)   Houston             1988/1991          100       9.7          94,241     1,345,114

Mason Park Centre(4)            Houston               1985             100      13.6         160,047     1,606,527

Rosemeade Park Shopping         Carrollton            1986             100       6.2          49,554       543,988
   Center(4)
University Park Shopping        College Station     1973/1991        56(2)       8.5          91,654       749,215
                                                                                ----          ------       -------
   Center

   TOTAL/WEIGHTED AVERAGE                                                       84.6         905,537     8,481,051

ARIZONA
Park Northern Shopping Center   Phoenix               1982           70(1)      15.0         128,365       669,639

Southwest/Walgreen's Shopping   Phoenix               1975             100      10.0          83,698       547,692
                                                                                ----          ------       -------
   Center(4)

   TOTAL/WEIGHTED AVERAGE                                                       25.0         212,063     1,217,331


                                  NET EFFECTIVE
                                    RENT PER
                                     SQUARE      PERCENT       MAJOR TENANT(S)
            PROPERTY                FOOT (5)      LEASED      (LEASE EXPIRATION)
            --------                --------      ------      ------------------
TEXAS
Autobahn Shopping Center              $11.34       97.2%       Blockbuster Music (2000)
Bandera Shopping Center                 8.08       96.8        Eckerd Drugs (2008)
                                                               Kmart (2013)
Benchmark Crossing Shopping            11.37      100.0        Bally's (2006)
   Center(4)
Centennial Shopping Center              8.65       90.9        Drug Emporium (2001)
El Campo Shopping Center                3.92       90.0        David's Supermarkets (2002)
Hedwig Shopping Centers(4)             12.37       98.2        Ross Stores (2010)
                                                               Blockbuster Video (2000 )
The Market at First Colony(4)          14.27       98.4        T J Maxx (2002)
                                                               Eckerd Drugs (2014)
Mason Park Centre(4)                   10.84       92.6        Palais Royal (2006)
                                                               Petco (2005)
                                                               Cinemark Cinema (2000)
                                                               Walgreen's (2015)
Rosemeade Park Shopping                12.68       86.6        Blockbuster Video (2003)
   Center(4)                                                   Cosmopolitan Lady (2004)
University Park Shopping                8.17      100.0        Albertson's Food (2023)
                                        ----      -----
   Center

   TOTAL/WEIGHTED AVERAGE               9.82       95.3%

ARIZONA
Park Northern Shopping Center           5.82       89.6        Safeway  (2003)
                                                               Walgreen's (2011)
Southwest/Walgreen's Shopping           6.54      100.0        Southwest Supermarket (2000)
                                        ----      -----
   Center(4)                                                   Walgreen's (2000)

   TOTAL/WEIGHTED AVERAGE               6.13       93.7%

                                                                                              GROSS
                                                      YEAR                       LAND       LEASEABLE      TOTAL
                                                   DEVELOPED/                    AREA         AREA       ANNUALIZED
            PROPERTY                LOCATION        RENOVATED      OWNERSHIP    (ACRES)     (SQ. FT.)    BASE RENT(3)
            --------                --------        ---------      ---------    -------     ---------    ------------
FLORIDA
Town 'N Country Plaza(4)        Tampa               1970/1986          100         11.1         157,704       687,692


University Mall Shopping        Pembroke Pines      1973/1984          100         29.0         315,596     2,071,575
                                                                                  -----       ---------  ------------
   Center(4)

   TOTAL/WEIGHTED AVERAGE                                                          40.1         473,300     2,759,267

TENNESSEE
McMinn Plaza Shopping Center    Athens                1982             100         10.6          99,969       404,711

Twin Lakes Shopping Center      Lenoir City           1986             100          7.5          51,656       366,997
                                                                                  -----       ---------  ------------

          TOTAL/WEIGHTED                                                           18.1         151,625       771,708
                                                                                  -----
AVERAGE

Grand Total/Weighted Average                                                      167.8       1,742,525  $ 13,229,357
                                                                                  =====       =========  ============

                                 NET EFFECTIVE
                                   RENT PER
                                    SQUARE      PERCENT        MAJOR TENANT(S)
            PROPERTY               FOOT (5)      LEASED       (LEASE EXPIRATION)
            --------               --------      ------       ------------------
FLORIDA
Town 'N Country Plaza(4)                  4.36    100.0        Autozone (2002)
                                                               Big Lots (2002)
                                                               T J Maxx (1999)
University Mall Shopping                  6.70     98.0        Office Max (2003)
                                      --------     ----
   Center(4)                                                   Ross Stores (2001)
                                                               Sports Authority (2012)
                                                               Uptons (2002)

   TOTAL/WEIGHTED AVERAGE                 5.91     98.7%


TENNESSEE
McMinn Plaza Shopping Center              4.13     98.0        Ingles (2002)
                                                               Walmart/Bud's (2002)
Twin Lakes Shopping Center                7.10    100.0        Food City (2007)
                                      --------     ----

          TOTAL/WEIGHTED                  5.16     98.7%

AVERAGE

Grand Total/Weighted Average          $   7.88     96.3%
                                      =========    ====


-----------------------


(1) Owned by Park Northern/Centennial Partners L.P., a Texas limited partnership, in which the Company is the general partner and owns 70% of the partnership interests.

(2) Owned by UIRT/University Park-I L.P., a Texas limited partnership, in which the Company owns the 5% general partner's interest through a corporate subsidiary and a 51% interest as a limited partner. The Company intends to purchase the minority interest from the proceeds of the Offering.

(3)      Based on September 30, 1997 rent roll.

(4) Information on these properties was supplied by the sellers of such properties.

(5) Net effective rent per square foot represents total annualized base rent on September 30, 1997 divided by total leased square footage.

MAJOR TENANTS

         The following table sets forth certain information as of September 30, 1997 with respect to certain of the Company's major tenants.



                                                                               ANNUALIZED BASE RENT IN PLACE AT 9/30/97
                                                                              ----------------------------------------
                                               LEASED GLA                                       ANN.        % OF TOTAL
                                 NUMBER OF    AS OF 9/30/97  % OF TOTAL       TOTAL ANN.     BASE RENT/        ANN.
TENANT                            LEASES        (SQ. FT.)    LEASED GLA       BASE  RENT      SQ. FT.       BASE RENT
                                 -------       --------       --------        --------       --------       ----------
Albertson's                            1         80,478            4.8%       $601,013       $   7.47            4.5%
Autozone                               1         10,000            0.6%         85,000           8.50            0.6
Bally's                                1         40,966            2.4%        315,000           7.69            2.4
Big Lots                               1         30,000            1.8%         88,372           2.95            0.7
Blockbuster Video and Music            3         32,214            1.9%        380,712          11.82            2.9
Cinemark Cinema                        1         28,750            1.7%        301,872          10.50            2.3
Cosmopolitan Lady                      1         13,000            0.8%        127,270           9.79            1.0
David's Supermarkets                   1         30,195            1.8%         78,000           2.58            0.6
Drug Emporium                          1         31,050            1.8%        194,063           6.25            1.5
Eckerd Drugs                           2         17,355            1.0%        175,673          10.12            1.3
Food City                              1         31,846            1.9%        199,038           6.25            1.5
Ingle's                                1         27,200            1.6%        108,000           3.97            0.8
Kmart                                  1         86,479            5.2%        454,015           5.25            3.4
Office Max                             1         23,500            1.4%        129,240           5.50            1.0
Palais Royal                           1         29,922            1.8%        243,240           8.13            1.8
Petco                                  1         13,973            0.8%         90,545           6.48            0.7
Ross Stores                            2         52,976            3.2%        456,264           8.61            3.4
Safeway                                1         53,037            3.2%        184,363           3.48            1.4
Solo Serve                             1         30,000            1.8%        213,900           7.13            1.6
Southwest Supermarket                  1         27,064            1.6%         82,884           3.06            0.6
Sports Authority                       1         38,000            2.3%        190,000           5.00            1.4
T J Maxx                               2         49,540            3.0%        333,809           6.74            2.5
Tuesday Morning                        1         23,493            1.3%        140,958           6.00            1.1
Uptons                                 1         91,500            5.5%        320,250           3.50            2.4
Walgreen's                             3         38,998            2.3%        218,679           5.61            1.7
Wal-Mart/Bud's                         1         52,769            3.1%        179,415           3.40            1.4
                                 -------       --------       --------      ----------       --------       --------
TOTAL                                 33        984,305           58.6%     $5,891,575       $   5.99           44.5%
                                 =======       ========       ========      ==========       ========       ========

NATIONAL, REGIONAL AND LOCAL TENANT SUMMARY

         The following table sets forth certain information regarding the Company's national, regional and local tenants at each Property as of September 30, 1997 and a breakdown of base rents in place at September 30, 1997 and for each Property shopping center by type of retail tenant.



                                     NATIONAL TENANTS(1)           REGIONAL TENANTS(1)        LOCAL TENANTS (1)
                                 -----------------------     -------------------------------------------------------
                                                    % OF                        % OF                        % OF
                                      % OF        PROPERTY        % OF        PROPERTY        % OF        PROPERTY
                                    PROPERTY        ANN.        PROPERTY        ANN.        PROPERTY        ANN.
PROPERTY AND LOCATION              LEASED GLA    BASE RENT     LEASED GLA     BASE RENT    LEASED GLA    BASE RENT
---------------------              ----------    ---------     ----------     ---------    ----------    ---------
TEXAS
Autobahn Shopping Center              48.4%       51.6%          36.6%           35.4%        15.3%        13.0%
Bandera Shopping Center               55.5        46.6           19.0            22.5         25.5         30.9
Benchmark Crossing                    88.0        86.3           12.0            13.7          0.0          0.0
Centennial Shopping Center            36.4        39.1           44.4            33.5         19.2         27.4
El Campo Shopping Center              14.3        14.9           40.3            26.5         45.4         58.6
Hedwig Shopping Centers               70.8        19.2           15.6            21.4         13.6         59.4
The Market at First Colony            43.7        31.5           10.5            13.9         45.8         54.5
Mason Park Centre                     69.7        62.2            6.0             8.5         24.3         29.4
Rosemeade Park                        20.9        36.2            3.3             3.4         75.9         60.5
University Park Shopping Center        0.0         0.0           94.5            91.5          5.5          8.5
                                     -----        ----           ----            ----         ----         ----
WEIGHTED AVERAGE                      47.0%       41.3%          26.9%           24.0%        26.1%        34.7%
ARIZONA
Park Northern Shopping Center         58.7        40.1           14.8            12.2         26.5         47.7
Southwest/Walgreen's                  21.6         8.8           32.3            15.1         46.0         76.1
                                     -----        ----           ----            ----         ----         ----
    Shopping Center
WEIGHTED AVERAGE                      43.1%       26.0%          22.2%           13.5%        34.7%        60.5%
FLORIDA
Town 'N Country Plaza                 54.5        72.5            7.2             7.3         38.4         20.2
University Mall Shopping Center       41.0        43.2           30.5            17.4         28.4         39.5
                                     -----        ----           ----            ----         ----         ----
WEIGHTED AVERAGE                      45.4%       50.5%          22.7%           14.9%        31.8%        34.7%
TENNESSEE
McMinn Plaza Shopping Center          55.9        47.3           33.1            37.4         11.0         15.3
Twin Lakes Shopping Center             2.3         3.1           61.7            54.2         36.0         42.7
                                     -----        ----           ----            ----         ----         ----
WEIGHTED AVERAGE                      37.4%       26.3%          42.9%           45.4%        19.7%        28.3%
PORTFOLIO TOTAL                       45.3%       40.9%          26.6%           22.4%        28.1%        36.7%
                                     =====        ====           ====            ====         ====         ====


---------------


(1) The Company defines national tenants as any tenant that operates in at least four metropolitan areas located in more than one region (i.e. northwest, northeast, midwest, southwest or southwest); regional tenants as any tenant that operates in two or more metropolitan areas located within the same region; and local tenants as any tenant that operates stores only within the same metropolitan area as the shopping center.

ADDITIONAL INFORMATION CONCERNING CERTAIN PROPERTIES

         As of September 30, 1997, four of the Original Properties, Bandera Festival Shopping Center, Centennial Shopping Center, Park Northern Shopping Center and University Park Shopping Center, and all of the Acquisition Properties each had a book value equal to or greater than 10% of the total assets of the Company or gross revenues equal to or greater than 10% of the Company's aggregate gross revenues. Set forth below is additional information with respect to such Properties.

         Bandera Festival Shopping Center

         Bandera is a 189,446 square foot shopping center located at the northwest corner of Bandera Road and Guilbeau Road in northwest San Antonio, Texas. The property consists of 19.8 acres. San Antonio is the home of Kelly, Lackland and Randolph Air Force Bases, Fort Sam Houston and USAA Insurance Company. The site offers excellent access, high visibility and a traffic count of approximately 58,993 cars per day. The trade area supports a population of approximately 198,500 within a five mile radius with an average household income of approximately $45,000. Northwest San Antonio is the fastest growing quadrant of the city.

         Bandera was built in 1988 and is anchored by Kmart (86,479 square feet), Solo Serve (30,000 square feet) and Eckerd Drugs (8,715 square feet). McDonald's, Peter Piper Pizza and Frost Bank are situated on outparcels within the shopping center. The Taco Cabana site is a free-standing building within the shopping center and is owned by the Company. Bandera has 26 tenants ranging in size from 975 square feet to 86,479 square feet. The small tenants include a mix of national, regional and local retail and service tenants. The center is currently 96.8% occupied.

         In 1997, Bandera accounted for approximately 25.51% of the total GLA and 30.1% of the total annualized minimum rents from the Original Properties. As of September 30, 1997, Bandera was 96.8% leased, with approximately 66.1% of its GLA leased to anchor tenants.

         Depreciation on Bandera is taken on a straight line basis over 40 years for book purposes and 31.5 years for tax purposes, resulting in a rate of approximately 2.5% and 3.20% per year, respectively. At December 31, 1996, the federal tax basis of the Bandera Festival Shopping Center was approximately $10.0 million. The realty tax on the Bandera Festival Shopping Center is approximately $2.80 per $100 of assessed value, resulting in a 1997 realty tax of approximately $266,000.

         The following table sets forth the percentage of GLA at Bandera which was leased as of December 31 for each of the last five years:



As of:                                                   Percentage Leased
------                                                   -----------------
December 31, 1992 . . . . . . . . . . . . . . . . . .         89.6%
December 31, 1993 . . . . . . . . . . . . . . . . . .         98.1
December 31, 1994 . . . . . . . . . . . . . . . . . .         98.1
December 31, 1995 . . . . . . . . . . . . . . . . . .         95.5
December 31, 1996 . . . . . . . . . . . . . . . . . .         98.5



         The following table sets forth the average annual rental income per square foot at Bandera for each of the last five years:



                                                                  Average Rental
Period:                                                      Income per Sq. Ft of GLA.
-------                                                      -------------------------
Year Ended December 31, 1992  . . . . . . . . . . . . . .         $7.26
Year Ended December 31, 1993  . . . . . . . . . . . . . .          7.38
Year Ended December 31, 1994  . . . . . . . . . . . . . .          7.80
Year Ended December 31, 1995  . . . . . . . . . . . . . .          7.63
Year Ended December 31, 1996  . . . . . . . . . . . . . .          7.56



         The following table shows, as of September 30, 1997, Bandera's anchor tenants, their GLA, gross annual rent for 1997 and lease expiration date, not including renewal options:



                                             Gross Annual             Lease
Tenant                    GLA (Sq. Ft.)         Rent             Expiration Date
------                    -------------    --------------      ------------------
Eckerd Drugs              8,715             $   89,154          October 31, 2008
Kmart                     86,479               484,015          October 31, 2013
Solo Serve                30,000               286,800          January 31, 2004



         Scheduled lease expirations at Bandera during the next 10 years are as follows:

                                        Gross Leasable Area           Effective Annual Rental Income
                                       ------------------------    ------------------------------------------
      Lease        No. of Leases       Approximate   Percent of                 Percent of       Average per
   Expiration        Expiring            Sq. Ft.       Total         Amount        Total           Sq. Ft.
   ----------        --------          ------------ -----------      ------     ----------        ----------
       1997              0                     0      0.0%       $         0          0.0%        $      0
       1998              2                11,920      6.5            105,360          7.1             8.84
       1999              2                 1,950      1.1             27,874          1.9            14.29
       2000              4                 8,330      4.5             94,470          6.4            11.34
       2001              4                 8,630      4.7            109,617          7.4            12.70
       2002              6                14,023      7.6            186,826         12.6            13.32
       2003              3                 5,892      3.2             68,336          4.6            11.60
       2004              2                34,999     19.1            262,640         17.7             7.50
       2005              0                     0      0.0                  0          0.0                0
     2006 and
   thereafter            3                97,594     53.2%           627,165         42.3             6.43
                        --               -------   ------        -----------       ------         --------
      Total             26               183,338    100.0%       $ 1,482,288        100.0%        $   8.08
                        ==               =======   ======        ===========       ======         ========



         Two tenants at Bandera, Solo Serve and Kmart, each occupy in excess of 10% of the GLA at Bandera. Solo Serve occupies 30,000 square feet and has annual minimum rent of $213,900. The lease expires on January 31, 2004 and has 2 five-year options under the same terms and conditions except rent which will be $9.00/sq. ft. and $9.67/sq. ft., respectively. Kmart occupies 86,479 square feet and has annual minimum rent of $454,015. The lease expires on October 31, 2013 and has 10 five-year options under the same terms and conditions.

         Although Eckerd Drugs has moved out of its 8,715 square foot space, it is obligated to pay its annual minimum rent of $89,154 through the term of the lease, which expires October 31, 2008.

         Centennial Shopping Center

         Centennial is a 80,492 square foot shopping center located on 6.31 acres in Austin, Texas. Centennial is located at the northeast corner of Burnet Road and Greenlawn Parkway, approximately one mile from Northcross Mall. Burnet Road has a traffic count of over 30,000 cars daily. The trade area is north/central Austin, which is considered an "in-fill" (i.e., a developed area with limited space available for development by additional competition) location and supports a population of approximately 245,000 within a five mile radius.

         Centennial was built in two phases. The original building, built in 1970, was a Gibson's Discount center and contained 54,000 square feet. In 1984, approximately 23,000 square feet of retail space was added along the north boundary and extending from the original building toward Burnet Road.
The center is anchored by Drug Emporium (31,050 square feet) and Tuesday Morning (23,493 square feet). Taco Bell is a free-standing building within the shopping center and is owned by the Company. Additional revenue is received from the parking lot that is leased in the evenings to an adjacent night club. Centennial has 11 tenants ranging in size from 1,000 square feet to 31,050 square feet. The small tenants include a mix of regional and local retail and service tenants. As of September 30, 1997, the center was 90.9% occupied.

         In 1997, Centennial accounted for approximately 10.7% of total GLA and 12.9% of the total annualized minimum rents from the properties. As of September 30, 1997, Centennial was 90.9% leased, with approximately 38.6% of its GLA occupied by anchor tenants.

         Depreciation on Centennial Shopping Center is taken on a straight line basis over 30 years for book purposes and 31.5 years for tax purposes, resulting in a rate of approximately 3.3% and 3.2% per year, respectively. At December 31, 1996, the federal tax basis of the Centennial Shopping Center was approximately $4.6 million. The realty tax on the Centennial Shopping Center is approximately $2.48 per $100 of assessed value, resulting in a 1997 realty tax of approximately $104,000.

         The following table sets forth the percentage of GLA at Centennial which was leased as of December 31 for each of the last five years:



As of:                                                        Percentage Leased
------                                                        -----------------
December 31, 1992 . . . . . . . . . . . . .                        85.0%
December 31, 1993 . . . . . . . . . . . . .                        80.0
December 31, 1994 . . . . . . . . . . . . .                        65.0
December 31, 1995 . . . . . . . . . . . . .                        81.0
December 31, 1996 . . . . . . . . . . . . .                        78.0



         The following table sets forth the average annual rental income per square foot at Centennial for each of the last five years:



                                                            Average Rental
Period:                                                Income per Sq. Ft. of GLA
------                                                 -------------------------
Year ended December 31, 1992  . . . . . . .                  $   7.33
Year ended December 31, 1993  . . . . . . .                      7.49
Year ended December 31, 1994  . . . . . . .                      6.74
Year ended December 31, 1995  . . . . . . .                      6.93
Year ended December 31, 1996  . . . . . . .                      7.18



         The following table shows, as of September 30, 1997, Centennial's anchor tenants, their GLA, gross annual rent for 1996 and lease expiration date, not including renewal options:



                                                    Gross               Lease
Tenant                         GLA                Annual Ren        Expiration Date
------                     --------------      ---------------    ---------------------
Drug Emporium                 31,050           $    262,373         August 31, 2001
Tuesday Morning               23,493                104,958        December 31, 2004



          Scheduled lease expirations at Centennial during the next 10 years are as follows:



                                        Gross Leasable Area                 Effective Annual  Rental Income
                                   ----------------------------    -----------------------------------------------
Lease              No. of Leases     Approximate        Percent                        Percent        Average per
Expiration           Expiring             Sq. Ft.      of Total         Amount         of Total         Sq. Ft.
----------           --------      ----------------    --------         ------         --------    --------------
1997                  0                   0              0.0%         $       0          0.0%           $     0
1998                  1               1,420              1.9             14,910          2.4              10.50
1999                  1               3,155              4.3            106,380         16.8              33.72
2000                  5              10,479             14.3            135,235         21.4              12.91
2001                  2              32,450             44.4            211,913         33.5               6.53
2002                  2               2,160              3.0             23,540          3.7              10.90
2003                  0                   0              0.0                  0          0.0                  0
2004                  1              23,493             32.1            140,958         22.3               6.00
2005                  0                   0              0.0                  0          0.0                  0
2006 and
thereafter            0                   0              0.0                  0          0.0                  0
                 ------           ---------         --------         ----------      -------         ----------
Total                12              73,157            100.0%        $  632,936        100.0%        $     8.65
                 ======           =========         ========         ==========      =======         ==========



         Two tenants, Drug Emporium and Tuesday Morning, each occupy in excess of 10% of the GLA at Centennial. Drug Emporium occupies 31,050 square feet and has annual minimum rent of $194,063. The lease expires on August 31, 2001 and has three renewal options of five years each under the same terms and conditions except rent, which will be $7.80/sq. ft., $8.96/sq. ft. and $10.32/sq. ft., respectively. The tenant is granted a one-time only option to cancel which resulted from their plan of reorganization. Tuesday Morning occupies 23,493 square feet and has annual minimum rent of $140,958. The lease expires on December 31, 2004 and has one renewal option of five years under the same terms and conditions except rent, which will be $8.00/sq. ft.

         Park Northern Shopping Center

         Park Northern is a 128,365 square foot of GLA shopping center located in Phoenix, Arizona. The center was acquired in November 1996 by Park Northern/Centennial Partners L.P., of which the Company is the general partner and owns 70% of the limited partner interests. The shopping center is located in the Glendale area, which is the northwest quadrant of Phoenix. The trade area supports a population of approximately 400,000 within a five mile radius.

         Park Northern is located at the northeast corner of Northern Avenue and 35th Avenue in Northwest Phoenix. This is one of the busiest intersections in the City of Phoenix, with Northern Avenue being the primary east-west road into Glendale, Arizona, with an average daily traffic count of over 72,200. 35th Avenue is a major north-south arterial with an average daily traffic count of 70,500. This site is approximately one and one-half miles from Metrocenter Mall, which is the largest mall in Arizona. The center is also located one mile west of the Black Canyon Freeway (I-17), which is the major interstate freeway through Phoenix.

         The property includes 15.0 acres of land and is subject to a long term ground lease. Pursuant to the ground lease, the Company pays rent of $100,000 per year plus 5% of the base rent plus percentage rent. The lease expires in November 2035 and has four 10-year renewal options. The shopping center was built in 1982. The shopping center is anchored by Safeway (53,037 square feet) and Walgreen's (12,000 square feet). Safeway has recently completed an expansion of its store by approximately 11,700 square feet at its own cost.
The cost of the addition can be offset against future percentage rents due, if any. Safeway's reimbursement of the shopping center's common area maintenance expenses, taxes and insurance has been increased to reflect its higher pro rata share of the leased premises. Long John Silver's and Chuck E. Cheese's are free-standing buildings within the shopping center and are owned by the Company. Bank One is situated on an outparcel adjacent to the property. The bank site is not owned by the Company. Park Northern has 22 tenants ranging in size from 750 square feet to 53,037 square feet. The small tenants include a mix of regional and local retail and service tenants. The center is currently 89.6% occupied.

         In 1997, Park Northern accounted for approximately 17.0% of total GLA and 13.6% of the total annualized minimum rents from the Original Properties. As of September 30, 1997, Park Northern was 89.6% leased, with approximately 50.7% of its GLA occupied by anchor tenants.

         Depreciation on Park Northern Shopping Center is taken on a straight line basis over 30 years for book purposes and 39 years for tax purposes, resulting in a rate of approximately 3.3% and 2.6% per year, respectively. At December 31, 1996, the federal tax basis of the Park Northern Shopping Center was approximately $4,332,592. The realty tax on the Park Northern Shopping Center is approximately $3.47 per $100 of assessed value, resulting in a 1997 realty tax of approximately $191,000.

         As of December 31, 1996, the only year for which such information is available, 85.0% of the GLA at Park Northern was leased.

         For the year ended December 31, 1996, the only year for which such information is available, the average rental income per square foot of GLA at Park Northern was $5.22.

         The following table shows, as of September 30, 1997, Park Northern's major tenants, their GLA, gross annual rent for 1996 and lease expiration date, not including renewal options:



                                                 Gross                       Lease
Tenant                      GLA                Annual Rent              Expiration Date
------                      ---                -----------              ---------------
Walgreen's                12,000                $  85,086                April 30, 2011
Safeway                   53,037                  291,222                  May 31, 2003



         Scheduled lease expirations at Park Northern during the next 10 years are as follows:



                                        Gross Leaseable Area            Effective Annual  Rental Income
                         No. of       -------------------------     ---------------------------------------
         Lease            Leases        Approximate     Percent                     Percent      Average per
      Expiration         Expiring         Sq. Ft.      of Total        Amount      of Total      Sq. Ft.
      ----------       ------------   --------------   --------     ----------    ---------     -----------
         1997                   1             1,260       1.1%      $   13,860         2.1%     $   11.00
         1998                   2            15,703      13.7           61,333         9.2           3.91
         1999                   4             4,935       4.3           59,220         8.8          12.00
         2000                   4            10,126       8.8           94,604        14.1           9.34
         2001                   4            11,273       9.8          121,824        18.2          10.81
         2002                   5             6,650       5.8           79,235        11.8          11.92
         2003                   1            53,037      46.1          184,363        27.5           3.48
         2004                   0                 0       0.0                0         0.0             --
         2005                   0                 0       0.0                0         0.0             --
  2006 and thereafter           1            12,000      10.4           55,200         8.2           4.60
                              ---          --------   -------       ----------    --------      ---------
         Total                 22           114,984     100.0%      $  669,639       100.0%     $    5.82
                              ===          ========   =======       ==========    ========      =========



         One tenant at Park Northern occupies more than 10% of the GLA.
Safeway occupies 53,037 square feet and has annual minimum rent of $184,363. The lease expires on May 31, 2003 and Safeway's lease has eight renewal options of five years each under the same terms and conditions.

         University Park Shopping Center

         University Park is a 91,654 square foot shopping center located in College Station, Texas. The center is located at the northwest corner of University Drive and Tarrow Drive. College Station is approximately 100 miles northwest of Houston, Texas and is home to Texas A&M University, which has an enrollment of over 40,000 students. The shopping center is located approximately one mile east of the University. University Drive has a traffic count of over 38,000 cars daily. The trade area supports a population of over 110,000 within a five mile radius.

         The property includes 8.51 acres of land.  The Company has acquired a
1.26 acre tract of land adjacent to the University Park Shopping Center and is currently contemplating the development of this site into an approximate 13,000 square foot retail strip. The shopping center was built in 1991. University Park has six tenants ranging in size from 1,168 square feet to 80,478 square feet. The shopping center is anchored by an Albertson's Supermarket (80,478 square feet). The small tenants include a mix of regional and local retail and service tenants. The center is currently 100% occupied.

         In 1997, University Park accounted for approximately 12.2% of total GLA and 15.2% of the total annualized minimum rents from the Original Properties. University Park represents a total of 91,654 square feet of gross leaseable area. As of September 30, 1997, University Park was 100% leased, with approximately 87.7% of its gross leaseable area occupied by anchor tenants.

         Depreciation on University Park Shopping Center is taken on a straight line basis over 40 years for book purposes and 31.5 years for tax purpose, resulting in a rate of approximately 2.5% and 3.20% per year, respectively. At December 31, 1996, the federal tax basis of the University Park Shopping Center was approximately $6.2 million. The realty tax on the University Park Shopping Center is approximately $2.58 per $100 of assessed value, resulting in a 1997 realty tax of approximately $152,000.

         The following table sets forth the percentage of GLA at University Park which was leased as of December 31 for each of the last five years:



                                          Percentage
As of:                                      Leased
------                                    ---------
December 31, 1992 . . . . . . . . . .       100.0%
December 31, 1993 . . . . . . . . . .       100.0
December 31, 1994 . . . . . . . . . .       100.0
December 31, 1995 . . . . . . . . . .       100.0
December 31, 1996 . . . . . . . . . .       100.0



         The following table sets forth the average rental income per square foot at University Park for each of the last four years:



                                                 Average Rental
Period:                                     Income per Sq. Ft. of GLA
-------                                     -------------------------
Year ended December 31, 1993  . . . . .                8.08
Year ended December 31, 1994  . . . . .                8.13
Year ended December 31, 1995  . . . . .                8.06
Year ended December 31, 1996  . . . . .                8.14



         The following table shows, as of September 30, 1997, University Park's anchor tenant, its GLA, gross annual rent for 1996 and lease expiration date, not including renewal options:



Tenant                  GLA            Gross Annual Rent         Lease Expiration Date
------                  ---            -----------------         ---------------------
Albertson's             80,478             $815,008              April 12, 2023

    Scheduled lease expirations at University Park during the next 10 years are as follows:



                                          Gross Leasable Area           Annualized Base Rental Income
                                       ------------------------       ---------------------------------
       Lease           No. of Leases   Approximate     Percent                   Percent   Average per
     Expiration           Expiring       Sq. Ft.       of Total       Amount    of Total   Sq. Ft.
     ----------           --------       -------       --------       ------    --------  ------------
        1997                 1            1,168          1.3%      $ 16,252       2.2%     $ 14.00
        1998                 1            2,071          2.3         28,562       3.8        13.79
        1999                 0                0          0.0              0       0.0           --
        2000                 2            4,160          4.5         50,411       6.7        12.12
        2001                 0                0          0.0              0       0.0           --
        2002                 1            3,777          4.1         52,878       7.1           --
        2003                 0                0          0.0              0       0.0        14.00
        2004                 0                0          0.0              0       0.0           --
        2005                 0                0          0.0              0       0.0           --
2006 and thereafter          1           80,478         87.8%       601,013      80.2         7.47
                            --         --------        -----       --------    ------      -------
       Total                 6           91,654        100.0%      $749,215     100.0%     $  8.17
                            ==         ========        =====       ========    ======      =======



    The only tenant occupying more than 10% of the GLA of the center is Albertson's. Albertson's lease expires April 12, 2023 and has three renewal options of five years each.

ADDITIONAL INFORMATION CONCERNING THE ACQUISITION PROPERTIES

         The Company has contracts or options to acquire eight retail properties: Benchmark Crossing Shopping Center, Hedwig Shopping Centers, The Market at First Colony Shopping Center, Mason Park Centre Shopping Center, Rosemeade Park Shopping Center, Southwest/Walgreen's Shopping Center, Town 'N Country Shopping Center and University Mall Shopping Center. Set forth below is additional information with respect to such properties.

         Benchmark Crossing

         Benchmark Crossing is a 58,341 square foot shopping center located at the northeast corner of the intersection of Highway 290 and Hollister in northwest Houston, Texas. The property includes approximately 6.6 acres of land.

         Benchmark Crossing consists of five separate buildings. The anchor tenant, Bally's Total Fitness (the largest health club operator in the United States), leases a two-story building built in 1986, consisting of 40,966 square feet. Click's Billiards and the International House of Pancakes are single story buildings built in 1994, consisting of 7,000 square feet and 4,543 square feet, respectively. Burger King and Jack in the Box are single story buildings built in 1990 and 1986, respectively. All parking lots are constructed of concrete.

         According to Revac, Inc. Houston/Harris County Market Survey, the inner northwest submarket has had positive absorption of over 900,000 square feet since 1992, resulting in an overall occupancy rate of 90% for all retail centers. Benchmark Crossing is 100% leased under five long-term leases with maturities ranging from 2004 to 2013.

         After its acquisition in January 1998, the federal tax basis of Benchmark Crossing will be its purchase price plus closing costs, estimated to be $5,637,500. The realty tax rate on Benchmark Crossing is approximately $3.06 per $100 of assessed value, resulting in an estimated 1997 realty tax of approximately $131,068.

         The following table sets forth the percentage of GLA at Benchmark Crossing which was leased as of December 31 for each of the last five years:



As of:                                   Percentage Leased(1)
------                                   --------------------
December 31, 1992 . . . . . . . . . .         100.0%
December 31, 1993 . . . . . . . . . .         100.0
December 31, 1994 . . . . . . . . . .         100.0
December 31, 1995 . . . . . . . . . .         100.0
December 31, 1996 . . . . . . . . . .         100.0


----------------


(1)  Based on unaudited information provided by the seller.

     The following table sets forth the average rental income per square foot at Benchmark Crossing for each of the last five years:



                                                    Average Rental
Period:                                     Income per Sq. Ft. of GLA (1)
------                                     ------------------------------
Year ended December 31, 1992  . . . . .             $   7.84
Year ended December 31, 1993  . . . . .                 7.86
Year ended December 31, 1994  . . . . .                10.03
Year ended December 31, 1995  . . . . .                10.88
Year ended December 31, 1996. . . . . .                11.13


----------------


(1) Based on unaudited, cash basis financial statements provided by the seller.

     Scheduled lease expirations at Benchmark Crossing during the next 10 years are as follows:



                                           Gross Leasable Area                   Annualized Base Rental Income
                                       ----------------------------             --------------------------------
       Lease           No. of Leases     Approximate        Percent                       Percent     Average per
     Expiration           Expiring         Sq. Ft.         of Total             Amount    of Total      Sq.  Ft.
     ----------           --------     ---------------     --------             ------    --------      -------
        1997                 0                0               0.0%                  $0       0.0%    $        --
        1998                 0                0               0.0                    0       0.0              --
        1999                 0                0               0.0                    0       0.0              --
        2000                 0                0               0.0                    0       0.0              --
        2001                 0                0               0.0                    0       0.0              --
        2002                 0                0               0.0                    0       0.0              --
        2003                 0                0               0.0                    0       0.0              --
        2004                 1            7,000              12.0               91,000      13.7           13.00
        2005                 0                0               0.0                    0       0.0              --
2006 and thereafter          4           51,384              88.0              572,598      86.3           11.14
                            --         --------            ------             --------    ------     -----------
       Total                 5           58,384             100.0%            $663,598     100.0%    $     11.37
                            ==         ========            ======             ========    ======     ===========



         Two tenants, Bally's Fitness Center and Click's Billards, each occupy in excess of 10% of the GLA at Benchmark Crossing. Bally's occupies 40,966 square feet under a lease which expires on December 31, 2006 and has two renewal options of five years each. Click's occupies 7,000 square feet of GLA under a lease which expires on July 31, 2004 and has one renewal option of five years.

         Hedwig Shopping Centers

         Hedwig Shopping Centers consists of three separate buildings totaling 69,554 square feet built in 1974, 1987 and 1989. The center fronts Interstate 10, which has an east/west traffic count of over 400,000 vehicles daily. The center is located within Hedwig Village, an independent municipality surrounded by Houston, Texas. Hedwig Village is considered an affluent area with a median home price of $284,000 in 1996, according to the Houston Chronicle. The property includes approximately 4.1 acres of land.

         According to Revac Inc. Houston/Harris County Market Survey, the average rental rate per square foot in the first half of 1997 for the inner west submarket where Hedwig Shopping Centers is located was $22.41. Hedwig Shopping Centers' average rental rate per square foot during the same period was $12.37.

         The shopping center is adjacent to and complemented by Target (120,000 sq. ft.) and Marshall's (35,650 sq. ft.) department stores, which are owned by a third party. The center has 11 tenants ranging in size from 1,050 square feet to 27,000 square feet.

         After its acquisition in January 1998, the federal tax basis of Hedwig Shopping Centers will be its purchase price plus closing costs, estimated to be $6,937,500. The realty tax rate on Hedwig Shopping Centers is approximately $2.77 per $100 of assessed value, resulting in an estimated 1997 realty tax of approximately $130,837.

         The following table sets forth the percentage of GLA at Hedwig Shopping Centers which was leased as of December 31 for each of the last five years:



As of:                                   Percentage Leased(1)
------                                   --------------------
December 31, 1992 . . . . . . . . . .           100.0%
December 31, 1993 . . . . . . . . . .           100.0
December 31, 1994 . . . . . . . . . .            98.0
December 31, 1995 . . . . . . . . . .           100.0
December 31, 1996 . . . . . . . . . .            80.9


-------------


(1)      Based on unaudited information provided by the seller.

         The following table sets forth the average rental income per square foot at Hedwig Shopping Centers for each of the last five years:



                                                      Average Rental
Period:                                        Income per Sq. Ft. of GLA(1)
------                                         ----------------------------
Year ended December 31, 1992  . . . . .                   $10.87
Year ended December 31, 1993  . . . . .                    11.25
Year ended December 31, 1994  . . . . .                    11.41
Year ended December 31, 1995  . . . . .                    11.54
Year ended December 31, 1996. . . . . .                    11.35


------------


(1) Based on unaudited, cash basis financial statements provided by the seller.

         Scheduled lease expirations at Hedwig Shopping Centers during the next 10 years are as follows:



                                        Gross Leasable Area               Annualized Base Rental Income
                                    ----------------------------      -----------------------------------------
       Lease        No. of Leases     Approximate        Percent                      Percent       Average per
     Expiration        Expiring         Sq. Ft.         of Total         Amount       of Total       Sq.  Ft.
     ----------        --------     ---------------     --------      -----------    --------        ----------
        1997              2              5,050              7.4%      $    96,768        11.5%       $ 19.16
        1998              1              6,612              9.7           112,668        13.3          17.04
        1999              0                  0              0.0                 0         0.0              0
        2000              4             21,915             32.1           288,367        34.1          13.16
        2001              1              2,564              3.8            41,024         4.9          16.00
        2002              2              5,188              7.6            83,807         9.9          16.15
        2003              0                  0              0.0                 0        0.0               0
        2004              0                  0              0.0                 0         0.0              0
        2005              0                  0              0.0                 0         0.0              0
 2006 and thereafter      1             27,000             39.5           222,480        26.3           8.24
                         --             ------             ----       -----------   ---------        -------
        Total            11             68,329            100.0%      $   845,114       100.0%       $ 12.37
                         ==             ======            ======      ===========   =========        =======



         Two tenants, Ross Dress For Less and Blockbuster Music, each occupy in excess of 10% of the GLA at the Hedwig Shopping Centers. Ross occupies 27,000 square feet of GLA under a lease which expires on March 31, 2010 and has two renewal options of five years each. Blockbuster Music occupies 13,664 square feet of GLA under a lease which expires on July 31, 2000 and has four renewal options of five years each.

         The Market at First Colony

         The Market at First Colony is a 94,241 square foot shopping center located at the corner of Texas State Highway 6 and Williams Trace Boulevard in southwest Houston. The property includes approximately of 9.7 acres of land. The shopping center was built in three phases in 1988, 1991 and 1994. The parking lot is constructed of concrete.

         The shopping center is adjacent to and complemented by a 62,000 square foot Kroger Supermarket which is owned by a third party. Taco Bell is a free standing building within the shopping center. Stop N Go, World Savings, Burger King, McDonalds, Kentucky Fried Chicken, Bronx Grill and a Chevron Service Station are situated on outparcels and owned by third parties. The center has 32 tenants ranging in size from 825 square feet to 25,220 square feet.

         After its acquisition in January 1998, the federal tax basis of The Market at First Colony will be its purchase price plus closing costs, estimated to be $11,625,000. The realty tax rate on The Market at First Colony is approximately $2.92 per $100 of assessed value, resulting in an estimated 1997 realty tax of approximately $224,911.

         The following table sets forth the percentage of GLA at The Market at First Colony which was leased as of December 31 for each of the last five years:



As of:                                   Percentage Leased(1)
------                                   --------------------
December 31, 1992 . . . . . . . . . .            98.3%
December 31, 1993 . . . . . . . . . .            97.2
December 31, 1994 . . . . . . . . . .            93.4
December 31, 1995 . . . . . . . . . .           100.0
December 31, 1996 . . . . . . . . . .            95.0


--------------


(1)  Based on unaudited information provided by the seller.

         The following table sets forth the average rental income per square foot at The Market at First Colony for each of the last five years:



                                                      Average Rental
Period:                                        Income per Sq. Ft. of GLA (1)
------                                         -----------------------------
Year ended December 31, 1992  . . . . .               $  9.60
Year ended December 31, 1993  . . . . .                 11.77
Year ended December 31, 1994  . . . . .                 10.57
Year ended December 31, 1995  . . . . .                 10.45
Year ended December 31, 1996. . . . . .                 13.50


--------------


(1)  Based on unaudited, cash basis financial statements provided by the seller.


     Scheduled lease expirations at The Market at First Colony during the next 10 years are as follows:



                                          Gross Leasable Area                Effective Annual  Rental Income
                                      ---------------------------      ------------------------------------------
       Lease         No. of Leases    Approximate     Percent                           Percent       Average per
     Expiration         Expiring       Sq. Ft.        of Total             Amount       of Total         Sq. Ft.
     ----------         --------       -------        --------         ------------     --------         -------
        1997               2            4,175            4.4%          $     64,087        4.8%          $ 15.35
        1998               7           14,993           15.9                271,357       20.2             18.10
        1999               7           13,440           14.3                235,850       17.5             17.55
        2000               9           16,403           17.4                272,957       20.3             16.64
        2001               2            3,781            4.0                 68,058        5.1             18.00
        2002               3           30,820           32.7                284,929       21.2              9.24
        2003               0                0            0.0                      0        0.0                 0
        2004               0                0            0.0                      0        0.0                 0
        2005               0                0            0.0                      0        0.0                 0
2006 and thereafter        2           10,629           11.3                147,876       11.0             13.91
                           --          ------          -----            ------------     -----           -------
       Total               32          94,241          100.0%           $  1,345,114     100.0%          $ 14.27
                           ==          ======          =====            ============     =====           =======



     One tenant, T J Maxx, occupies in excess of 10% of the GLA at The Market at First Colony. T J Maxx occupies 25,220 square feet of GLA under a lease which expires on April 30, 2002 and has two renewal options of five years each.

     Mason Park Centre

     Mason Park Centre is a 160,047 square foot shopping center located at the corner of Mason Park Road and Kingsland Boulevard in west Houston. The property includes approximately of 13.6 acres of land. The shopping center was built in 1985. The parking lot is constructed of concrete.

     According to Revac, Inc. Houston/Harris County Market Survey, the west submarket grew in population by 87% from 1980 to 1996 and has a 1996 average household income of approximately $74,000.

     The shopping center is adjacent to and complemented by a 58,800 square foot Kroger Supermarket which is owned by a third party. Scholtzky's is a freestanding building within the shopping center. World Savings and an Exxon Service Station are situated on outparcels and owned by third parties. The center has 33 tenants ranging in size from 997 square feet to 29,922 square feet. The center is anchored by Palais Royal (29,922 square feet), a women's apparel store, Cinemark Cinema (28,750 square feet), an eight screen first run theater, Petco (13,973 square feet), an upscale pet supply store, and Walgreen's Drug Store (10,998 square feet). Palais Royal, Cinemark, Petco and Walgreen's leases expire

January 31, 2006, January 1, 2000, January 31, 2005 and October 31, 2015, respectively. The center is approximately 93% occupied.

     After its acquisition in January 1998, the federal tax basis of Mason Park Centre will be its purchase price plus closing costs, estimated to be $15,325,000. The realty tax rate on Mason Park Centre is approximately $2.03 per $100 of assessed value, resulting in an estimated 1997 realty tax of approximately $255,264 .

     The following table sets forth the percentage of at Mason Park Centre which was leased as of December 31 for each of the last two years:



As of:                                   Percentage Leased(1)
------                                   --------------------
December 31, 1995 . . . . . . . . . .            97.7%
December 31, 1996 . . . . . . . . . .            98.0


-----------------


(1)  Based on unaudited information provided by the seller.



     For the year ended December 31, 1996, the only year for which such information is available, the average rental income per square foot of GLA at Mason Park Centre was $9.91.

     Scheduled lease expirations at Mason Park Centre during the next 10 years are as follows:



                                          Gross Leasable Area                Effective Annual  Rental Income
                                      ---------------------------      ------------------------------------------
       Lease         No. of Leases    Approximate     Percent                           Percent       Average per
     Expiration         Expiring       Sq. Ft.        of Total             Amount       of Total         Sq. Ft.
     ----------         --------       -------        --------         ------------     --------        ---------
        1997               0                    0       0.0%           $          0       0.0%         $      0
        1998               3                4,623       3.1                  59,566       3.7             12.88
        1999               7               13,999       9.4                 170,736      10.6             12.20
        2000               9               41,092      27.7                 463,973      28.9             11.29
        2001               6               15,588      10.5                 218,778      13.6             14.04
        2002               1                3,709       2.5                  46,362       2.9             12.50
        2003               1                5,102       3.4                  51,020       3.2             10.00
        2004               1                2,404       1.6                  28,848       1.8             12.00
        2005               2               19,173      12.9                 179,725      11.2              9.37
2006 and thereafter        3               42,520      28.7                 387,519      24.1              9.11
                          --              -------     -----            ------------     -----          --------
       Total              33              148,210     100.0%           $  1,606,527     100.0%         $  10.84
                          ==              =======     =====            ============     ======         ========

         Two tenants, Palais Royal and Cinemark Cinema, each occupy in excess of 10% of the GLA at Mason Park Shopping Center. Palais Royal occupies 29,922 square feet of GLA under a lease which expires on January 31, 2006 and has two renewal options of five years each. Cinemark occupies 28,750 square feet of GLA under a lease which expires on January 1, 2000 and has three renewal options of five years each.

         Rosemeade Park Shopping Center

         Rosemeade Park is a 49,554 square foot shopping center located at the northwest corner of Rosemeade Parkway and Marsh Lane in Carrollton, Texas. Carrollton is a northern suburb of Dallas. The property includes approximately of 6.2 acres of land.

         Rosemeade Park was built in 1986. The parking lot is constructed of concrete. The shopping center is adjacent to and complemented by a 58,900 square foot Kroger Supermarket, which is owned by a third party.

         The shopping center is located in a strong demographic area as evidenced by a 1996 average household income of $58,275, $76,925 and $83,497 for the one mile, three mile and five mile radiuses, respectively.

         The shopping center has 16 tenants (excluding one ground lease) ranging in size from 1,200 square feet to 13,000 square feet. Additionally, the shopping center leases the land on the corner of the shopping center to Mobil Oil for a service station. The center is anchored by Cosmopolitan Lady (14,000 square feet), a health club, and Blockbuster Video (6,194 square feet). Cosmopolitan Lady's lease expires July 31, 2007 and Blockbuster Video recently renewed its lease through March 31, 2003. The center is approximately 87% occupied.

         After its acquisition in January 1998, the federal tax basis of Rosemeade Park Shopping Center will be its purchase price plus closing costs, estimated to be $4,700,000. The realty tax rate on Rosemeade Shopping Center is approximately $2.36 per $100 of assessed value, resulting in an estimated 1997 realty tax of approximately $94,683.

         The following table sets forth the percentage of GLA at Rosemeade Shopping Center which was leased as of December 31 for each of the last five years:



As of:                                   Percentage Leased(1)
------                                   --------------------
December 31, 1992 . . . . . . . . . .            27.0%
December 31, 1993 . . . . . . . . . .            84.0
December 31, 1994 . . . . . . . . . .            81.0
December 31, 1995 . . . . . . . . . .            84.0
December 31, 1996 . . . . . . . . . .            81.0


----------------


(1)      Based on unaudited information provided by the seller.

         The following table sets forth the average rental income per square foot at Rosemeade Park Shopping Center for each of the last five years:



                                                      Average Rental
            Period:                              Income per Sq. Ft. of GLA
----------------------------------------        --------------------------
Year ended December 31, 1992  . . . . .                $
Year ended December 31, 1993  . . . . .                    9.40
Year ended December 31, 1994  . . . . .                    5.60
Year ended December 31, 1995  . . . . .                    8.16
Year ended December 31, 1996. . . . . .                    8.99


----------------


(1) Based on unaudited, cash basis financial statements provided by the seller.

         Scheduled lease expirations at Rosemeade Park Shopping Center during the next 10 years are as follows:



                                          Gross Leasable Area            Effective Annual  Rental Income
                                      ------------------------   --------------------------------------------
       Lease         No. of Leases    Approximate     Percent                     Percent        Average per
     Expiration         Expiring       Sq. Ft.        of Total      Amount        of Total         Sq. Ft.
     ----------         --------       -------        --------   ------------     --------        -----------
        1997               2           2,754             6.4%    $  32,508         6.0%           $  11.80
        1998               3           6,248            14.6        67,621        12.4               10.82
        1999               2           3,280             7.6        35,152         6.5               10.72
        2000               6           9,222            21.5        92,498        17.0               10.03
        2001               1           1,200             2.8        15,600         2.9               13.00
        2002               1               0             0.0        86,124        15.8                   0(1)
        2003               1           6,194            14.4        77,425        14.2               12.50
        2004               0               0             0.0             0         0.0                   0
        2005               0               0             0.0             0         0.0                   0
     2006 and              1          14,000            32.6       137,060        25.2                9.79
                          --         -------            ----    ----------     -------             -------
     thereafter
       Total              17          42,898           100.0%   $  543,988       100.0%            $ 12.68
                          ==         =======          ======    ==========     =======             =======



         Two tenants, Cosmopolitan Lady and Blockbuster Video, each occupy an excess of 10% of the GLA at Rosemeade Park Shopping Center. Cosmopolitan Lady occupies 14,000 square feet of GLA under a lease which expires on July 31, 2007 and has one five year option. Blockbuster Video occupies 6,194 square feet of GLA under a lease which expires on March 31, 2003 and has two renewal options of five years each.

         Southwest/Walgreen's Shopping Center

         Southwest/Walgreen's is an 83,698 square foot shopping located at the northwest corner of Northern and 19th Avenues in Phoenix, Arizona. The property includes approximately 10.0 acres of land. Southwest/Walgreen's was built in 1975.

         The shopping center is located approximately two miles from the Company's Park Northern Shopping Center. The center is located in an infill area where there is little vacant land available for development. Directly across Northern Avenue a new Albertson's anchored shopping center was developed in 1993, which replaced an obsolete building.

         The shopping center consists of four buildings, which are occupied by 19 tenants ranging in size from 968 square feet to 27,064 square feet. The shopping center is anchored by Southwest Supermarket (27,064 square feet) and Walgreen's (16,000 square feet). Southwest Supermarket is a 38-store chain owned by the New York investment firm of Kohlberg & Company. Southwest Supermarket's lease expires May 31, 2000 and Walgreen's lease expires January 31, 2000. The shopping center is 100% occupied.

         After its acquisition in January 1998, the federal tax basis of Southwest/Walgreen's will be its purchase price plus closing costs, estimated to be $4,800,000. The realty tax rate on Southwest/Walgreen's is approximately $3.50 per $100 of assessed value, resulting in an estimated 1997 realty tax of approximately $117,486.

         The following table sets forth the percentage of GLA at Southwest/Walgreen's which was leased as of December 31 for each of the last five years:

As of:                                  Percentage Leased(1)
------                                  --------------------
December 31, 1992 . . . . . . . . . .        100.0%
December 31, 1993 . . . . . . . . . .         85.0
December 31, 1994 . . . . . . . . . .         96.0
December 31, 1995 . . . . . . . . . .         98.0
December 31, 1996 . . . . . . . . . .        100.0

---------------

(1)  Based on unaudited information provided by the seller.

         The following table sets forth the average rental income per square foot at Southwest/Walgreen's for each of the last three years:

                                                      Average Rental
           Period:                             Income per Sq. Ft. of GLA(1)
----------------------------------------       ----------------------------
Year ended December 31, 1994  . . . . .                   $6.04
Year ended December 31, 1995  . . . . .                    6.45
Year ended December 31, 1996. . . . . .                    5.32

---------------


(1) Based on unaudited, cash basis financial statements provided by the seller.

         Scheduled expirations at Southwest/Walgreen's during the next 10 years are as follows:

                                              Gross Leasable Area              Annualized Base Rental Income
                                         --------------------------     ---------------------------------------
       Lease         No. of Leases       Approximate    Percent                         Percent    Average per
     Expiration         Expiring            Sq. Ft.     of Total            Amount      of Total      Sq. Ft.
     ----------         --------         -----------    --------        ------------    --------      -------
        1997                4                  8,690      10.4%         $     83,280       15.2%       $  9.58
        1998                3                  2,500       3.0                37,932        6.9          15.17
        1999                4                 11,614      13.9               124,140       22.7          10.69
        2000                5                 47,124      56.3               173,256       31.6           3.68
        2001                3                 13,770      16.5               129,084       23.6           9.37
        2002                0                      0       0.0                     0        0.0              0
        2003                0                      0       0.0                     0        0.0              0
        2004                0                      0       0.0                     0        0.0              0
        2005                0                      0       0.0                     0        0.0              0
2006 and thereafter         0                      0       0.0                     0        0.0              0
                           --                -------     -----           -----------      -----        --------
       Total               19                 83,698     100.0%          $   547,692      100.0%       $   6.54
                           ==                =======     =====           ===========      =====        ========


      Two tenants, Southwest Supermarket and Walgreen's, each occupy in excess of 10% of the GLA at Southwest/Walgreen's Shopping Center. Southwest Supermarket occupies 27,064 square feet of GLA under a lease which expires on May 31, 2000 and has seven renewal options of five years each. Walgreen's occupies 16,000 square feet of GLA under a lease which expires on January 31, 2000.

      Town 'N Country Plaza

      Town 'N Country Plaza is a 157,704 square foot shopping center located in Tampa, Florida at the intersection of Hillsborough Avenue and Hanley Road. The property includes approximately 11.1 acres of land. The shopping center was built in 1970 (and renovated in 1986) and has an asphalt parking lot. An extensive renovation of the facade, signage and parking lot lighting was completed in 1997.

      The shopping center is located in the northwest area of Tampa and is considered an infill location. According to Claritas, Inc., the one mile, three mile and five mile ring populations were approximately 17,183, 59,045 and 137,972, respectively, in 1995. Additionally, the three mile average household income was approximately $46,000 in 1995.

      The shopping center has 17 tenants ranging in size from 700 square feet to 50,000 square feet. Additionally, separate buildings are leased to Checkers, a fast food restaurant, and to NationsBank for an ATM. Kentucky Fried Chicken is located on a ground lease parcel and owned by a third party. The shopping center is anchored by Big Lots (30,000 square feet), and T J Maxx (24,320 square feet), a clothing store. Holiday Wonderland occupies 50,000 square feet, but is not considered an anchor tenant because it may not be considered a credit tenant. Big Lot's lease expires January 31, 2002 and T J Maxx's lease expires October 31, 1999. The shopping center is 100% occupied.

      After its acquisition in January 1998, the federal tax basis of Town 'N Country will be its purchase price plus closing costs, estimated to be $4,990,000. The realty tax rate on Town 'N Country is approximately $2.61 per $100 of assessed value, resulting in an estimated 1997 realty tax of approximately $99,125.

      The following table sets forth the percentage of GLA at Town 'N Country which was leased as of December 31 for the last five years:

      As of:                             Percentage Leased(1)
      ------                             --------------------
December 31, 1992 . . . . . . . . . .           100.0%
December 31, 1993 . . . . . . . . . .          100.0
December 31, 1994 . . . . . . . . . .          100.0
December 31, 1995 . . . . . . . . . .            67.7
December 31, 1996 . . . . . . . . . .           100.0

---------------

(1)   Based on unaudited information provided by the seller.

      The following table sets forth the average rental income per square foot at Town 'N Country for the last five years:

                                                 Average Effective Annual
            Period:                             Rental Income per Sq. Ft.(1)
----------------------------------------       ----------------------------
Year ended December 31, 1992  . . . . .                    $3.08
Year ended December 31, 1993  . . . . .                     3.14
Year ended December 31, 1994  . . . . .                     3.36
Year ended December 31, 1995  . . . . .                     3.76
Year ended December 31, 1996. . . . . .                     3.58


---------------

(1) Based on unaudited, cash basis financial statements provided by the seller.

        Scheduled lease expirations at Town 'N Country during the next 10 years are as follows:

                                           Gross Leasable Area              Effective Annual Rental Income
                                         -----------------------        ---------------------------------------
       Lease         No. of Leases       Approximate    Percent                         Percent    Average per
     Expiration         Expiring            Sq. Ft.     of Total            Amount      of Total      Sq. Ft.
     ----------         --------         -----------    --------        ------------    --------      -------
        1997                3               13,350       8.5%          $  63,000           9.2%       $ 4.72
        1998                5                9,384       6.0              93,700          13.6          9.99
        1999                3               26,720      16.9             169,120          24.6          6.33
        2000                0                    0       0.0                   0           0.0             0
        2001                0                    0       0.0                   0           0.0             0
        2002                6              108,250      68.6             361,872          52.6
                                                                                                        3.34
        2003                0                    0       0.0                   0           0.0             0
        2004                0                    0       0.0                   0           0.0             0
        2005                0                    0       0.0                   0           0.0             0
2006 and thereafter         0                    0       0.0                   0           0.0             0
                          ---              -------     -----           ---------         -----        ------
       Total               17              157,704     100.0%          $ 687,692         100.0%       $ 4.36
                          ===              =======     =====           =========         =====        ======


      Three tenants, Holiday Wonderland, Big Lots and T J Maxx, each occupy in excess of 10% of the GLA at Town 'N Country Shopping Center. Holiday Wonderland occupies 50,000 square feet of GLA under a lease which expires on January 31, 2002 and has one renewal option of five years. Big Lot occupies 30,000 square feet of GLA under a lease which expires on January 31, 2002 and has three renewal options of five years each. T J Maxx occupies 24,320 square feet of GLA under a lease which expires on October 31, 1999 and has one renewal option of five years.

      University Mall Shopping Center

      University Mall is a 315,596 square feet shopping center located at the corner of Pines and University Boulevards in Pembroke Pines, Florida. Pembroke Pines is an independent municipality near Ft. Lauderdale, Florida. Pines and University are the main thoroughfares in Pembroke Pines. The property includes approximately 29.0 acres of land.

      University Mall was built in 1973 and originally contained interior mall space. Separate buildings (Phase II and Phase III) were developed in 1975 and 1984, respectively, and contain 16,298 square feet and 28,625 square feet, respectively. During 1990 and 1993, an aggregate of 13,000 square feet was added to Phase I and all interior mall space was converted to storefront space with the addition of several large anchor tenants.

      University Mall has 37 tenants ranging in size from 750 square feet to 91,500 square feet. Additionally, separate buildings are leased to TGI Fridays, WAG's, Taco Bell and a Federal Express kiosk. Also, Pollo Tropical and Red Lobster are situated on outparcels and owned by third parties. University Mall is anchored by Uptons (91,500 square feet), whose lease expires December 1, 2002, Sports Authority (42,000 square feet), whose lease expires April 30, 2012, Ross Stores (25,920 square feet), whose lease expires January 31, 2001, OfficeMax (23,500 square feet), whose lease expires January 31, 2003 and Eckerd Drugs (12,000 square feet), whose lease expires December 31, 2002. Additionally, 46,246 square feet in the rear of the shopping center is leased to University Self Storage, a climate controlled, self-storage facility, the lease for which expires December 15, 2007. The shopping center is approximately 98% leased.

      After its acquisition in January 1998, the federal tax basis of University Mall will be its purchase price plus closing costs, estimated to be $18,650,000. The realty tax rate on University Mall is approximately $2.68 per $100 of assessed value, resulting in an estimated 1997 realty tax of approximately $337,853.

      The following table sets forth the percentage of GLA at University Mall which was leased as of December 31 for each of the last five years:

As of:                                  Percentage Leased(1)
-----                                   --------------------
December 31, 1992 . . . . . . . . .             92.35%
December 31, 1993 . . . . . . . . .             92.40
December 31, 1994 . . . . . . . . .             90.71
December 31, 1995 . . . . . . . . .             94.81
December 31, 1996 . . . . . . . . .             97.60


---------------

(1)   Based on unaudited information provided by the seller.

      The following table sets forth the average rental income per square foot at University Mall for each of the last five years:

                                                      Average Rental
            Period:                            Income per Sq. Ft. of GLA(1)
----------------------------------------       ----------------------------
Year ended December 31, 1992  . . . . .                     $5.84
Year ended December 31, 1993  . . . . .                      5.93
Year ended December 31, 1994  . . . . .                      6.07
Year ended December 31, 1995  . . . . .                      6.08
Year ended December 31, 1996. . . . . .                      6.12

---------------

(1) Based on unaudited, cash basis financial statements provided by the seller.

      Scheduled lease expirations at University Mall during the next 10 years are as follows:

                                           Gross Leasable Area             Effective Annual  Rental Income
                                      ----------------------------   -------------------------------------------
       Lease          No. of Leases    Approximate      Percent                         Percent      Average per
     Expiration          Expiring         Sq. Ft.      of Total          Amount         of Total         Sq. Ft.
     ----------          --------     ------------- --------------   -------------   -------------- -------------

                                                                                                          -
        1997                3               3,969      1.3%          $   63,520           3.1%       $ 16.00
        1998                2               5,572      1.8               74,895           3.6          13.44
        1999               10              23,935      7.7              303,398          14.6          12.68
        2000                6              10,751      3.5              140,459           6.8          13.06
        2001                2              27,045      8.7              248,409          12.0           9.19
        2002                8             119,497     38.6              517,350          25.0           4.33
        2003                1              23,500      7.6              129,240           6.2           5.50
        2004                0                   0      0.0                    0           0.0              0
        2005                0                   0      0.0                    0           0.0              0
2006 and thereafter         5              95,077     30.7              594,304          28.7           6.25
                          ---             -------    -----           ----------         -----        -------
       Total               37             309,346    100.0%          $2,071,575         100.0%       $  6.70
                          ===             =======    =====           ==========         =====        =======


      Two tenants, Uptons and The Sports Authority, each occupy in excess of 10% of the GLA at University Mall. Uptons occupies 91,500 square feet of GLA under a lease which expires on December 1, 2002 and has five renewal options of five years each. The Sports Authority occupies 42,000 square fee of GLA under a lease which expires on April 30, 2012 and has four renewal options of five years each.

LEASE EXPIRATIONS

      At September 30, 1997, anchor tenants leased approximately 60.7% of the total leased GLA and 67.0% of anchor- leased GLA (36.9% of total leased GLA) is scheduled to expire within the next ten years.

      The following table sets forth certain information regarding lease expirations for the Properties for each of the ten years beginning with 1997, assuming that none of the tenants exercises renewal options or termination rights:


                                                                               Annualized Base Rent in Place at 9/30/97
                                                                               ----------------------------------------
                                                                      % of Total                     % of Total
                                       Number of     Square Footage   Portfolio                       Portfolio      Ann.
                Lease Expiration        Leases       Under Expiring    Expiring       Total Ann.        Ann.      Base Rent/
    Year              Year             Expiring         Leases           GLA          Base Rent       Base Rent     Sq. Ft.
    ----     ----------------------    --------    -----------------     ---          ---------       ---------     -------
      1            10/1/97-12/31/97       21            44,906             2.8%      $     456,919       3.4%      $ 10.18
      2                        1998       42           110,941             6.6           1,120,710       8.5         10.10
      3                        1999       49           131,465             7.8           1,398,450      10.6         10.64
      4                        2000       59           198,780            11.8           2,002,313      15.1         10.07
      5                        2001       29           127,041             7.6           1,293,364       9.8         10.18
      6                        2002       41           413,462            24.6           2,140,837      16.2          5.18
      7                        2003        7            93,725             5.6             510,384       3.9          5.45
      8                        2004        5            67,896             4.0             523,446       4.0          7.71
      9                        2005        2            19,173             1.1             179,725       1.3          9.37
     10         2006 and thereafter       25           471,228            28.1           3,603,208      27.2%         7.65
                                         ---         ---------           -----         -----------     -----    ----------
      Total                              280         1,678,617           100.0%        $13,229,356     100.0%   $     7.88
                                         ===         =========           =====         ===========     =====    ==========


TENANT DELINQUENCIES AND BANKRUPTCIES


        As of September 30, 1997, four tenants representing 2.4% of the total GLA of the Original Properties were consistently delinquent with their rent. Management expects two of these tenants to vacate and is actively seeking replacement tenants. Management is not aware of any tenants that are currently in bankruptcy.


MORTGAGE INDEBTEDNESS

        The following table sets forth certain information regarding the mortgage indebtedness of the Company as of September 30, 1997:


                                                      Debt to be                                              Projected
                                                      Repaid upon               Interest Rate                  Annual
                                                      Completion   Balance to     on Balance                  Interest
                                          Balance as    of the       Remain       Remaining      Maturity    Payment as
Property                                  of 9/30/97   Offering    Outstanding   Outstanding    Dates (1)    of 9/30/97
--------                                  ----------   --------    -----------   -----------    ---------    ----------
                                                                      (dollars in thousands)
Original Properties:
--------------------
Twin Lakes Shopping Center (4)           $  1,758    $   1,758   $       0         9.00%        05/10/05       $       0
Autobahn Shopping Center (4)                1,167        1,167           0         8.50         11/30/98               0
Centennial Shopping Center (3) (4)          3,754        3,754           0         9.00         09/25/98               0
Bandera Festival Shopping Center(2) (4)     7,799        7,799           0         9.75         03/31/99               0
University Park Shopping Center             4,818            0       4,818         9.30         04/01/18             445
McMinn Plaza Shopping Center                   401           0         401         8.25         07/01/03              31
McMinn Plaza Shopping Center                   732           0         732         7.63         11/01/02              52
Centennial Shopping Center                      13          13           0         9.50         03/25/98               0
Park Northern Shopping Center                2,758           0       2,758         8.37         11/19/06             231
El Campo Shopping Center (3) (4)             1,580       1,580           0         9.00         06/27/03               0
College Station land                           206           0         206         8.50         12/27/99              18
                                         ---------   ---------    --------                                     ---------
      Total Original Properties          $ 24,986    $  16,072      $8,914                                     $     776

                                                      Debt to be                                              Projected
                                                      Repaid upon               Interest Rate                  Annual
                                                      Completion   Balance to     on Balance                  Interest
                                          Balance as    of the       Remain       Remaining      Maturity    Payment as
Property                                  of 9/30/97   Offering    Outstanding   Outstanding    Dates (1)    of 9/30/97
--------                                  ----------   --------    -----------   -----------    ---------    ----------
Acquisition Properties:
-----------------------
The Market at First Colony (4)                  0           --             0         --              --              --
Hedwig Shopping Centers                     3,585            0         3,585      10.75            06/10/99         384
Benchmark Crossing                          3,673            0         3,673       9.25            08/01/05         337
University Mall Shopping Center            13,374            0        13,374       8.44            11/01/06       1,125
Mason Park Centre (4)                           0           --             0         --              --               0
Rosemeade Park Shopping Center              3,500            0         3,500       8.30            10/24/07         290
Town 'N Country Shopping Center             2,500        2,500             0       8.25            11/01/02           0
Southwest/Walgreen's Shopping Center            0           --              --      --              --                0
                                         --------    ---------    ----------
      Total Acquisition Properties       $ 26,631    $   2,500    $   24,131                                   $  2,136

Total Mortgage Indebtedness              $ 51,617    $  18,572    $   33,045                                   $  2,912
                                         ========    =========    ==========                                   ========


-----------------

(1) The mortgage loan secured by University Park Shopping Center may not be prepaid until May 2005 and can be prepaid thereafter with a penalty of 5%, 4%,
3%, 2%, and 1%, respectively, in the next five years.   The 7.625% mortgage
loan secured by McMinn Plaza Shopping Center may not be prepaid until July 1999 and can be prepaid thereafter with a penalty of 5%, 4%, 3%, 2%, and 1%, respectively, in the following five years. The mortgage loan secured by Twin Lakes Shopping Center may be prepaid prior to May 10, 2000 by paying a penalty of 3%, 2% and 1% in the mortgage years ending May 10, 1998, May 10, 1999 and May 10, 2000, respectively. The mortgage loan secured by Benchmark Crossing may not be prepaid until August 2000 and the mortgage loan secured by University Mall may not be prepaid until November 1998. All of the other mortgage loans may be prepaid at any time, either at par or subject to prepayment penalties calculated typically on a yield maintenance basis.

(2) This mortgage loan requires an additional principal payment equal to 1/2% of outstanding principal on April 1, 1998.

(3) These mortgage loans may each be extended one time for three years after the due date. The Centennial mortgage loan extension provides for an increase in the interest rate to 9.5% and a $100,000 principal payment on September 25, 1998. The El Campo mortgage loan extension requires a $150,000 principal payment on June 27, 2003 and the payment of interest at the lesser of prime plus 1/2%, or 9%.

(4) It is anticipated that seven mortgages, with a combined balance of approximately $16,000,000, will be repaid prior to completion of the Offering from the proceeds of a $52,000,000 bridge loan that may be secured by a first mortgage on the following properties: Twin Lakes, Autobahn, Centennial, Bandera, El Campo, Mason Park, Southwest/Walgreen's and The Market at First
Colony.   It is anticipated that the bridge loan will be repaid from the proceeds of  the Offering.


        As of September 30, 1997, the Company's mortgage indebtedness was approximately $25.0 million, with each mortgage loan being secured by one of the Original Properties. The Company's mortgage indebtedness bears interest rates ranging from 7.63% to 9.75%, with a weighted average stated interest rate of 9.09% and a weighted maturity of 6.8 years.

        All of the mortgage loans included in the above table, except the College Station land loan (relating to the recently acquired outparcel of University Park Shopping Center), have fixed interest rates. Accordingly, 99.2% of the Company's mortgage indebtedness has fixed interest rates.

RENTAL REVENUES

        Substantially all of the income from the Properties consists of rent received under long-term leases. In addition, substantially all of the leases provide for payment from tenants of a pro rata share of the real estate taxes, insurance, utilities and common area maintenance of the property. Leases at the Properties which provide for the payment of percentage rents represent 39% of the total number of leases. Percentage rents represented approximately 1.0% of gross rental revenue from the Original Properties, or approximately $32,822, for the year ended December 31, 1996.

CAPITAL EXPENDITURES

        The following table sets forth information relating to historical capital expenditures on the Company's Original Properties:


                                                                 Year Ended December 31,
                                                          ------------------------------------
                                                               1996            1995         1994
                                                               ----            ----         ----
Total capital expenditures                               $   117,964      $   202,939   $  60,052
Average number of square feet (1)                            594,457          542,095     492,111
Capital expenditures per square foot                     $      0.20      $      0.37   $    0.12
Three year average capital expenditure per square
     foot                                                                               $    0.23



-------------------

(1) Represents the average aggregate amount of square feet owned by the Company during the year.

COMPETITION

         All of the Properties are located in areas which have shopping centers and other retail facilities. Generally, there are other neighborhood and community shopping centers within close proximity to the Property. The amount of rentable retail space in an area could have a material adverse effect on the amount of rent charged by the Company and on the Company's ability to rent vacant space and/or renew leases. There are numerous commercial developers, real estate companies, REITs and major retailers that compete with the Company in seeking properties for acquisition and tenants for properties, many of which may have greater financial and other resources than the Company and may have substantially more operating experience than that of the Company, its officers and agents. There are numerous shopping facilities that compete with the Properties in attracting retailers to lease space. In addition, retailers at the Properties face increasing competition from outlet malls, discount shopping clubs, catalog companies, direct mail and telemarketing.

EMPLOYEES

         The Company has no salaried employees. All personnel required for the Company's operations are provided by the Investment Manager.

LEGAL PROCEEDINGS

         The Company is not presently involved in any litigation nor, to its knowledge, is any litigation threatened against the Company or any of the Properties, except for routine litigation arising in the ordinary course of business which, in the opinion of the executive officers of the Company, would not have a material adverse effect on the Company.

REGULATIONS AND INSURANCE

         General. The Properties, as well as any other properties which the Company may acquire in the future, are subject to various federal, state and local laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. The Company believes that each Property when acquired had all permits and approvals necessary under current law.

         Insurance. The Company believes that the Properties are, or upon acquisition will be, covered by adequate property and liability insurance provided by reputable, commercially rated companies and with commercially reasonable deductibles and limits. Management expects to maintain such insurance coverage and to obtain similar coverage with respect to any additional properties acquired by the Company in the near future. The Company has obtained or will obtain title insurance relating to the Properties in an aggregate amount which the Company believes to be adequate. See "Risk Factors--Uninsured Loss."

         Americans With Disabilities Act. The Properties are subject to the Americans with Disabilities Act of 1990 (the "ADA"). The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" but generally requires that all public facilities be made accessible to people with disabilities. The requirements became effective in 1992. Compliance with the ADA requirements could require removal of access barriers and other capital improvements at the Properties. Noncompliance could result in the imposition of fines by the U.S. government or an award of damages to private litigants. The Company believes that the Properties are substantially in compliance with these requirements.

ENVIRONMENTAL MATTERS

         Under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as well as similar state and local laws, owners and operators of property, both past and present, may be held financially responsible for the investigation and, if appropriate, the remediation of hazardous substance releases into the environment. Other parties who arranged for the disposition of hazardous substances or transported hazardous substances for disposition also may be held liable. Liability under CERCLA and similar laws is strict, joint and several and, in many instances, may be imposed without regard to the party's culpability concerning the hazardous substance release. Potentially responsible parties may be liable to one another, the government and, in some instances, third parties.

         Costs recoverable under CERCLA must be consistent with the National Contingency Plan. The National Contingency Plan establishes a procedure whereby contaminated properties are identified and, if necessary, remediated in a priority fashion. If conducted in the appropriate manner, these costs will include, but may not be limited to, funds expended to investigate and to remediate hazardous substance releases. Costs associated with any such environmental activity may be substantial.

         Phase I environmental assessments have been conducted on all of the Properties. Only three of these reports have been prepared in the past two years. See "Risk Factors -- Environmental Matters." The purpose of Phase I environmental assessments was to determine if past or present uses of, or conditions on, the Properties or properties in the vicinity of the Properties, indicate the potential for soil or groundwater contamination or if other environmental conditions might affect future uses of the Properties or liability associated therewith. Phase I environmental assessments generally included the following: visual inspection of the property, review of available land use records, interviews with the property representatives; examination of information from environmental agencies; and a walk-through survey for suspected asbestos and lead-containing materials. As may be required by any applicable federal, state or local laws, the Company has addressed or will address any recommendations contained in the Phase I environmental assessment reports.

         None of the reports from the Phase I environmental assessments or subsequent investigations has revealed, nor is the Company or the Investment Manager aware of, any environmental condition that the Company believes would have a material adverse effect on the Company's business, assets or results of operations. The Company and the Investment Manager believe that the Properties are in compliance in all material respects with applicable federal, state and local laws, ordinances and regulations concerning the presence of hazardous substances. Neither the Company nor the Investment Manager has been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous substances in connection with any of its Properties. It is possible, however, that the Phase I environmental assessments and subsequent investigations do not reveal all environmental liability concerns or that there are material environmental liabilities of which the Company is unaware. Accordingly, no assurance can be given that (i) future laws, ordinances or regulations will not require or impose any material expenditures or liabilities in connection with the environmental conditions by or on the Company or the Properties; (ii) the current environmental condition of each Property will not be affected by tenants and occupants of such Property, by the condition of properties in the vicinity of such Property or by third parties unrelated to the Company; (iii) prior owners or prior or current tenants of a Property did not create any material adverse environmental condition of which the Company or the Investment Manager is unaware.


                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES


         The following is a discussion of the Company's current policies with respect to investments, financings, affiliate transactions and certain other activities. The Company's policies with respect to these activities have been determined by management of the Company and by the Investment Manager and may be amended or revised from time to time at the discretion of the Board of Trust Managers without a vote of the shareholders of the Company. No assurance can be given that the Company's investment objectives will be attained or that the value of the Company will not decrease.

INVESTMENT POLICIES


         Investments in Real Estate or Interests in Real Estate. The Company's primary business objective is to maximize shareholder value by maintaining long-term growth in Cash Available for Distribution and paying distributions to its shareholders. The Company intends to pursue this objective by continuing to acquire community shopping centers for long-term ownership and to manage its properties intensively, and thereby seek to maximize current and long-term income and the value of its assets. The Company's policy, as determined by the Investment Manager, is to acquire or redevelop assets in geographic areas where the Company believes that opportunities exist for acceptable investment returns.

         The Company expects to pursue its investment objectives primarily through the direct ownership of properties. The Company currently intends to invest in or develop primarily community shopping center properties in its primary markets. However, future investment or redevelopment activities will not be limited to any geographic area or to a specified percentage of the Company's assets. All of the Properties initially will be managed by the Company or third party on-site property managers retained by the Investment Manager. There is no limit on the percentage of assets which will be invested in any specific property.


         The Company may also participate with other entities in property ownership, through joint ventures or other types of common ownership. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over any equity interest of the Company.


         Investments in Real Estate Mortgages. While the Company intends to emphasize equity real estate investments, it may, in its discretion, invest in first or second mortgages or other real estate interests consistent with its qualification as a REIT. The Company may also invest in participating or convertible mortgages if the Trust Managers conclude that the Company and its shareholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation. There is no limit on the percentage of assets which may be invested in any type of mortgage or in any single mortgage, nor is there any limit on the types of properties subject to mortgages in which the Company may invest.

         Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the percentage ownership limitations and gross income tests necessary for REIT qualification, the Company also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities, although it has not done so in the past. See "Federal Income Tax Consequences -- Requirements for Qualification as a Real Estate Investment Trust." The Company may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies. There is no limit on the percentage of assets which may be invested in securities of or interests in other issuers.


         Periodic Review of Assets. The Company has no current intention to dispose of any of the Properties. Nevertheless, the Company reserves the right to dispose of any of the Properties or any property that may be acquired in the future if the Company determines that the disposition of such property is in the best interests of the Company and its shareholders.

FINANCING POLICIES


         As a general policy, the Company intends to maintain a ratio of total indebtedness to Total Market Capitalization of approximately 50% or less. However, no assurance can be given that the Company will be able to accomplish this objective. The debt to Total Market Capitalization ratio is based in part upon the stock market value of equity, and accordingly fluctuates with changes in the price of the shares and differs from a debt-to tangible net worth ratio which is based on book value of a company's assets. The Company is basing its debt capitalization policy on a ratio of long-term debt to Total Market Capitalization rather than debt-to-book value of assets because the Company believes that market capitalization is a more appropriate measure of the market value of the Company's assets than the book value of its assets and more indicative of its ability to repay debt.

         On a pro forma basis at September 30, 1997, after giving effect to the Offering (assuming an initial public offering price of $10.75 per Common Share), the Company had a ratio of long-term debt to Total Market Capitalization of 26.8%. See "Capitalization." Assuming no change in the market value of issued and outstanding Common Shares, the Company would be able to incur approximately $60,000,000 of additional indebtedness and still maintain a ratio of long-term debt to Total Market Capitalization of 50% or less. The Company, however, may from time to time reevaluate its debt policy in light of current economic conditions, relative cost of debt and equity capital, changes in the market capitalization of the Company, acquisition opportunities and other factors, and may modify its debt financing policy and may increase or decrease its ratio of long-term debt to Total Market Capitalization without a vote of its shareholders. The organizational documents of the Company do not contain any limitations on the amount or percentage of indebtedness the Company may incur.

         Indebtedness incurred by the Company may be in the form of bank borrowings, purchase money obligations to the sellers of properties, publicly or privately placed debt instruments or financing from institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in properties owned by the Company or may be limited to the particular property to which the indebtedness relates. The proceeds from any borrowings by the Company may be used for the payment of distributions, for working capital, to refinance existing indebtedness or to finance acquisitions of new properties.


         In the event that the Trust Managers determine to raise additional equity capital, the Trust Managers have the authority, without shareholder approval, to issue additional Common Shares or Preferred Shares in any manner (and on such terms and for such consideration) they deem appropriate, including in exchange for property. Existing shareholders would have no preemptive right to purchase such shares in any offering, and any such offering might cause a dilution of a shareholder's investment in the Company. See "Description of Shares of Beneficial Interest."

AFFILIATE TRANSACTION POLICY


         The Company has adopted a policy that it will not without the approval of a majority of the independent Trust Managers (i) acquire from or sell to any Trust Manager, officer or employee of the Company, or any entity in which a Trust Manager, officer or employee of the Company beneficially owns more than a 1% interest, or, except for any property in which the Company owns an economic interest, acquire from or sell to any affiliate of any of the foregoing, any property or other assets of the Company, or (ii) make any loan (other than pursuant to the Plan) to or borrow from any of the foregoing persons.


CERTAIN OTHER POLICIES

         The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940. The Company does not intend to (i) invest in the securities of other issuers for the purpose of exercising control over such issuer, (ii) underwrite securities of other issuers, or (iii) actively trade in loans or other investments.

         The Company may make investments other than as previously described, although it does not currently intend to do so. The Company has authority to purchase or otherwise reacquire Common Shares or any of its other securities in the open market or otherwise and may engage in such activities in the future. The Trusts Managers have no present intention of causing the Company to repurchase any of the Common Shares, and any such action would be taken only in conformity with applicable Federal and state laws and the requirements for
qualifying as a REIT under the Code.   The Company may issue securities in
exchange for real estate assets if the Trust Managers determine such issuances to be in the best interests of the Company's shareholders.

         The Company has not made any loans to third parties, although it may in the future make loans to third parties, including, without limitation, loans to joint ventures in which it participates. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, and the Company does not intend to do so in the future. The Company's policies with respect to such activities may be reviewed and modified from time to time by the Board of Trust Managers without the vote of the shareholders.

                                   MANAGEMENT

TRUST MANAGERS AND OFFICERS

         The Company's Trust Managers are elected annually by the shareholders and remain in office until their successors, if any, are elected. The Trust Managers are responsible for appointing the executive officers of the Company, for selecting, monitoring and supervising the Investment Manager and for approving borrowings by the Company. The Trust Managers are also responsible for the adoption from time to time of such investment policies and limitations as they may deem appropriate in light of the Company's investment objective.

The following table sets forth the names and positions of the Trust Managers and officers of the Company.


                                           Positions and
Name                              Age      Offices With the Company
-------------------------         ---      -------------------------------------------
Robert W. Scharar                 49       Trust Manager and Chairman of the Board
Jerry M. Coleman                  61       Trust Manager
Josef C. Hermans                  54       Trust Manager
William C. Brooks                 60       Trust Manager
Ira T. Wender                     70       Trust Manager
Lewis H. Sandler                  61       President and Chief Executive Officer
Daniel M. Jones, III              55       Chief Financial Officer
Randall D. Keith                  39       Vice President and Chief Operating Officer


         Information concerning the Trust Managers and executive officers of the Company is as follows:


         Robert W. Scharar. Mr. Scharar, who resides in Houston, Texas, received a B.S.B.A. degree in business from the University of Florida in 1970, an M.B.A. degree in 1971 from Northeastern University, a J.D. from Northeastern University Law School in 1974, and an L.L.M. degree in Taxation from Boston University Law School in 1979. In 1975, he formed First Commonwealth Associates, a Texas partnership, which engaged in financial planning and advisory services. In 1981, the assets of First Commonwealth Associates were acquired by UST Financial Planning Company, Inc., a subsidiary of UST Corp. (a Massachusetts bank holding company), and Mr. Scharar served as President of that subsidiary. In 1983, Mr. Scharar founded the Investment Manager, which acquired the Texas and Florida offices of UST Financial Planning Company, Inc. Mr. Scharar is President and a director of the Investment Manager. Mr. Scharar also serves as one of four Trustees of both First Commonwealth Mortgage Trust ("FCMT"), a private real estate investment trust which is engaged in the business of originating and investing in real estate mortgage loans, and Ivy, a private REIT engaged in the business of acquiring and operating office buildings. FCA Corp is also the Investment Manager for FCMT and Ivy. Since 1991, Mr. Scharar has served as President and Portfolio Manager of Capstone New Zealand Fund and since 1997 as President and Portfolio Manager of Capstone Japan Fund. From 1992 through 1996, he served as director of South West Property Trust, Inc. ("SWP") and in 1997 when SWP merged into United Dominion Realty Trust, Inc. ("UDR"), he became a director of UDR. Mr. Sharar has served as a Trust Manager and Chairman of the Board of the Company since its inception in 1989.

         Jerry M. Coleman. Mr. Coleman resides in El Paso, Texas and is a commercial real estate developer and builder. Mr. Coleman received his J.D. from the University of Texas. Since 1975, Mr. Coleman has served as Chairman and CEO of Capital Resource & Investment Co. and managing partner of Azar-Coleman Properties since 1982. From 1977 to 1980, Mr. Coleman was Chairman of the Board and Chief Executive Officer of Citizen National Bank of Austin, Texas and remained Chairman of the Board of the successor MBank until 1988. Mr. Coleman has served as a Trust Manager of the Company since January 1, 1989.

         Josef C. Hermans. Mr. Hermans resides in Houston, Texas and is a consultant to the hotel industry. Mr. Hermans is a graduate of the Lausanne, Switzerland Hotel Management School. In addition to his early experience in European hotels, Mr. Hermans served as Vice President of Operations of Mariner Corporation between 1976 and 1983. Since 1983, Mr. Hermans has been self-employed as a consultant in the hospitality industry. Mr. Hermans currently serves as a Trust Manager of FCMT and Ivy and a director of Mirror Properties Corp. Mr. Hermans has served as a Trust Manager of the Company since January 1, 1989.

         William C. Brooks. Mr. Brooks is a financial consultant who resides in Boynton Beach, Florida. Mr. Brooks is a graduate of Oberlin College in Oberlin, Ohio. From 1980 to 1994, Mr. Brooks was Chief Financial Officer, Senior Vice President and Treasurer of UST Corp., a Nasdaq bank holding company. Since 1994, Mr. Brooks has served as a financial consultant. Mr. Brooks currently serves as a Trust Manager of FCMT and Ivy. Mr. Brooks has served as a Trust Manager of the Company since March 3, 1995.

         Ira T. Wender. Mr. Wender resides in New York, New York. He is a former partner and is currently of counsel to the law firm of Patterson, Belknap, Weber & Tyler, New York, New York since July 1996. From 1982 through May 1997, Mr. Wender was a Director of Southwest Realty, Ltd. and its successors in interests, South West Property Trust Inc. and United Dominion Realty Trust. From January 1994 to December 1995, Mr. Wender was Chairman of Perry Ellis International, Inc. His is currently a Director of Dime Savings Bank of New York and REFAC Technology, Inc. Mr. Wender has served as a Trust Manager of the Company since December 1997.


         Lewis H. Sandler. Mr. Sandler resides in Dallas, Texas. Mr. Sandler has served as President and Chief Executive Officer of the Company and the Chief Executive Officer of the real estate services division of the Investment Manager since January 1997. Prior to that time, he served as Executive Vice President, Secretary, General Counsel and a Director of South West Realty, Ltd., a publicly traded multi-family limited partnership from 1983 through October, 1992. From October 1992 through December 1996, Mr. Sandler served in similar roles for SWP. Mr. Sandler received a B.A. degree from Hamilton College in 1958 and an L.L.B. from Columbia University Law School in 1961. He is licensed to practice law in New York and Texas.


         Daniel M. Jones, III. Mr. Jones, who resides in Garland, Texas, has been Chief Financial Officer of the Company since May 1, 1997, and worked as a consultant to the Company and the Investment Manager for several months prior thereto. Prior to that time, he served from June 1996 until February 1997 as Vice President, Treasurer and Chief Financial Officer for SWP. Prior to SWP, Mr. Jones spent over 25 years as a senior financial officer in the retail industry with such companies as Dayton Hudson Department Stores (1979-81), Federated Department Stores (1981-83), R.H. Macy & Company (1983-87), Wyatt Cafeterias (1992-93) and Annie's Attic (1994-96). His work often included strategic planning, site selection, real estate and legal responsibilities. Mr. Jones also has an extensive background in contract and lease negotiations, all from the tenant's side. He received his B.S. in Accounting from Virginia Commonwealth University in Richmond, Virginia and is a CPA, licensed in Texas and Virginia.

         Randall D. Keith. Mr. Keith resides in Houston, Texas. He received a B.B.A. in Accounting from the University of Texas and is a Texas CPA. He is a member of the Houston Society of Financial Analysts, Texas Society of Certified Public Accountants and the Association for Management and Research. Mr. Keith has experience with Service Corporation International in equity research and portfolio management in both the public and private markets and in auditing and taxation with Grant Thorton. Mr. Keith currently serves as Vice President and Chief Operating Officer of the Company. Mr. Keith has been involved with the Company since its inception in 1988. He served as Secretary of the Company from 1988 to 1990 and from 1993 to 1996, Treasurer from 1990 to 1993, Vice President from 1993 to 1996, and as Vice President and Chief Operating Officer from 1996 to the present. Mr. Keith is employed by the Investment Manager.





         All officers and Trust Managers hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

COMMITTEES OF THE BOARD OF TRUST MANAGERs


         Audit Committee. The Board of Trust Managers has established an Audit Committee consisting of Messrs. Coleman, Hermans, Brooks and Wender. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

         Executive Committee. The Board of Trust Managers will establish, after completion of the Offering, an Executive Committee. The Executive Committee will have the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board of Trust Managers except for those which require action by all Trust Managers or the independent Trust Managers under the Charter or Bylaws or under applicable law.

         Compensation Committee. The Board of Trust Managers has established a Compensation Committee, consisting of Messrs. Coleman, Hermans, Brooks and Wender. The Compensation Committee has the authority to administer the Plan and the DRIP. Although the Investment Manager determines the compensation for the Company's officers, the Compensation Committee evaluates the performance of the Company's officers and makes recommendations to the Investment Manager regarding officer compensation.

COMPENSATION OF TRUST MANAGERS


         For services provided during fiscal 1997, each of the then three independent Trust Managers received 800 Common Shares in August 1997 and in connection with the Offering, each of the four independent Trust Managers were awarded 2,000 Common Shares in December 1997.

         Commencing in 1998, each independent Trust Manager will receive an annual fee of $10,000 plus $250 per meeting attended. Trust Managers who are employees of the Company or the Investment Manager will not be paid any Trust Manager fees. In addition, the Company may reimburse the Trust Managers for travel expenses incurred in connection with their activities on behalf of the Company. Trust Managers who are not employees of the Company or the Investment Manager will each receive a grant of options, upon completion of the Offering, to purchase 8,000 Common Shares under the Plan. The options will vest over a four year-period commencing January 1, 1999 and will be exercisable at a price per Common Share equal to the initial public Offering price. The unaffiliated Trust Managers will also be eligible to receive loans from the Company for purposes of exercising vested options, all or a portion of which may be forgiven over time. Additional options to purchase 2,000 Common Shares will be granted annually to each independent Trust Manager commencing January 1, 2003. The exercise price will be the fair market value on the date of option grant.


EXECUTIVE COMPENSATION

         Under the Advisory Agreement, the Investment Manager has assumed the responsibility for payment of all salaries and bonuses, if any, as well as payroll taxes and other fringe benefits for each of the Executive Officers of the Company and will make available at its own cost such other support personnel as may be needed by the Company. The Investment Manager will also supply the Company with office space and equipment, including telephones, facsimile and duplicating machines, as well as access to conference rooms and secretarial assistance. Should the advisory fee payable to the Investment Manager prove insufficient to cover such costs and expenses, the Investment Manager will bear the cost of any such overage. The Company will pay for its own direct and variable expenses that are identifiable directly to the Company's activities and operations. In this regard, the Company will bear its own costs for long distance telephone charges, postage, travel expense, printing costs and contract labor costs. See "Certain Relationships and Transactions."


         Each of Messrs. Sandler and Jones was hired by the Investment Manager during the Company's 1997 fiscal year. Accordingly, neither the Company nor the Investment Manager paid any cash compensation to either of them for the year ended December 31, 1996. Although an officer of the Company during most of 1997, Mr. Jones was hired by the Company as an independent consultant for the purpose of assisting the Company in connection with the Offering and his monetary compensation was as a consultant. Mr. Keith was an officer of the Company during 1996 but allocated his time among the Company, the Investment Manager and several other entities affiliated within the Investment Manager. Together Messrs. Sandler, Jones and Keith are the Company's executive officers
(the Named Executive Officers").   The following table sets forth the estimated
annualized base salary expected to be paid to each of the Named Executive Officers by the Investment Manager for the 1997 fiscal year.

                           SUMMARY COMPENSATION TABLE



                                                                                     Long Term Compensation
                                                                            ------------------------------------------
                                          Annual Compensation                                 Awards
                              -----------------------------------------     --------------------------
                                                                             Restricted    Securities
Name and Principal                                        Other Annual         Share       Underlying      All Other
Position                      Salary           Bonus       Compensation        Awards       Options     Compensation
--------                      ------           -----       ------------        ------       -------     ------------
Lewis H. Sandler              $67,166(1)        $0            $  0            10,000            -            -
      President and Chief
      Executive Officer
Daniel M. Jones, III          $63,750(2)        $0             900             8,000            -            -
      Chief Financial
      Officer

                                                                                     Long Term Compensation
                                                                            ------------------------------------------
                                          Annual Compensation                                 Awards
                              -----------------------------------------     --------------------------
                                                                             Restricted    Securities
Name and Principal                                        Other Annual         Share       Underlying      All Other
Position                      Salary           Bonus       Compensation        Awards       Options     Compensation
--------                      ------           -----       ------------        ------       -------     ------------
Randall D. Keith              $67,548(3)        $0             $4,463           8,000          --             --
      Vice President and
      Chief Operating
      Officer


-----------------


(1) Represents the salary paid to Mr. Sandler by the Investment Manager. Approximately $6,716 of such amount represents compensation paid for services rendered to the Investment Manager and its affiliates.

(2) Represents sums paid to Mr. Jones in his capacity as a consultant to the Company.

(3) Represents the salary paid to Mr. Keith by the Investment Manager. Mr. Keith has been dedicated by the Investment Manager solely to perform services for the Company.


      None of the Company's executive officers has an employment agreement with either the Company or the Investment Manager.

ADVISORY BOARD

      The Board of Trust Managers of the Company has established an advisory board (the "Advisory Board") that primarily will include real estate and securities industries professionals. The Trust Managers intend to appoint approximately seven professionals to the Advisory Board. Such professionals are expected to include shopping center developers and/or operators, regional or national retail brokers (for leasing and/or sales), experienced builders, securities underwriters, real estate attorneys, accountants and/or bankers. The identity, number and/or expertise of the professionals serving on the Advisory Board may vary from time to time at the discretion of the Trust Managers, at whose pleasure such professionals will serve. Members of the Advisory Board will be invited to all Board meetings and will be expected to lend their expertise to matters under consideration at such meetings. Such Advisory Board members, however, will have no vote on any matters brought before the Board of Trust Managers nor will they receive any monetary compensation for their service. The Company may, however, reimburse the Advisory Board members for travel expenses incurred on behalf of the Company. In addition, the Company intends to award each of the members of the Advisory Board options to purchase up to 2,000 Common Shares under the Plan to be effective upon the later of consummation of the Offering or joining the Advisory Board. The options will vest on January 1, 1999 and will be exercisable for a period of five years from the date of vesting at a price per Common Share equal to the initial public Offering price or fair market value, as applicable. It is anticipated that options will be awarded annually to each member of the Advisory Board to purchase up to an additional 2,000 Common Shares per annum at an option exercise price equal to the fair market value of the Common Shares on the date of each option grant.

      The first seat awarded by the Trust Managers on the Advisory Board was to the group comprised of Loren M. Pollack, David J. Scher and James H. Shimberg. These three experienced real estate developers/operators share one seat on the Advisory Board. They bring to the Company an aggregate of more than 50 years of retail development and operating experience. Information on the individual members of the group is as follows:

      Loren M. Pollack. Mr. Pollack, who resides in Clearwater, Florida, received a degree in Business Administration from the University of Illinois in 1955. He joined Stuart S. Golding Company ("Golding") in 1964 and has been an owner and President of Golding since 1975. Mr. Pollack has been actively involved in all aspects of Golding's development, financing, leasing and management of its retail shopping centers. He is a licensed real estate broker in Florida, has served as Florida State Director for the International Council of Shopping Centers and was a member of the Building Advisory and Examining Committee for Pinellas County, Florida.

      David J. Scher. Mr. Scher received a Bachelor of Science degree in economics from the University of Wales and became a qualified chartered accountant (England) in 1973. In 1987, Mr. Scher founded Major Video Canada and expanded it into a chain of 41 stores by the time it became Blockbuster Canada in 1989. In 1989, Mr. Scher joined Golding as a co-owner and has been actively involved in the planning, development, operation and management of more than eight retail (including mall and neighborhood) centers. Mr. Scher is the immediate past President of the Tampa Jewish Federation.

      James H. Shimberg. Mr. Shimberg is a graduate of the University of Chicago Law School and is a member of the New York and Florida Bars. He is the President of Town 'N Country Park, Inc., one of Tampa's largest home builders (over 8,000 homes) and a partner of Shimberg-Cross, one of Tampa's largest residential land developers. He is past President of both the Florida Home Builders Association and the Home Builders Association of Greater Tampa, and a permanent Life- Time Director of the National Association of Home Builders. In May 1985, he was inducted into the National Housing Hall of Fame in Washington, DC and in 1989 was inducted into the State of Florida Housing Hall of Fame. Mr. Shimberg has served as a member of a number of important state committees by appointment of successive Governors of Florida, and as the first Chairman of the Board of Trustees of the University Community Hospital of Tampa, Florida from 1968 to 1977.


SHARE INCENTIVE PLAN

        The Company has established an incentive compensation plan to enable Trust Managers, executive officers and key employees of the Company (and including any operating partnership of the Company) as well as key personnel of the Investment Manager who contributed services to the Company to participate in the ownership of the Company. The Plan is designed to attract and retain executive officers, Trust Managers and other key employees of the Company and the Investment Manager (collectively, "Plan Participants") and to provide incentives to such persons to maximize the Company's growth and cash flow available for distribution. The Plan provides for awards to the Plan Participants of both grants and non-qualified stock options as well as incentive stock options.

        Under the Plan, the number of Common Shares reserved for issuance under the Plan is equal to 10% of the Company's equity securities. The Compensation Committee will administer the Plan and will determine the Plan Participants, the number of shares to be granted, the number of options and shares covered thereby to be granted and the terms and conditions of grant and/or option exercise. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Plan. Loans, if any, to facilitate the exercise of option grants will also be determined and administered by the Compensation Committee.

       Non-qualified stock options will provide for the right to purchase Common Shares at a specified price which will not be less than the fair market value on the date of the grant and usually will become exercisable in installments for up to seven years after the grant date. Once vested, options must generally be exercised within five to seven years.

       Incentive stock options, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of the fair market value of the Common Shares on the grant date and a ten year restriction on their term. These options may be subsequently modified to disqualify them for treatment as incentive stock options.


       In anticipation of the completion of the Offering, the Company awarded 67,000 Common Shares to the Investment Manager for the benefit of Messrs. Scharar, Sandler, Jones and Keith as well as other officers and key employees of the Investment Manager who have contributed to and are expected to continue to contribute to the Company's success, and awarded 2,000 Common Shares to each of the Company's four independent Trust Managers. The Investment Manager may transfer some or all of these Common Shares directly to the beneficiaries. These Common Shares are restricted and are subject to divestiture over a two year period in the event that the recipient or beneficial owner should voluntarily cease to be an officer or key employee of the Investment Manager or should be dismissed for cause during such vesting period. In addition, the Company will grant options to purchase 300,000 Common Shares to the Investment Manager upon the completion of the Offering for the benefit of certain Investment Manager employees who contribute to the Company's success, including the Company's executive officers. These options will be exercisable at the public offering price of the Offering of the Common Shares and will vest evenly over a four-year period commencing January 1, 1999. These options may also be assigned, in whole or in part, directly to the beneficiaries for whom the Investment Manager is holding them. The beneficiaries of these option grants will be eligible to receive loans from the Company for purposes of exercising vested options, all or a portion of which may be forgiven over time.



INDEMNIFICATION AGREEMENTS


       The Company has entered into indemnification agreements requiring the Company to indemnify its officers and Trust Managers, and advance expenses, to the maximum extent permitted by Texas law. See "--Limitation of Liability and Indemnification."

LIMITATION OF LIABILITY AND INDEMNIFICATION


         Section 9.20 of the Texas REIT Act, subject to procedures and limitations stated therein, allows the Company to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The Company is required by Section 9.20 of the Texas REIT Act to indemnify a trust manager or officer against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a trust manager or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under the Texas REIT Act, Trust Managers and officers are not entitled to indemnification if (i) the trust manager or officer is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received and (ii) the trust manager or officer was found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any provision of the Charter, bylaws, agreements or otherwise. In addition, the Company has, pursuant to Section 15.10 of the Texas REIT Act, provided in its Charter that, to the fullest extent permitted by applicable law, a Trust Manager of the Company shall not be liable for any act, omission, loss, damage or expense arising from the performance of his duty under the Texas REIT Act, except for his own willful misfeasance or gross negligence.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         Effective as of June 9, 1997, the Company amended the Advisory Agreement with the Investment Manager. Under the terms of the Advisory Agreement, the Investment Manager is obligated to present an investment program to the Company, use its best efforts to obtain investments suitable to such program, provide administrative services for the Company and supervise, subject to the direction of the Trust Managers, the Company's day-to-day affairs. Subject to their duty of overall supervision, the Trust Managers have delegated to the Investment Manager the power and duty to: (i) perform necessary administrative functions in the management of the Company; (ii) serve as the investment and financial investment manager and provide research, economic and statistical data in connection with investments and financial policies; (iii) investigate, select and conduct relations with accountants, attorneys, brokers, investors, banks and other lenders, and others as necessary in connection with investments; (iv) maintain bank accounts, and arrange for fidelity bonds with respect to fraudulent and negligent acts, errors and omissions, in amounts specified by the Trust Managers, covering all of the personnel handling funds and other assets of the Company, with the Company named as an insured party;
(v) administer such day-to-day bookkeeping and accounting functions as are required for the proper management of the assets of the Company, contract for audits and prepare or cause to be prepared such reports as may be required by any governmental authority in connection with the ordinary conduct of the Company's business; (vi) provide office space and office equipment and the use of accounting or computing equipment when required, and provide personnel necessary for the performance of such services; (vii) obtain services that may be required in acquiring and disposing of investments, disbursing and collecting funds, paying debts and fulfilling the obligations and handling, prosecuting and settling any claims of the Company; (viii) obtain the services of property managers or management firms to perform customary property management services with regard to real estate properties owned by it and as may be required to supervise and monitor such property managers or management firms as would be performed by a prudent owner; and (ix) advise in connection with negotiations with real estate brokerage firms, investment banking firms, securities brokers or dealers and other institutions or investors in connection with the sale of securities and the purchase and sale of properties.


         The initial term of the Advisory Agreement will expire on December 31, 1998, and will automatically be renewed for five successive one-year terms, subject to a determination by a majority of the independent Trust Managers that the performance of the Investment Manager has been satisfactory. If the independent Trust Managers determine that the Investment Manager's performance has been unsatisfactory or without cause, they may either (i) terminate the Advisory Agreement upon six months prior notice, or (ii) pay the Investment Manager a termination fee (the "Termination Fee") equal to 50% of the product of the average monthly fee paid to the Investment Manager for the three full calendar months immediately preceding the month in which termination notice is given, times 12. The Investment Manager's performance will be measured, in part, by the Company's growth in Funds From Operations, Funds From Operations per share, Cash Available for Distribution, market conditions that may affect each of its Properties and the Company's ability to acquire additional retail properties on terms and conditions that should be accretive to the Company's
Funds From Operations over a reasonable period of time.   The Company may
terminate the contract for cause at any time and without payment of a termination fee. The Investment Manager may terminate the Advisory

Agreement upon 90 days prior written notice without premium or penalty. If such termination is for cause, however, the Company would be obligated to pay the Termination Fee to the Investment Manager.

         Pursuant to the terms of the Bylaws and the Advisory Agreement, the Investment Manager is prohibited from performing similar functions for any real estate entity other than the Company whose primary function is to own and operate shopping centers in the United States. There is no limit on the right of any Trust Manager or Advisory Board member, or any director, officer, employee or shareholder of the Investment Manager to engage in any business (including competitive business activities) or to render services of any kind to any other entity.

         Under the Advisory Agreement, effective July 1, 1997, the Investment Manager is entitled to a fee equal to 6.8% of Advisory Funds From Operations. Based upon revenues of the Company for the first three quarters of 1997, on a pro forma basis, the fee payable to the Investment Manager for 1997 would be approximately $258,750.



         The Company is acquiring University Mall with $2,000,000 in proceeds from two affiliates of the Investment Manager and a promissory note from the seller of the shopping center. One of the affiliates is a mortgage REIT that is also managed by the Investment Manager. The two notes to the affiliates will each bear interest at the rate of 12% per annum and will mature 120 days after funding. They will be secured by a second mortgage on the Autobahn property. The seller of the University Mall will take back a purchase money note in the amount of approximately $3,750,000 with a maturity of 120 after the closing of the acquisition. The purchase money note will bear interest at the rate of 10% per annum and will be secured by a pledge of the stock in the special purpose entity that is wholly-owned by the Company and that was formed for the sole purpose of acquiring title to this property.

         Messrs. Scharar, Sandler, Jones and Keith are the Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer and the Vice President and Chief Operating Officer, respectively, of the Company. They are all employees of the Investment Manager. See "Risk Factors -- Sole Reliance on Investment Manager."

         In anticipation of the completion of the Offering, the Company awarded 67,000 Common Shares to the Investment Manager for the benefit of Messrs. Scharar, Sandler, Jones and Keith, as well as other officers and key employees of the Investment Manager who have contributed to and are expected to continue to contribute to the Company's success, and awarded 2,000 Common Shares to each of the Company's four independent Trust Managers. The Investment Manager may transfer some or all of these Common Shares directly to the beneficiaries. These Common Shares are restricted and are subject to divestiture over a two year period in the event that the recipient or beneficial owner should voluntarily cease to be an officer or key employee of the Investment Manager or should be dismissed for cause during such vesting period. In addition, the Company will grant options to purchase 300,000 Common Shares to the Investment Manager upon the completion of the Offering for the benefit of certain Investment Manager employees who contribute to the Company's success, including the Company's executive officers. These options will be exercisable at the public offering price of the Offering of the Common Shares and will vest evenly over a four-year period commencing January 1, 1999. These options may also be assigned, in whole or in part, directly to the beneficiaries for whom the Investment Manager is holding them. The beneficiaries of these option grants will be eligible to receive loans from the Company for purposes of exercising vested options, all or a portion of which may be forgiven over time.

                             PRINCIPAL SHAREHOLDERS


         The following table sets forth certain information regarding the beneficial ownership of the outstanding Common Shares as of December 1, 1997, by (i) the only shareholders known to the management of the Company to own beneficially more than 5% of the outstanding Common Shares; (ii) the Investment Manager; (iii) each Trust Manager and the executive officers of the Company; and (iv) the Trust Managers and executive officers as a group. Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to all of the Common Shares shown as beneficially owned by such person:



                                                     Number of                    Percent of Class        Percent of
                                                    Common Shares                     Prior to           Class After
Name of Beneficial Owner                          Beneficially Owned                the Offering         The Offering
------------------------                          ------------------                ------------         ------------
GAIA Visions Partners, Ltd.                       83,737(1)                             9.18%                 *%
      c/o J.M. Haley
     7149 Hillgreen
      Dallas, TX 75214
FCA Corp                                          31,000(2)                             3.40                  *
     5847 San Felipe, Suite 850
      Houston, TX 77057
Alfred S. Ross                                    47,367                                5.20                  *
     150 Elm Street
     S. Dartmouth, MA 02748
Robert W. Scharar                                 55,338(3)                             6.06                  *
     c/o FCA Corp
     5847 San Felipe, Suite 850
      Houston, TX 77057
Jerry M. Coleman                                   3,569(4)(6)                           *                    *
Josef C. Hermans                                   5,326(6)                              *                    *
William C. Brooks                                  2,800(6)                              *                    *
Ira T. Wender                                      2,000(6)                              *
Randall D. Keith                                   9,500(7)                              *                    *
Lewis H. Sandler                                  55,000(5)                             6.02                  *
Daniel M. Jones, III                              10,000(8)                             1.10                  *
Trust Managers / Officers as a Group             143,533(2)(3)(4)(5)(6)(7)(8)          15.73               1.70

      (8 persons)


--------------

*   Less than 1%.

(1) Includes 12,832 Common Shares into which its 1,604 Preferred Shares are convertible.


(2) Includes 31,000 Common Shares awarded under the Plan in December 1997 in anticipation of the completion of the Offering.

(3) Includes 10,000 Common Shares awarded to Mr. Scharar and 31,000 Common Shares awarded under the Plan to the Investment Manager in December 1997 in anticipation of the completion of the Offering. Mr. Scharar is President and a Director and a 52.7% shareholder of the Investment Manager. As a result of his control of the Investment Manager, the 31,000 Common Shares are required to be included in the number of shares beneficially owned by Mr. Scharar. Also includes 9,838 Common Shares as to which Mr. Scharar is a trustee, but has no beneficial interest. In addition, Mr. Scharar expects to acquire 4,500 Common Shares in the Offering.

(4) Includes 1,569 Common Shares which are registered to Azar-Coleman Properties and controlled by Mr. Coleman.

(5) Incudes 10,000 Common Shares awarded under the Plan to Mr. Sandler in December 1997 in anticipation of the completion of the Offering. In addition, Mr. Sandler, on behalf of himself and trusts for the benefit of his immediate family, expects to acquire at least 45,000 Common Shares in the Offering.

(6) Includes 2,000 Common Shares awarded under the Plan to each independent Trust Manager in December 1997 in anticipation of the completion of the Offering.

(7) Includes 8,000 Common Shares awarded under the Plan in December 1997 in anticipation of the completion of the Offering.

(8) Includes 8,000 Common Shares awarded under the Plan in December 1997 in anticipation of the completion of the Offering. In addition, Mr. Jones expects to acquire 2,000 Common Shares in the Offering.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

GENERAL



         The Charter authorizes the Company to issue up to 550,000,000 shares of beneficial interest of the Company ("Trust Shares"), consisting of 500,000,000 Common Shares, no par value, 50,000,000 preferred shares of beneficial interest, 20,000 of which are authorized to be issued at $100 par value per share and the remainder of which are authorized to be issued at no par value ("Preferred Shares"), and such other types of classes of shares of beneficial interest as the Trust Managers may create and authorize from time to time. Upon completion of the Offering, 7,979,625 Common Shares will be issued and outstanding together with options to purchase 300,000 Common Shares issued under the Plan. Not included in the issued and outstanding Common Shares are 1,125,000 Common Shares which may be purchased by the Underwriters to cover over-allotments. After the Offering, no Preferred Shares will be issued or outstanding.

         As of December 1, 1997, there were 837,489 Common Shares and 10,737 shares of 9% Convertible Preferred Shares, Series 1995, par value $100 per share ("9% Preferred Shares"), issued and outstanding. The Company plans to redeem these 9% Preferred Shares from the proceeds of the Offering.


         Common Shares of Beneficial Interest. Each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trust Managers. There is no cumulative voting in the election of Trust Managers, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trust Managers then standing for election. Holders of Common Shares are entitled to such distributions as may be declared from time to time by the Trust Managers out of funds legally available therefor. See "Dividends and Distributions Policy."

         Holders of Common Shares have no conversion, redemption or preemptive rights to subscribe for any securities of the Company. All outstanding Common Shares will be fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Shares will be entitled to share ratably in the assets of the Company remaining after provision for payment of liabilities to creditors and payment of liquidation preferences to holders of Preferred Shares, if any.


         Preferred Shares. The Trust Managers are authorized (without any further action by the shareholders) to issue Preferred Shares in one or more series and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences. Holders of Preferred Shares would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to the holders of Common Shares. The Company has no present intention to issue any additional Preferred Shares or any other new class of securities.





RESTRICTIONS ON TRANSFER


         For the Company to qualify as a REIT under the Code, (i) not more than 50% in value of its outstanding Trust Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year; (ii) the Trust Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain percentages of the Company's gross income must be from particular activities. See "Federal Income Tax Consequences." Because the Trust Managers believe it is essential for the Company to continue to qualify as a REIT, the Charter, subject to certain exceptions, provides that no holder other than any person approved by the Trust Managers, at their option and in their discretion (provided that such approval will not result in the termination of the status of the Company as a REIT), may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the lesser of the number or value (in either case as determined in good faith by the Trust Managers) of the total outstanding Trust Shares. The Trust Managers may waive the Ownership Limit if evidence satisfactory to the Trust Managers and the Company's tax counsel is presented that such ownership will not then or in the future jeopardize the Company's status as a REIT. As a condition of such waiver, the intended transferee must give written notice to the Company of the proposed transfer and must furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Trust Managers no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning Trust Shares in excess of the

Ownership Limit. The foregoing restrictions on transferability and ownership will not apply if the Trust Managers determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. Any transfer or issuance of Trust Shares or any security convertible into Trust Shares that would (i) create a direct or indirect ownership of Trust Shares in excess of the Ownership Limit; (ii) with respect to transfers only, result in the Trust Shares being owned by fewer than 100 persons; or (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the Trust Shares. The Company's Charter provides that the Company, by notice to the holder thereof, may purchase any or all Trust Shares (the "Excess Shares") that are proposed to be transferred pursuant to a transfer which, if consummated, would result in the intended transferee owning Trust Shares in excess of the Ownership Limit or would otherwise jeopardize the REIT status of the Company. The purchase price of any Excess Shares shall be equal to the fair market value of such Excess Shares on the last trading day immediately preceding the day on which notice of such proposed transfer was sent, as reflected in the closing sales price for the Excess Shares, if then listed on a national securities exchange, or such price for the Excess Shares on the principal exchange if then listed on more than one national securities exchange, or, if the Excess Shares are not then listed on a national securities exchange, the latest bid quotation for the Excess Shares if then traded over-the-counter, or, if no such closing sales prices or quotations are available, the fair market value as determined by the Trust Managers in good faith. From and after the date fixed for purchase by the Trust Managers, so long as payment of the purchase price for the Excess Shares to be so redeemed shall have been made or duly provided for, the holder of such Excess Shares to be purchased by the Company shall cease to be entitled to distributions, voting rights and other benefits with respect to such Excess Shares except the right to payment of the purchase price for the Excess Shares. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Company that such Excess Shares have been transferred in violation of the provisions of the Charter, shall be repaid to the Company upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.



PREEMPTIVE RIGHTS



         The Common Shares issued by the Company shall have no preemptive rights.

SHARE DISTRIBUTIONS

         The Charter allows for the payment of Common Share distributions to be paid in Common Shares of the Company, cash and property. The general effect of the provision is to afford the Company greater flexibility in the means by which it pays distributions to its shareholders. When making a determination of whether to declare a distribution, the Trust Managers shall make the determination consistent with their fiduciary duties as Trust Managers. However, no distribution shall be declared or paid when the Company is unable to pay its debts as they become due in the usual course of its business, or when the payment of such distribution would result in the Company being unable to pay its debts as they become due in the usual course of business.


REDEMPTION OF COMPANY SHARES

         The Company may purchase or acquire its own shares, subject to the limitations of the Texas REIT Act. The Texas REIT Act allows REITs formed thereunder to redeem or purchase shares unless (i) after giving effect thereto, the Company would be insolvent, or (ii) the amount paid therefor exceeds the surplus of the Company. The term "surplus" is defined by reference to the Texas Business Corporation Act as the excess of the net assets of a corporation over its stated capital. Moreover, if the net assets of the Company are not less than the proposed distribution, the Company may make a distribution to purchase or redeem any of its shares if the purchase or redemption is made, for example, to effect the purchase or redemption of redeemable shares in accordance with the Texas REIT Act that requires rights of redemption to be enumerated by a Texas REIT in its operative declaration of trust. The Charter provision affords the Company a means of distributing assets of the Company by acquiring outstanding Common Shares, as well as the ability to redeem shares in transactions in which such a redemption may be beneficial to the Company and its shareholders.

VOTING RIGHTS


         Each shareholder is entitled at each meeting of shareholders to one vote on each matter submitted to a vote at such meeting for each share having voting rights registered in his name on the books of the Company at the time of the closing of the share transfer books (or at the record date) for such meeting. When a quorum is present at any meeting (and not withstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present), the votes of a majority of the Common Shares entitled to vote, present in person or by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law or by express provision of the Charter or of the Bylaws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter. In determining the number of Common Shares entitled to vote, shares abstaining from voting or not voted on a matter (including elections) will not be treated as entitled to vote.

                CERTAIN PROVISIONS OF THE TEXAS REIT ACT AND OF
                        THE COMPANY'S CHARTER AND BYLAWS


         The following paragraphs summarize certain provisions of Texas law and the Charter and Bylaws. The summary does not purport to be complete and reference is made to Texas law and the Charter and Bylaws, copies of which are exhibits to the registration statement of which this Prospectus is a part.

BOARD OF TRUST MANAGERS


         The Bylaws provide that the number of Trust Managers of the Company
may not be fewer than two nor more than nine.   In accordance with the terms of
the Charter and Bylaws, the Board of Trust Managers currently consists of five persons. Trust Managers hold office until their successors are duly elected and qualified or until their death, resignation or removal.


         The Bylaws also provide that any vacancy (including a vacancy created by an increase in the number of Trust Managers) may be filled by a majority of the remaining Trust Managers or by a vote of the holders of at least a majority of the outstanding Common Shares at an annual or special meeting of the shareholders. In addition, the Bylaws also require the affirmative vote of a majority of the outstanding Common Shares to elect new Trust Managers. Any Trust Manager that has been previously elected as a Trust Manager by the shareholders who is not re-elected by such majority vote at a subsequent annual meeting shall nevertheless remain in office until his or her successor is elected and qualified. The Charter and Bylaws require the affirmative vote of two-thirds of the outstanding Common Shares to remove a Trust Manager, with or without cause.

BUSINESS COMBINATIONS

         The Charter requires that except in certain circumstances, a Business Combination (as defined below) between the Company and a Related Person (as defined below) must be approved by the affirmative vote of the holders of 80% of the outstanding Common Shares of the Company, including the affirmative vote of the holders of not less than 50% of the outstanding Common Shares not owned by the Related Person. However, the 50% voting requirement referred to is not applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 80% of the outstanding Common Shares.

         The Charter provides that a "Business Combination" is: (i) any merger or consolidation, if and to the extent permitted by law, of the Company or a subsidiary, with or into a Related Person; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 35% of the book value of the total assets of the Company and its subsidiaries (taken as a whole) as of the end of the fiscal year ending prior to the time the determination is being made, to or with a Related Person; (iii) the issuance or transfer by the Company or a subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities of the Company or a subsidiary of the Company to a Related Person; (iv) any reclassification of securities (including any reverse Share split) or recapitalization by the Company, the effect of which would be to increase the voting power of the Related Person; (v) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person which involves any transfer of assets, or any other transaction, in which the Related Person has any direct or indirect interest (except proportionally as a shareholder); (vi) any series or combination of transactions having, directly or indirectly, the same or substantially the same effect as any of the foregoing; and (vii) and agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

         A "Related Person" generally is defined in the Charter to include any individual, corporation, partnership or other person and the affiliates and associates of any such individual, corporation, partnership or other person which individually or together is the beneficial owner in the aggregate of more than 50% of the outstanding Common Shares of the Company, except that an individual, corporation, partnership or other person which individually or together beneficially owned in excess of 30% of the outstanding Common Shares at the time the Charter provision was adopted shall only be considered a Related Person at such time as he, she, it or they acquire in the aggregate beneficial ownership of more than 80% of the outstanding Common Shares.

         The 80% and 50% voting requirements outlined above will not apply, however, if: (i) the Trust Managers by a vote of not less than 80% of the Trust Managers then holding office (a) have expressly approved in advance the acquisition of Shares of the Company that caused the Related Person to become a Related Person or (b) have expressly approved the Business Combination prior to the date on which the Related Person involved in the Business Combination shall have become a Related Person; or (ii) the Business Combination is solely between the Company and another entity, 100% of the voting stock, shares or comparable interests of which is owned directly or indirectly by the Company; or (iii) the Business Combination is proposed to be consummated within one year of the consummation of a Fair Tender Offer (as defined in the Charter) by the Related Person in which Business Combination the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of Common Shares of the Company in the Business Combination is not less than the price offered in the Fair Tender Offer; or
(iv) all of the following conditions shall have been met: (a) the Business Combination is a merger or consolidation, the consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a Related Person and the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of Common Shares of the Company in the Business Combination is not less than the highest per-share price, with appropriate adjustments for recapitalizations and for share splits and share dividends, paid by the Related Person in acquiring any of its holdings of the Company's Common Shares (a "Fair Price"); (b) the consideration to be received by such holders is either cash or, if the Related Person shall have acquired the majority of its holdings of the Company's Common Shares for a form of consideration other than cash, in the same form of consideration with which the Related Person acquired such majority; (c) after such person has become a Related Person and prior to consummation of such Business Combination: (1) there shall have been no reduction in the annual rate of dividends, if any, paid per share on the Company's Common Shares (adjusted as appropriate for recapitalizations and for share splits, reverse share splits and share dividends), except any reduction in such rate that is made proportionately with any decline in the Company's net income for the period for which such dividends are declared and except as approved by a majority of the Trust Managers continuing in office, and (2) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company prior to the consummation of such Business Combination (other than in connection with financing a Fair Tender Offer); and
(d) a proxy statement that conforms in all respects with the provisions of the Exchange Act and the rules and regulations thereunder shall be mailed to holders of the Company's Common Shares at least 30 days prior to the consummation of the Business Combination for the purpose of soliciting shareholder approval of the Business Combination; or (v) the Rights (as hereinafter defined) shall have become exercisable.

         If a person has become a Related Person and within one year after the date of the transaction pursuant to which the Related Person became a Related Person (the "Acquisition Date"), (x) a Business Combination meeting all of the requirements of clause (iv) above regarding the applicability of the 80% voting requirement shall not have been consummated, and (y) a Fair Tender Offer shall not have been consummated, and (z) the Company shall not have been dissolved and liquidated, then, in such event the beneficial owner of each Common Share (not including shares beneficially owned by the Related Person) (each such beneficial owner being hereinafter referred to as a "Holder") shall have the right (individually a "Right" and collectively the "Rights"), which may be exercised subject to certain conditions, commencing at the opening of business on the one-year anniversary date of the Acquisition Date and continuing for a period of 90 days thereafter (the "Exercise Period"), subject to certain extensions, to sell to the Company on the terms set forth herein one Share upon exercise of such Right. At 5:00 P.M., Dallas, Texas time, on the last day of the Exercise Period, each Right not exercised shall become void, all rights in respect thereof shall cease as of such time and the Certificates shall no longer represent Rights.

SHAREHOLDER LIABILITY

         Both the Texas REIT Act and the Bylaws provide that shareholders of the Company shall not be liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by the Company or Trust Managers and shall be under no obligation to the Company or its creditors with respect to his or her shares other than the obligation to pay to the Company the full amount of the consideration for which his shares were issued. The Trust Managers intend to conduct the operations of the Company in such a way as to avoid, as far as practicable, the ultimate liability of the shareholders of the Company.

TRUST MANAGER LIABILITY

         Pursuant to the Texas REIT Act, the Charter provides that Trust Managers shall be indemnified against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Trust Manager in connection with any Proceeding (as defined in the Charter) in which he or she was, is or is threatened to be named defendant or respondent, or in which he or she was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, as a Trust Manager, to the fullest extent that indemnification is permitted by Texas law in accordance with the Bylaws. This indemnification shall not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Bylaws, any law, agreement or vote of the shareholders or disinterested Trust Managers.

SPECIAL SHAREHOLDER MEETINGS

         The Charter allows for the holders of 5% of the Common Shares to call a special meeting. This provision was specifically adopted in light of the Company's Excess Shares provisions, which generally limit the ownership of Company Shares by persons to 9.8% of the Company's outstanding Common Shares. The Texas REIT Act provides that holders of 10% of the Shares entitled to vote may call a special meeting of a REIT formed under the Texas REIT Act unless the declaration of trust for such REIT provides for a number of shares greater than or less than 10% of the shares entitled to vote. Without this provision in the Charter, the Texas REIT Act might prevent special meetings from ever being called by shareholders of the Company in light of the Excess Shares provision, which itself is necessary to protect the Company's continued qualification as a REIT.


TERMINATION OF THE COMPANY


         The Charter permits the termination of the Company and the discontinuation of the operations of the Company by the affirmative vote of the holders of a majority of the outstanding voting Common Shares.


AMENDMENT OF CHARTER AND BYLAWS


         The Charter may be amended from time to time by the affirmative vote of the holders of at least two-thirds of the outstanding Common Shares. However, certain provisions of the Charter that relate to Business Combinations, number and removal of Trust Managers, certain investments and share ownership requirements may not be amended or repealed, and provisions inconsistent therewith may not be adopted, except by the affirmative vote of the holders of at least 80% of the outstanding Common Shares. The Bylaws may be amended by an affirmative vote of a majority of the Trust Managers. The Bylaws may also be amended, to the extent not inconsistent with the Texas REIT Act and the Charter and specified in the notice of the meeting, by an affirmative vote of two-thirds of the outstanding Common Shares for Section
2.5 (business at the annual meeting), 3.3 (election of Trust Managers), 3.4 (nomination of Trust Managers), 3.6 (removal of Trust Managers) and 3.7 (vacancies on the Board) or Article XI (amendment of Bylaws), and a majority vote for all other provisions.

                        SHARES AVAILABLE FOR FUTURE SALE


         Upon completion of the Offering, there will be 8,412,489 Common Shares issued and outstanding (9,537,489 if the Underwriters' over-allotment option is exercised in full). All of the Common Shares issued in the Offering will be freely tradeable without registration or other restrictions under the Securities Act, except for any Common Shares purchased by "affiliates" of the Company. The Common Shares issuable upon exercise of the options granted to certain persons who are employees and/or Trust Mangers of the Company on the date of, or immediately following, the Offering (collectively, the "restricted securities"), will be "restricted" securities under the meaning of Rule 144 under the Securities Act and may be sold only pursuant to an effective registration statement under the Securities Act or an applicable exemption, including an exemption under Rules 144 and 144A under the Securities Act. The Company intends to register the Common Shares available for issuance under the Plan as soon as the Company is eligible to use Form S-8.

         In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted securities from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquirer or subsequent holder thereof is entitled to sell within any three-month period a number of Common Shares that does not exceed the greater of 1% of the then-outstanding Common Shares or the average weekly trading volume of the Common Shares on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission (the "Commission"). Sales under Rule 144 are also subject to a certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted securities from the Company or from any "affiliate" of the Company, and the acquirer or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such Common Shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements of Rule 144.


         In addition, Rule 144A as currently in effect, in general, permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests at least $10 million in securities. Rule 144A allows the existing shareholders of the Company to sell their Common Shares to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as "restricted securities."


         The Trust Managers and certain officers of the Company and the Company have agreed not to offer, sell, contract to sell or otherwise dispose of any Common Shares for a period of 180 days from the closing of the Offering, without the prior consent of Morgan Keegan & Company, Inc. The Company has agreed that except under limited circumstances, it will not issue Common Shares or securities convertible into Common Shares for a period of 90 days from the closing of the Offering without the prior consent of Morgan Keegan & Company, Inc.

                        FEDERAL INCOME TAX CONSEQUENCES

         The Company elected to be taxed as a REIT for Federal income tax purposes commencing with its tax year ended December 31, 1989. The following general summary of the Federal tax rules governing a REIT and its shareholders is based on the Code, judicial decisions, Treasury Regulations, rulings and other administrative interpretations, all of which are subject to change. Because many provisions of the Code have been revised substantially by recent legislation, very few judicial decisions, Treasury Regulations, rulings or other administrative pronouncements have been issued interpreting many of the revisions to the Code. Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. has acted as counsel to the Company and has reviewed this summary and has rendered an opinion that the description of the law and the legal conclusions contained herein are correct in all material respects, and that the discussion hereunder fairly summarizes the federal income tax considerations that are likely to be material to the Company and a holder of a Common Share. However, Investors should be aware that Congress continues to consider new tax bills.
Accordingly, no assurance can be given that future legislation, administrative regulations, rulings, or interpretations or court decisions will not alter significantly the tax consequences described below or that such changes or decisions will not be retroactive. The Company has not requested, nor does it presently intend to request, a ruling from the Internal Revenue Service (the "Service") with respect to any of the matters discussed below. Because the provisions governing REITs are complex, no attempt is made in the following discussion to discuss in detail all of the possible tax consequences applicable to the Company or its shareholders, including state tax laws. ACCORDINGLY, THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING AND EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH SPECIFIC REFERENCE TO HIS OR HER OWN TAX SITUATION BEFORE PURCHASING COMMON SHARES.


GENERAL


         In general, as long as the Company qualifies as a REIT, it will not be subject to Federal income tax on income or capital gain that it distributes in a timely manner to shareholders. The Company will, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

         In addition to the opinion filed as an exhibit to the registration statement of which this Prospectus is a part, the Company and the Underwriters will, prior to the closing of this offering, obtain an opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel to the Company, that the Company has been organized in conformity with the requirements for qualification as a REIT for federal income tax purposes for the taxable year ending December 31, 1989, and has continued to satisfy the requirements for qualification as a REIT through the date of the opinion, and that its anticipated investments and its plan of operation (which plan includes complying with all of the REIT requirements described in this Prospectus) will enable it to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes. Unlike a tax ruling (which will not be sought), an opinion of counsel, which is based on counsel's review and analysis of existing law, is not binding on the Service. Accordingly, no assurance can be given that the Service would not successfully challenge the tax status of the Company as a real estate investment trust. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus and assumes that the actions described in this Prospectus are completed in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various other qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. See "-- Failure to Qualify."


         If the Service successfully challenged the tax status of the Company as a REIT, the Company's income and capital gains would become subject to Federal income tax (including any applicable minimum tax) at corporate rates. Consequently, the amount of after tax earnings available for distribution to shareholders would decrease substantially. In addition, "net capital gain" (net long-term capital gain in excess of net short-term capital loss) distributed by the Company would be taxed as ordinary dividends to shareholders rather than as long-term capital gain. The Company would not be eligible to re-elect REIT status under the Code until the fifth taxable year beginning after the taxable year in which it failed so to qualify, unless its failure to qualify was due to reasonable cause and not to willful neglect and certain other requirements were satisfied. Also, immediately prior to requalification as a REIT under the Code, the Company could be taxed on any unrealized appreciation in its assets.

         Qualification of the Company as a REIT for Federal tax purposes will depend on its continuing to meet various requirements governing, among other things, the ownership of its Common Shares, the nature of its assets, the sources of its income, and the amount of its distributions to shareholders. Although the Trust Managers and the Investment Manager intend to cause the Company to continue to operate in a manner that will enable it to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may be impossible or impractical.

REQUIREMENTS FOR QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST


         Although the Company must meet certain qualifications to be a real estate investment trust under the Texas REIT Act (see "Certain Provisions of the Texas REIT Act and of the Company's Declaration of Trust and Bylaws"), the Company must independently qualify as a REIT under the Code. To qualify as a REIT under the Code, the Company must properly elect to be a real estate investment trust and must satisfy various requirements in each taxable year. Generally, for federal income tax purposes an entity will not qualify as a REIT unless it is a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(iii) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) see "Requirements for Qualification as a Real Estate Investment Trust - Share Ownership"; and (vii) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. See "Requirements for Qualification as a Real Estate Investment Trust - Share Ownership". Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

         The Company believes that it will have issued sufficient shares pursuant to this Offering to allow it to satisfy conditions (v) and (vi). In addition, the Declaration of Trust provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in
(v) and (vi) above. Those restrictions may not ensure that the Company in all cases will be able to satisfy the share ownership requirements described above. If the Company fails to satisfy those share ownership requirements, the Company's status as a REIT will terminate. See "-Failure to Qualify". Pursuant to the Taxpayer Relief Act of 1997, enacted August 5, 1997, starting with a REIT's first taxable year that begins after August 5, 1997, a REIT that complies with Treasury Regulations for ascertaining the ownership of its shares (see "Requirements for Qualification as a Real Estate Investment Trust -- Share Ownership") and that does not know or, exercising reasonable diligence would not have known, whether it failed condition (vi) will be treated as meeting condition (vi). The provisions of the Taxpayer Relief Act of 1997 will apply to each of the Company's taxable years which begin after August 5, 1997.


         Share Ownership. (a) The beneficial ownership of Common Shares of the Company must be held by a minimum of 100 persons for at least 335 days of a taxable year consisting of 12 months (or a proportionate part of a taxable year consisting of less than 12 full months), and (b) Common Shares representing no more than 50% (by value) of the Company may be owned (directly or under rules of constructive ownership prescribed by the Code) by five or fewer individuals at any time during the last half of a taxable year (the "50% Shareholder Test"). Certain tax-exempt entities are treated as individuals for purposes of the 50% Shareholder Test. In addition, the applicable constructive ownership rules provide, among other things, that Common Shares held by a corporation, partnership, trust or estate will be regarded as being held proportionately by its shareholders, partners or beneficiaries, as the case may be, and Common Shares owned by certain persons may be regarded as being owned by certain members of their families. Common Shares held by a qualified pension plan will be treated as held proportionately by its beneficiaries; however, Common Shares held by a qualified pension plan will be treated as held by one individual if persons related to the plan (such as the employer, employees, officers, or Trust Managers) own in the aggregate more than 5% by value of the Common Shares and the Company has accumulated earnings and profits attributable to any period for which it did not qualify as a REIT.

         To assure continued compliance with the 50% Shareholder Test, the Company's Declaration of Trust prohibits any individual investor from acquiring an interest in the Company such that the individual would own (or be deemed under the applicable rules of constructive ownership to own) more than 9.8% of the outstanding Common Shares, unless the Trust Managers (including a majority of the independent Trust Managers) are provided evidence satisfactory to them in their sole discretion that the qualification of the Company as a REIT will not be jeopardized.


         Treasury Regulations require the Company to maintain records of the actual and constructive beneficial ownership of its Common Shares. Pursuant to the Taxpayer Relief Act of 1997, if the Company fails to comply with regulations to ascertain its ownership it will be subject to a penalty for failing to do so. The penalty is $25,000 ($50,000 for intentional violations) for any year in which the Company does not comply with the ownership regulations. The Company will also be required, when requested by the IRS, to send curative demand letters. In accordance with those Regulations, the Company must and will demand from shareholders written statements concerning the actual and constructive beneficial ownership of Common Shares. Any shareholder who does not provide the Company with required information concerning share ownership will be required to include certain information relating thereto with his income tax return.

         Asset Diversification. At the close of each quarter of the taxable year, at least 75 % of the value of the Company's total assets must be represented by "real estate assets" (which category includes interests in real property, mortgages on real property and certain temporary investments), cash, cash items and U.S. Government securities (the "75% Asset Test"). In addition, no more than 25% of the value of the Company's total assets may consist, in whole or in part, of securities that do not qualify under the 75% Asset Test (the "25% Asset Test"). Further, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets (the "5% Asset Test"), and the Company may not own more than 10% of any one issuer's voting securities (the "10% Test"). If the Company is in violation of the foregoing requirements (due to a discrepancy between the value of its investments and such requirements) after the acquisition of any security or property, then the Company will be treated as not violating the requirements if it cures the violation within 30 days of the close of the quarter during which the Company acquires such asset.

         While the Investment Manager intends to manage the Company to meet the 75% Asset Test, 25% Asset Test, 5% Asset Test and 10% Asset Test, no assurance can be given that the Company will be able to do so.

         The assets of the Company's wholly-owned subsidiaries will be attributable directly to the Company for purposes of the asset diversification rules. Additionally, the Company will be deemed to own a proportionate share (based upon its capital interest) of the assets of any partnerships in which the Company owns an interest.


         Sources of Income. The Company must satisfy three distinct income-based tests for each taxable year: the "75% Income Test," the "95% Income Test" and the "30% Income Test."

         The 75% Income Test requires that at least 75% of the Company's gross income (other than from certain "prohibited transactions") in each taxable year consist of certain types of income identified in the Code, including qualifying rents from real property; qualifying interest on obligations secured by mortgages on real property or interests in real property; gain from the sale or other disposition of real property (including interests in real property and mortgages on real property) held for investment and not primarily for sale to customers in the ordinary course of business; income and gain from certain properties acquired by the Company through foreclosure; and income earned from certain qualifying types of temporary investments. Income earned from qualifying temporary investments means income that is (i) attributable to stock or debt instruments, (ii) attributable to the temporary investment of capital received by the Company from the issuance of shares of beneficial interest or from a public offering of debt securities that have a maturity of at least five years, and (iii) received or accrued within one year from the date the Company receives such capital. Interest income and gain realized from the disposition of loans which are secured solely by real property will constitute qualifying income for purposes of the 75% Income Test, assuming that such interest income is not excluded from the calculation of interest for purposes of the 75% Income Test by reason of such interest being dependent on income or profits as described in Code Section 856(f) and assuming that any such loan which is disposed of is held for investment and not primarily for sale to customers in the ordinary course of a trade or business.

         Under the 95% Income Test, at least 95% of the Company's gross income (other than from certain "prohibited transactions") in each taxable year must consist of income which qualifies under the 75% Income Test as well as dividends and interest from any other source, gain from the sale or other disposition of Shares and other securities which is not dealer property, any payment to the Company under an interest rate swap or cap agreement entered into as a hedge against variable rate indebtedness incurred to acquire or carry real estate assets, and any gain from the disposition of such an agreement.


         Finally, under the 30% Income Test, the Company must limit its realization of certain types of income so that, in each taxable year, less than 30% of its gross income is derived from sale or other disposition of (a) Shares or securities held for less than one year (which includes an interest rate swap or cap agreement entered into by the Company as a hedge against any variable rate indebtedness incurred to acquire or carry real estate assets), (b) with certain limited exceptions, real property (including interests in and mortgages on real property) held for less than four years and (c) property in a transaction treated as a "prohibited transaction" under the Code. Pursuant to the Taxpayer Relief Act of 1997, the 30% Income Text is eliminated, starting with a REIT's first taxable year that begins after August 4, 1997.

         The income of the Company's wholly-owned subsidiaries will be attributable to the Company for purposes of the income tests described above. Additionally, a proportionate share of the items of income of any partnership in which the Company owns an interest will be attributable to the Company (based on the Company's capital interest in any such partnership).

         If the Company fails to meet the requirements of either or both the 75% Income Test or the 95% Income Test in a taxable year but otherwise meets the applicable requirements for qualification as a REIT, it may nevertheless continue to qualify under the Code as a REIT if certain conditions are met. While satisfaction of the conditions would prevent the Company from losing its tax status as a REIT, the Company generally would be liable for a special tax equal to 100% of the greater amount by which the Company fails the 75% Income
Test or the 95% Income Test.   The Code does not provide for any mitigation
provisions with respect to the 30% Income Test. Accordingly, if the Company failed to meet the 30% Income Test, if applicable, its tax status as a REIT would terminate.

         Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a
"Related Party Tenant").   Third, if rent attributable to personal property,
leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, provided, however, the Company may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Moreover, pursuant to the Taxpayer Relief Act of 1997, income derived by a REIT from non-qualifying services provided to tenants or from managing or operating a property which it owns will not be treated as rent from real property unless such income does not exceed one percent of the REIT's gross income from the property. The Company does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant,
(iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property (unless the income from those services qualifies as rent from real property pursuant to the Taxpayer Relief Act of 1997) other than through an independent contractor from whom the Company derives no revenue. The Company believes that the aggregate amount of any non-qualifying income in any taxable year will not exceed the limit on non-qualifying income under the gross income tests.

         Distribution Requirements. With respect to each taxable year, the Company must distribute to shareholders an amount at least equal to the sum of 95% of its "REIT taxable income," computed without regard to the dividends paid deduction and by excluding any net capital gain ("net investment income"), and 95% of the excess of its net income from "foreclosure property" over the Federal income tax imposed on such income, minus certain items of noncash income. As noted under the caption "Distributions Policy," the Company distributes substantially all of its net investment income annually. The Company likewise distributes annually substantially all of its realized net capital gains. The Service may waive the distribution requirements for any tax year if the Company establishes that it was unable to meet such requirements by reason of distributions previously made to meet the requirement of section 4981 of the Code (relating to the 4% Federal excise tax on undistributed income discussed below).

         Unlike net investment income, the Company's net capital gain need not be distributed in order for the Company to maintain its status under the Code as a REIT; however, the Company will be taxable on any net capital gain and net investment income which it fails to distribute in a timely manner. Pursuant to the Taxpayer Relief Act of 1997, a REIT may elect to retain and pay income tax on net long-term capital gains that it receives during a taxable year. If a REIT makes this election, its shareholders are required to include in their income as long-term capital gain their proportionate share of the undistributed long-term capital gains so designated by the REIT. A shareholder will be treated as having paid his or her share of the tax paid by the REIT in respect of long-term capital gains so designated by the REIT, for which the shareholder will be entitled to a credit or refund. In addition, the shareholder's basis in his or her REIT shares will be increased by the amount of the REIT's designated undistributed long-term capital gains that are included in the shareholder's long-term capital gains, reduced by the shareholder's proportionate share of tax paid by the REIT on those gains that the shareholder is treated as having paid. The earnings and profits of the REIT will be reduced, and the earnings and profits of any corporate shareholder of the REIT will be increased, to take into account amounts designated by the REIT pursuant to this rule. A REIT must pay its tax on its designated long-term capital gains within 30 days of the close of any taxable year in which it designates long-term capital gains pursuant to this rule, and it must mail a written notice of its designation to its shareholders within 60 days of the close of the taxable year.

         Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder's shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) assuming the shares are a capital asset in the hands of the shareholder.


         While the Company expects to meet its distribution requirements, its ability to make distributions may be impaired if it has insufficient cash flow or otherwise has excessive noncash income or nondeductible expenditures. Furthermore, the distribution requirement may be determined not to have been met in a given year by reason of the Service later successfully challenging the deductibility of a Company expenditure. In such event, however, it may be possible to cure a failure to meet the distribution requirement with a "deficiency dividend," but if the Company uses that procedure, it may incur substantial tax penalties and interest.

         The Company will be subject to a nondeductible 4% Federal excise tax with respect to undistributed ordinary income and capital gain net income unless it also meets a calendar year distribution requirement. To meet this requirement, the Company must, in general, distribute with respect to each calendar year an amount equal to the sum of (a) 85% of its ordinary income (adjusted under the Code for various items), (b) 95% of its capital gains in excess of its capital losses (subject to certain adjustments) and (c) any ordinary income and capital gain net income not distributed in prior calendar years. The Company intends to make distributions to shareholders so that it will not incur this tax but, as noted above, various situations could make it impractical to meet the prescribed distribution schedule.

         The Company is authorized to issue Preferred Shares. Should the Company do so, and should the Company distribute a capital gain dividend while Preferred Shares are outstanding, it may be required to designate a portion of dividends entitled to be received by holders of the Preferred Shares as capital gain dividends, thereby reducing the portion of total distributions paid to holders of the Company's Common Shares which may be characterized as capital gains dividends.

FEDERAL TAXATION OF THE COMPANY--SPECIFIC ITEMS

         Dispositions of Assets. The Company may realize a gain or loss on the disposition of an asset that it owns. The gain or loss may be capital or ordinary in character, depending upon a number of factors and the tax rules governing the type of disposition involved.

         If the Company were deemed to be holding property (such as real property or loans) primarily for sale to customers in the ordinary course of business (I.E., as a "dealer"), then (a) any gains recognized by the Company upon the disposition of such property would be subject to a 100% tax on prohibited transactions and (b) depending on the composition of the Company's total gross income, the Company could fail the 30% Income Test or the 75% Income Test for qualification as a real estate investment trust.

         Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The Company intends to hold all property for investment purposes and to make occasional dispositions which are, in the opinion of the Trust Managers and the Investment Manager, consistent with the Company's investment objectives and in compliance with all the rules discussed above governing the qualification of the Company for REIT status under the Code. Accordingly, the Company does not expect to be treated as a "dealer" with respect to any of its assets. No assurance, however, can be given that the Service will not take a contrary position.

         Alternative Minimum Tax. Under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference.

         Net Income From Foreclosure Property. If the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made.


FAILURE TO QUALIFY

         If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.


TAXATION OF SHAREHOLDERS

         Distributions by the Company of net investment income will be taxable to shareholders as ordinary income to the extent of the current or accumulated earnings and profits of the Company. Distributions of net capital gain, if any, designated by the Company as capital gain dividends generally will be taxable to shareholders as long-term capital gain, regardless of the length of time the Common Shares have been held by the shareholders. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income pursuant to Section 291 of the Code. All distributions are taxable, at least to the extent of the current or accumulated earnings and profits of the Company, whether received in cash or invested in additional Common Shares. Dividends declared by the Company in October, November or December payable to shareholders of record on a date in such a month and paid during the following January will be treated as having been received by shareholders on December 31 in the year in which such dividends were declared. Income (including dividends) from the Company normally will be characterized as "portfolio" income (as opposed to "passive" income) for purposes of the tax rules governing "passive" activities; accordingly, passive losses of the shareholder may not be used to offset income derived by the shareholder from the Company.

         None of the distributions from the Company (as a REIT) received by corporate shareholders, whether characterized as ordinary income or capital gain, will qualify for the dividends received deduction generally available to corporations.

         The Company may be required to withhold and remit to the Service 31% of the dividends paid to any shareholder who (a) fails to furnish the Company with a properly certified taxpayer identification number, (b) has under reported dividend or interest income to the Service or (c) fails to certify to the Company that he is not subject to backup withholding. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. The Company will report to its shareholders and the Service the amount of dividends paid during each calendar year and the amount of any tax withheld.


         In general, any gain or loss realized upon a taxable disposition of Common Shares of the Company or upon receipt of a liquidating distribution by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Shares have been held for more than one year and as short-term capital gain or loss if the Common Shares have been held for one year or less. The Taxpayer Relief Act of 1997 has changed the tax rates and holding periods applicable to long-term capital gains of individuals. In general, under applicable provisions of the Taxpayer Relief Act of 1997, which are generally effective for taxable years ending after May 1, 1997, the maximum tax rate applicable to net capital gains of individuals realized upon the sale of property held for 18 months or more is 20% (10% for individuals in a tax bracket below 28%), and the maximum tax rate on net capital gains of individuals realized upon the sale of property for more than one year and for not more than 18 months is 28%. The taxpayer Relief Act of 1997 does not affect the taxation of a corporation's capital gains. Because the tax rates and applicable holding periods will vary depending upon a shareholder's individual circumstances, investors should consult their own tax advisors concerning the effect of these Taxpayer Relief Act of 1997 changes. If, however, the shareholder receives any capital gain dividends with respect to Common Shares held six months or less, any loss realized upon a taxable disposition of such Common Shares shall, to the extent of such capital gain dividends, be treated as a long-term capital loss. All or a portion of any loss realized upon a taxable disposition of Common Shares of the Company may be disallowed if other Common Shares of the Company are purchased (under a dividend reinvestment plan or otherwise) within 30 days before or after the disposition.


DISCLOSURE REGARDING DIVIDEND REINVESTMENT PLAN


         Shareholders participating in the DRIP will be deemed to have received the gross amount of any cash distributions which would have been paid by the Company to such shareholders had they not elected to participate. These deemed distributions will be treated as actual distributions from the company to the participating shareholders and will retain the character and tax effects applicable to distributions from the Company generally. See "Taxation of Taxable Domestic Shareholders" and "Taxation of Foreign Shareholders." Participants in the DRIP are subject to federal income tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even though they receive no cash. Common Shares received under the DRIP will have a holding period beginning with the day after purchase and a tax basis equal to their cost (which is the gross amount of the deemed distribution).


TAXATION OF TAX-EXEMPT SHAREHOLDERS

         Except as noted below, based upon a revenue ruling issued by the Service, dividend distributions by the Company to a shareholder that is a tax-exempt entity should not constitute "unrelated business taxable income" ("UBTI"), provided that the tax-exempt entity has not financed the acquisition of its Common Shares with "acquisition indebtedness" within the meaning of the Code and the Common Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. However, if a tax-exempt entity borrows money to purchase its Common Shares, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules of the Code. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal service organizations that are exempt from taxation under Code Sections 501(c)(7), (9),
(17) and (20), respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. Also, it should be noted that dividend distributions by a REIT to an exempt organization that is a private foundation should constitute investment income for purposes of the excise tax on net investment income of private
foundations imposed by Section 4940 of the Code.   If an employee trust
qualified under Code Section 401(a)

(a "qualified trust") owns more than 10% by value of the Common Shares in the Company at any time during a tax year, then a portion of the dividends paid by the Company to such trust may be treated as UBTI, but only if (i) the Company would not have qualified as a REIT but for the provisions of the Code which "look through" such a qualified trust for purposes of determining ownership of a REIT and (ii) at least one qualified trust holds more than 25% (by value) of the Common Shares in the Company or one or more qualified trusts (each of which holds more than 10% of the Common Shares) hold in the aggregate more than 50% (by value) of the Common Shares. If the Company were treated as a "taxable mortgage pool," a substantial portion of the dividends paid to a tax-exempt shareholder may be UBTI. Although the Company does not believe that the Company, or any portion of its assets will be treated as a taxable mortgage pool, no assurance can be given that the Service might not successfully maintain that such a taxable mortgage pool exists.

         Because of the complexity and variations of the UBTI rules, tax-exempt entities should consult their own tax advisors.

TAXATION OF FOREIGN SHAREHOLDERS

         The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "non-U.S. shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of Federal, state and local income tax laws with regard to an investment in Common Shares, including any reporting requirements.

         Distributions that are not attributable to gain from sales or exchanges by the Company of "United States Real Property Interests" and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Generally, such distributions will be subject to a U.S. withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Shares is treated as effectively connected with the non-U.S. shareholder's conduct of a United States trade or business, the non-U.S. shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends made to a non-U.S. shareholder unless (a) a lower treaty rate applies and the non-U.S. shareholder files an IRS Form 1001 or (b) the non-U.S. shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. Any distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a non-U.S. shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such Common Shares. To the extent that such distributions exceed the adjusted basis of a non-U.S. shareholder's Common Shares, they will give rise to tax liability if the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Shares, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it subsequently is determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

         For any year in which the Company qualifies as a real estate investment trust, distributions that are attributable to gain from sales or exchanges by the Company of "United States real property interests" will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, these distributions are taxed to a non-U.S. shareholder as if such gain were effectively connected with a United States business. Non-U.S. shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend to the extent that such capital gain dividends are attributable to the sale or exchange by the Company of United States real property interests. This amount is creditable against the non-U.S. shareholder's Federal tax liability. Fixed rate mortgage loans will not normally be classified as "United States real property interests."

         Gain recognized by a non-U.S. shareholder upon a sale of Common Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled real estate investment trust," defined generally as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the Common Shares were held directly or indirectly by non-U.S. persons. Additionally, gain recognized by a non-U.S. shareholder upon a sale of Common Shares generally will not be taxed under FIRPTA unless the shareholder beneficially owns more than 5% of the total fair market value of the Common Shares at any time during the shorter of the five-year period ending on the date of disposition or the period during which the shareholder held the Common Shares. Gain not subject to FIRPTA will be taxable to a non-U.S. shareholder if (a) investment in the Common Shares is effectively connected with the non-U.S. shareholder's United States trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain or (b) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on his U.S. source capital gains. If the gain on the sale of Common Shares becomes subject to taxation under FIRPTA, the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).


         Subject to the provisions of any tax treaty that may exist between the United States and the country in which the foreign holder is domiciled at the time of his death, an individual foreign shareholder who owns Common Shares at the time of his death will have the Common Shares subject to Federal estate tax. The federal estate tax will be assessed on the fair market value of such Common Shares at the time of the foreign holder's death.


OTHER TAXATION


         Tax treatment of the Company and its shareholders under tax laws other than those governing federal income tax may differ substantially from the Federal income tax treatment described in this summary. CONSEQUENTLY, EACH PROSPECTIVE SHAREHOLDER SHOULD CONSULT WITH HIS OWN TAX ADVISOR WITH REGARD TO THE STATE, LOCAL AND OTHER TAX CONSEQUENCES (OTHER THAN FEDERAL TAX CONSEQUENCES) OF AN INVESTMENT IN THE COMPANY.


                              ERISA CONSIDERATIONS

         Because the Common Shares should qualify as a "publicly-offered security," plans subject to ERISA, IRAs and H.R.10 Plans ("Keogh Plans") may purchase Common Shares and treat such Common Shares, and not the Company's assets, as plan assets. A fiduciary of an ERISA Plan should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in Common Shares. Accordingly, among other factors, such fiduciary should consider (i) whether the plan's aggregate investments (including such an investment) satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with ERISA, the Code and the documents and instruments governing the plan (as required by Section 404(a)(1)(D) of ERISA), and (iii) whether the investment is prudent, considering the role such an investment plays in the plan's portfolio, the nature of the Company's business, the possible limitations on the marketability of Common Shares and the anticipated earnings of the Company. Investors proposing to purchase Common Shares for their IRAs and Keogh Plans should consider that an IRA and a Keogh Plan may only make investments that are authorized by the appropriate governing instruments. Moreover, Keogh Plans that cover Common law employees are also subject to the ERISA fiduciary standards described above.

         Any ERISA Plan or Keogh Plan covering Common law employees should also consider prohibitions in ERISA relating to improper delegation of control over or responsibility for "plan assets," prohibitions in ERISA and in the Code relating to an ERISA Plan's engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan, and other provisions in ERISA dealing with "plan assets." The Code provisions relating to a plan's engaging in certain transactions involving "plan assets" with persons who are "disqualified persons" under the Code with respect to the plan also apply to IRAs and all Keogh Plans.

         If the assets of the Company were deemed to be "plan assets" of plans that are holders of Common Shares, Subtitle A and Parts 1 and 4 of Subtitle B of Title I of ERISA (the prudence and fiduciary standards) with respect to ERISA Plans and Keogh Plans covering Common law employees, and Section 4975 of the Code (the prohibitions on transactions involving disqualified persons) with respect to ERISA Plans, IRAs and Keogh Plans, would extend to transactions entered into and decisions made by the Company's management. Furthermore, the Company's management would be deemed to be fiduciaries with respect to such plans.

         ERISA and the Code do not define "plan assets." On November 13, 1986, the U.S. Department of Labor published a final regulation, amended on December 31, 1986 and effective March 13, 1987, relating to the definition of "plan assets," under which the assets of an entity in which employee benefits plans, including ERISA Plans, IRAs and Keogh Plans, acquire interests would be deemed "plan assets" under certain circumstances (the "Regulation"). The Regulation generally provides that when a plan acquires an equity interest in an entity which is a "publicly-offered security," the plan's assets include only the acquired equity interest and not any interest in the underlying assets of the entity. The Regulation defines a "publicly-offered security" as a security that is "widely held," freely transferable and registered pursuant to certain provisions of the Federal securities laws. The Company believes that the Common Shares offered hereby will be a "publicly-offered security," and thus that the Company's assets will not be deemed to be assets of any employee benefit plan that is a holder of Common Shares.

FIDUCIARIES OF EMPLOYEE BENEFIT PLANS THAT ARE PROSPECTIVE SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN COUNSEL AND FINANCIAL ADVISORS TO DETERMINE THE CONSEQUENCES UNDER ERISA OF AN INVESTMENT IN THE COMPANY, AND TO DETERMINE THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT APPLICABLE LAW.

                                  UNDERWRITING


         Subject to the terms and conditions of an underwriting agreement (the "Underwriting Agreement") entered into between the Company and the underwriters named below (the "Underwriters"), each of the Underwriters, for whom Morgan Keegan & Company, Inc. and Southwest Securities, Inc. are acting as representatives (the ""Representatives"), has severally agreed to purchase from the Company, and the Company has agreed to sell to the Underwriters, the respective number of Common Shares set forth opposite its name below:



                                                            Number
                                                            of Common
Underwriter                                                 Shares
-----------                                                 ----------
Morgan Keegan & Company, Inc.
Southwest Securities, Inc.
                                                            ---------

Total                                                       7,500,000
                                                            =========



         The Company has directed the Underwriters to reserve 80,000 Common Shares offered in this Offering for sale to officers, Trust Managers and other related persons and organizations.


         The Underwriting Agreement provides that the obligations of the several Underwriters thereunder are subject to approval of certain legal matters by counsel, and to various other conditions. The nature of the Underwriters' obligations is such that they are committed to purchase and pay for all of the above Common Shares if any are purchased.


         The Underwriters propose to offer the Common Shares in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price
less a concession not in excess of $      per share.  The Underwriters may
allow, and such dealers may re-allow, concessions not in excess of $ per share to certain other dealers. After the Common Shares are released for sale to the public, the offering price and other selling terms may be changed by the Underwriters from time to time.

         Prior to the Offering, there has been no public market for the Common Shares. The initial public offering price will be determined through negotiations between the Company and the Representatives. Among the factors to be considered in determining the initial public offering price of the Common Shares will be prevailing market and economic conditions, dividend yields and financial characteristics of publicly-traded REITs that the Company and the Representatives believe to be comparable to the Company, an assessment of the Company's management, the expected results of operations of the Company and the Properties, estimates of the future business potential and earnings prospects of the Company as a whole and the current state of the real estate market in the Company's target markets.


         Until the distribution of the Common Shares is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Shares. As an exception to these rules, the Representative is permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.


         If the Underwriters create a short position in the Common Shares in connection with this offering, that is, if they sell more Common Shares than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Common Shares in the open market. The Representatives also may elect to reduce any short position by exercising all or part of the over-allotment option described below.

         The Representatives also may impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Common Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Shares, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.


         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.


         Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Common Shares. In addition, neither the Company nor any of the Underwriters makes any representations that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Company has granted the Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 1,125,000 additional Common Shares solely to cover overallotments, if any. If the Underwriters exercise their overallotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of Common Shares to be purchased by each of them, as shown in the table above, bears to the 7,500,000 Common Shares offered hereby.

         The Representatives of the Underwriters have informed the Company that they do not expect the Underwriters to confirm sales of Common Shares offered hereby to accounts over which they exercise discretionary authority.

         The Company has agreed to indemnify the Underwriters against certain liabilities, losses and expenses including liabilities under the Securities Act.

         The Company has agreed that it will not offer, sell, grant any option (other than pursuant to the Plan) for the sale of, or otherwise dispose of any shares or any securities convertible into or exchangeable for, or rights to purchase or acquire Common Shares, for a period of 90 days after the date hereof without the prior written consent of Morgan Keegan & Company, Inc. Such restriction shall not apply, however, to Common Shares issued in exchange for real property or to Common Shares issued in exchange for units in any operating partnership controlled by the Company, if such Common Shares are subject to a restriction on transferability of at least six (6) months. In addition, the officers and Trust Managers of the Company have agreed with the Underwriters not to offer, sell or otherwise dispose of any Common Shares for a period of 180 days after the date hereof without the prior written consent of Morgan Keegan & Company, Inc.


                                 LEGAL MATTERS


          The legality of the Common Shares offered hereby and certain tax matters will be passed upon for the Company by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas. Certain legal matters will be passed on for the Underwriters by Winstead Sechrest & Minick P.C., Dallas, Texas.


                                    EXPERTS


         The consolidated balance sheet of the Company as of December 31, 1996 and 1995, the consolidated statements of operations, changes in redeemable preferred shares and common shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, financial statement schedule III as of December 31, 1996 and the statements of revenue and certain expenses for Benchmark Crossing, Hedwig Centers, The Market at First Colony, Rosemeade Park, Southwest/Walgreens, Town 'N Country, and University Mall for the year ended December 31, 1996, have been included herein and in the registration statement in reliance upon the reports of Ernst & Young LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The reports on the statements of revenue and certain expenses for Benchmark Crossing,
Hedwig Centers, The Market at First Colony, Rosemeade Park,
Southwest/Walgreens, Town 'N Country, and University Mall contain a paragraph that sates that the statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Commission, as described in Note 1 to the statements of revenue and certain expenses. It is not intended to be a complete presentation of revenue and expenses of Benchmark Crossing, Hedwig Centers, The Market at First Colony, Rosemeade Park, Southwest/Walgreens, Town 'N Country, and University Mall.
 .

         On October 29, 1997, the Company dismissed Coopers & Lybrand L.L.P. as its independent accountants. Coopers & Lybrand's reports on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to dismiss Coopers & Lybrand was unanimously approved by the Trust Managers. During the second quarter of 1997, the Company and Coopers & Lybrand disagreed as to the accounting treatment of the approximately $17,000 paid to Daniel M. Jones, III in consulting fees. The Company believed that such fees should be recorded as Offering costs whereas Coopers & Lybrand advised that they should be expensed. The consulting fee is being accounted for as recommended by Coopers & Lybrand. This issue was discussed by Coopers & Lybrand and management of the Company. The Company has authorized Coopers & Lybrand to respond fully to the inquiries of Ernst & Young concerning the subject matter of the disagreement. There were no other disagreements or "reportable events" during the two most recent fiscal years and the interim period preceding the dismissal of Coopers & Lybrand.

                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, with respect to the Common Shares offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial statement schedules thereto. For further information with respect to the Company and the Common Shares offered hereby, reference is made to the Registration Statement and such exhibits and financial statement schedules, copies of which may be examined without charge at, or obtained upon payment of prescribed fees from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company and other registrants that have been filed electronically with the Commission. The address of such site is http://www.sec.gov.


         Statements contained in this Prospectus as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

         The Company will be required to file reports and other information with the Commission pursuant to the Exchange Act. In addition to applicable legal or New York Stock Exchange requirements, if any, holders of the Common Shares will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                                   GLOSSARY

"Acquisition Properties" means the eight community shopping centers located in Texas, Florida and Arizona that the Company has a contract or an option to acquire.


"ADA" means the Americans with Disabilities Act of 1990.

"Advisory Agreement" means the Amended and Restated Advisory Agreement between the Company and the Investment Manager.

"Advisory Funds From Operations" means Funds From Operations plus annual interest payments on outstanding indebtedness and the fee payable to the Investment Manager.

"Board of Trust Managers" means the Company's Board of Trust Managers.

"Bylaws" means the Company's Amended and Restated Bylaws.

"Cash Available for Distribution" is defined as net income (loss) as computed in accordance with GAAP, excluding gains and losses from debt restructuring and property sales, plus depreciation and amortization, less capital expenditures.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

"Charter" means the Company's Amended and Restated Declaration of Trust.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commission" means the Securities and Exchange Commission.

"Common Shares" means the Company's common shares of beneficial interest, no par value per share.

"Company" means United Investors Realty Trust, a Texas real estate investment trust.

"DRIP" means the Company's Dividend Reinvestment Plan to be implemented by the Company upon consummation of the Offering.


"EPS" means earnings per share.


"ERISA" means the Employee Retirement Income Securities Act of 1974, as amended.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Excess Shares" means the shares into which shares of capital stock of the Company owned, or deemed to be owned or transferred to the shareholders in excess of the Ownership Limit will be automatically exchanged.


"FCMT" means First Commonwealth Mortgage Trust.


"Funds From Operations" means net income (loss) computed in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

"GAAP" means generally accepted accounting principles in effect at date of the Offering.


"GLA" means gross leasable area.

"Gross Receipts" means the gross revenues generated by the Company during a period of time from operations, including rents, percentage rents, tenant reimbursements, interest and income, but excluding receipts from capital transactions, including sales, financings, refinancings and the sale of equity securities.


"ICSC" means International Council of Shopping Centers.


"Investment Manager" means FCA Corp, an affiliate of the Company, that provides investment and management services to the Company pursuant to the terms of the Advisory Agreement.

"Investment Advisors Act" means the Investments Advisors Act of 1974, as amended.

"IRA" means an individual retirement account.

"Ivy" means Ivy Realty Trust, an affiliate of the Company.


"Keogh Plans" means plans subject to ERISA, IRAs and H.R. 10 Plans.

"Named Executive Officers" means Lewis H. Sandler, Daniel M. Jones, III and Randall D. Keith, collectively.

"NAREIT" means National Association of Real Estate Investment Trusts.

"9% Preferred Shares" means the Company's 9% Convertible Preferred Shares, Series 1995, par value $100 per share.


"Offering" means the initial public offering of the Common Shares as described in this Prospectus.


"Original Properties" means the Company's eight community shopping centers located in Texas, Tennessee and Arizona.


"Ownership Limit" means the restriction contained in the Charter providing that, subject to certain exemptions, the holder may not own or be deemed to own, by virtue of attribution rules of the Code, more than 9.8% of the total outstanding Trust Shares.


"Partnership" means Park Northern/Centennial Partners L.P.


"Plan Agent" means                    , as agent for the DRIP.

"Plan" means the Company's 1997 Share Incentive Plan.


"Plan Participants" means those executive officers, Trust Managers and key employees of the Company and the Investment Manager awarded grants under the Plan.


"Preferred Shares" means the Company's preferred shares of beneficial interest, of which 20,000 shares are authorized to be issued with a $100 par value per share, the remainder to be issued at no par value.


"Properties" means the Acquisition Properties and the Original Properties, collectively.





"REIT" means a real estate investment trust, as defined by Sections 856 through 860 of the Code.

"Service" means the Internal Revenue Service.

"Securities Act" means the Securities Act of 1933, as amended.


"SFAS" means Statement of Financial Accounting Standards.

"SWP" means South West Property Trust, Inc.

"Termination Fee" means the fee payable to the Investment Manager under certain circumstances upon termination of the Advisory Agreement.


"Texas REIT Act" means the Texas Real Estate Investment Trust Act.

"Total Market Capitalization" means the total number of Common Shares and Preferred Shares outstanding times the current market price of such shares plus long-term debt.


"Triple Net Lease" means a lease under which a tenant pays, in addition to base rent, its pro rata share of the shopping centers common area maintenance expenses, real estate taxes, insurance expenses and utilities.


"Trust Shares" means, collectively, the Common Shares and the Preferred Shares.





"UDR" means United Dominion Realty Trust, Inc.

INDEX TO FINANCIAL STATEMENTS



UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES - FINANCIAL STATEMENTS
         Report of Independent Auditors.........................................................F-2

         Consolidated Balance Sheets as of December 31, 1996 and 1995 and
              September 30, 1997 (unaudited)....................................................F-3

         Consolidated Statements of Operations for the years ended
              December 31, 1996, 1995 and 1994 and the nine months ended
              September 30, 1997 and 1996 (unaudited)...........................................F-4

         Consolidated Statements of Redeemable Preferred Shares and Common
              Shareholders' Equity for the years ended December 31, 1996, 1995 and 1994 and the nine months ended September 30, 1997 (unaudited).................F-6

         Consolidated Statements of Cash Flows for the years ended
              December 31, 1996, 1995 and 1994 and the nine months ended
              September 30, 1997 and 1996 (unaudited)...........................................F-7

         Notes to Consolidated Financial Statements.............................................F-9


FINANCIAL STATEMENT SCHEDULE

         Schedule III - Real Estate and Accumulated Depreciation as of
              December 31, 1996.................................................................F-24

         Notes to Schedule III..................................................................F-25


UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES - PRO FORMA CONDENSED
         CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

         Introduction to Pro Forma Condensed Consolidated Financial
              Statements........................................................................F-26

         Pro Forma Condensed Consolidated Balance Sheet as of
              September 30, 1997................................................................F-27

         Pro Forma Condensed Consolidated Statement of Operations for the
              nine months ended September 30, 1997..............................................F-28

         Pro Forma Condensed Consolidated Statement of Operations for the
              year ended December 31, 1996......................................................F-29

         Notes to Pro Forma Condensed Consolidated Financial Statements.........................F-30


BENCHMARK CROSSING

         Report of Independent Auditors.........................................................F-34
         Statement of Revenue and Certain Expenses for the year ended
              December 31, 1996.................................................................F-35
         Notes to Statement of Revenue and Certain Expenses.....................................F-36


HEDWIG CENTERS

         Report of Independent Auditors.........................................................F-39
         Statement of Revenue and Certain Expenses for the year ended
              December 31, 1996.................................................................F-40
         Notes to Statement of Revenue and Certain Expenses.....................................F-41


MARKET AT FIRST COLONY

         Report of Independent Auditors.........................................................F-44
         Statement of Revenue and Certain Expenses for the year ended
              December 31, 1996.................................................................F-45
         Notes to Statement of Revenue and Certain Expenses.....................................F-46


MASON PARK

         Statement of Revenue and Certain Expenses for the year ended
              December 31, 1996 (unaudited).....................................................F-48
         Notes to Statement of Revenue and Certain Expenses.....................................F-49


ROSEMEADE PARK

         Report of Independent Auditors.........................................................F-51
         Statement of Revenue and Certain Expenses for the year ended
              December 31, 1996.................................................................F-52
         Notes to Statement of Revenue and Certain Expenses.....................................F-53


SOUTHWEST WALGREENS

         Report of Independent Auditors.........................................................F-56
         Statement of Revenue and Certain Expenses for the year ended
              December 31, 1996.................................................................F-57
         Notes to Statement of Revenue and Certain Expenses.....................................F-58


TOWN 'N COUNTRY

         Report of Independent Auditors.........................................................F-60
         Statement of Revenue and Certain Expenses for the year ended
              December 31, 1996.................................................................F-61
         Notes to Statement of Revenue and Certain Expenses.....................................F-62


UNIVERSITY MALL

         Report of Independent Auditors.........................................................F-64
         Statement of Revenue and Certain Expenses for the year ended
              December 31, 1996.................................................................F-65
         Notes to Statement of Revenue and Certain Expenses.....................................F-66

REPORT OF INDEPENDENT AUDITORS

We have audited the accompanying consolidated balance sheets of United Investors Realty Trust and Subsidiaries (the "Company") as of December 31, 1996 and 1995 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and the financial statement schedule listed in the index on page F-2. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Investors Realty Trust as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.



                                                              ERNST & YOUNG LLP

Houston, Texas
December 17, 1997

CONSOLIDATED BALANCE SHEETS


                            ASSETS                                SEPTEMBER 30,                   DECEMBER 31,
                                                                                       ------------------------------------
                                                                      1997                   1996                 1995
                                                                  (UNAUDITED)
                                                                 --------------        ---------------      ---------------
Investment real estate:
   Land                                                          $     8,118,723       $     8,118,723      $     7,482,154
   Buildings and improvements                                         31,553,011            31,209,206           26,684,007
                                                                 ---------------       ---------------      ---------------
                                                                      39,671,734            39,327,929           34,166,161
   Less accumulated depreciation                                      (4,580,372)           (3,767,720)          (2,988,030)
                                                                 ---------------       ---------------      ---------------
   Investment real estate, net                                        35,091,362            35,560,209           31,178,131

Cash and cash equivalents                                                256,483               119,316              427,820
Accounts receivable, net of allowance of $31,209, $31,209
   and $22,989 for 1997, 1996 and 1995, respectively                     768,765               885,157              572,219
Prepaid expenses and other assets                                        676,436               303,332              283,263
Investment in real estate venture                                             --               333,759                   --
                                                                 ---------------       ---------------      ---------------
           Total assets                                          $    36,793,046       $    37,201,773      $    32,461,433
                                                                 ===============       ===============      ===============

         LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
   Mortgage notes payable                                        $    25,117,007       $    25,590,592      $    22,272,445
   Redeemable convertible subordinated notes                             212,400               212,400              212,400
   Short-term notes and lines of credit                                  950,000               740,000                   --
   Accounts payable - trade                                              269,985               250,848              339,712
   Accrued property taxes                                                565,699               500,918              454,842
   Security deposits                                                     107,651               112,101              127,746
                                                                 ---------------       ---------------      ---------------

           Total liabilities                                          27,222,742            27,406,859           23,407,145
                                                                 ---------------       ---------------      ---------------

Minority interest in real estate ventures                              1,585,419             1,584,673              699,984
                                                                 ---------------       ---------------      ---------------

Commitments and contingencies (Note 7)

Redeemable preferred shares of beneficial interest, $100 par value, 20,000 shares authorized, 10,737 shares issued and
   outstanding at December 31, and 1995                                1,068,226             1,068,226            1,068,226
                                                                 ---------------       ---------------      ---------------

Common shareholders' equity:
   Common shares of beneficial interest, no par value,
     20,000,000 shares authorized, 837,489 and 834,397
     shares issued and outstanding at December 31, and 1995,
     respectively, and 837,489 shares issued and outstanding           7,527,577             7,527,577            7,488,913
     at September 30, 1997
   Accumulated deficit                                                  (610,918)             (385,562)            (202,835)
                                                                 ---------------       ---------------      ---------------

           Total common shareholders' equity                           6,916,659             7,142,015            7,286,078
                                                                 ---------------       ---------------      ---------------

           Total liabilities and shareholders'
              equity                                             $    36,793,046       $    37,201,773      $    32,461,433
                                                                 ===============       ===============      ===============

See accompanying notes.

CONSOLIDATED STATEMENTS OF OPERATIONS

                                           Nine Months Ended                         Years ended December 31,
                                              September 30,
                                    ------------------------------        -------------------------------------------------
                                        1997               1996               1996              1995               1994
                                    (Unaudited)        (Unaudited)
Revenues:
   Base rents                       $ 3,706,057        $ 2,973,056        $ 4,097,911        $ 4,389,491        $ 3,794,711
   Percentage rents                      19,800             24,617             32,822                 --                 --
   Expense reimbursements               873,054            593,651            835,940            848,975            844,299
   Interest and other income             20,870             64,303             67,409             44,224             10,344
                                    -----------        -----------        -----------        -----------        -----------
           Total revenues             4,619,781          3,655,627          5,034,082          5,282,690          4,649,354
                                    -----------        -----------        -----------        -----------        -----------

Expenses:
   Operating and
      maintenance                       556,975            304,202            582,481            875,193            570,307
   Real estate taxes                    565,698            398,193            558,000            569,634            512,070
   Advisory fees to affiliate           258,750            231,150            279,000            276,000            253,000
   General and
      administrative                    322,770            214,228            224,164            168,960            129,465
   Interest                           1,825,810          1,562,804          2,132,390          2,177,447          2,101,762
   Depreciation and
      amortization                      870,972            688,187            958,778            960,876            756,914
                                    -----------        -----------        -----------        -----------        -----------

           Total expenses             4,400,975          3,398,764          4,734,813          5,028,110          4,323,518
                                    -----------        -----------        -----------        -----------        -----------

Income before gain on sale
   of investment real estate,
   minority interest and
   preferred share dividend
   requirements                         218,806            256,863            299,269            254,580            325,836
                                    -----------        -----------        -----------        -----------        -----------

Gain on sale of
   investment real estate                    --                 --                 --             25,020                 --
                                    -----------        -----------        -----------        -----------        -----------

Income before
   minority interest
   and preferred
   share dividend
   requirements                         218,806            256,863            299,269            279,600            325,836

Minority interest in net
   income of real estate
   ventures                             (38,482)           (37,421)           (51,941)           (43,278)           (48,435)
                                    -----------        -----------        -----------        -----------        -----------

                                              Nine Months Ended
                                                 September 30,                       Years Ended December 31,
                                        ----------------------------       -------------------------------------------
                                            1997            1996              1996            1995              1994
                                        (Unaudited)      (Unaudited)
Income before preferred share
   dividend requirements                 $ 180,324        $ 219,442        $ 247,328        $ 236,322        $ 277,401

Preferred share dividend
   requirements                            (72,474)         (72,138)         (96,296)         (43,618)              --
                                         ---------        ---------        ---------        ---------        ---------
Net income available for
   common shareholders                   $ 107,850        $ 147,304        $ 151,032        $ 192,704        $ 277,401
                                         =========        =========        =========        =========        =========

Net income per common
   share                                 $     .13        $     .18        $     .18        $     .23        $     .35
                                         =========        =========        =========        =========        =========

Weighted average shares
   outstanding                             837,489          834,397          834,655          834,397          797,655
                                         =========        =========        =========        =========        =========


See accompanying notes.

CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED
SHARES AND COMMON SHAREHOLDERS' EQUITY
for the years ended December 31, 1996, 1995 and 1994 and the nine months ended September

                                                           PREFERRED                            COMMON
                                                      SHARES OF BENEFICIAL                SHARES OF BENEFICIAL
                                                           INTEREST                            INTEREST
                                                -----------------------------        -----------------------------    ACCUMULATED
                                                   NUMBER            AMOUNT             NUMBER            AMOUNT        DEFICIT
Balance at December 31,
   1993                                                  --                --            687,429       $ 5,751,784    $  (173,252)

Issuance of common shares
   of beneficial interest                                --                --            146,968         1,755,930             --

Offering expenses                                        --                --                 --           (18,801)            --

Net income available for
   common shareholders                                   --                --                 --                --        277,401
Distributions                                            --                --                 --                --       (332,808)
                                                -----------       -----------        -----------       -----------    -----------

Balance at December 31, 1994                             --                --            834,397         7,488,913       (228,659)


Issuance of redeemable
   preferred shares                                  10,737       $ 1,073,700                 --                --             --

Offering expenses                                        --            (5,474)                --                --             --

Income before preferred  share dividend
   requirements                                          --                --                 --                --        236,322

Distributions                                            --                --                 --                --       (166,880)

Redeemable preferred shares of beneficial
   interest cash dividend, $6.75 per share               --                --                 --                --        (43,618)
                                                -----------       -----------        -----------       -----------    -----------
Balance at December 31, 1995                         10,737         1,068,226            834,397         7,488,913       (202,835)

Issuance of common shares
   of beneficial interest                                --                --              3,092            38,664                --

Income before preferred
   share dividend requirements                           --                --                 --                --        247,328

Distributions                                            --                --                 --                --       (333,759)

Redeemable preferred shares of beneficial
   interest cash dividends, $9.00 per share              --                --                 --                --        (96,296
Balance at December 31, 1996                   ------------       -----------        -----------       -----------    -----------
                                                     10,737         1,068,226            837,489         7,527,577       (385,562)

Income before preferred share dividend
   requirements                                          --                --                 --                --        180,324

Distributions                                            --                --                 --                --        (72,474)

Redeemable preferred shares of beneficial
   interest distributions, $6.75 per share               --                --                 --                --       (333,206)
                                                -----------       -----------        -----------       -----------    -----------

Balance at September 30, 1997  (unaudited)           10,737       $ 1,068,226            837,489       $ 7,527,577    $  (610,918)
                                                ===========       ===========        ===========       ===========    ===========

See accompanying notes.

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                 YEARS ENDED DECEMBER 31,
                                                                -------------------------   ---------------------------------------
                                                                   1997          1996           1996         1995          1994
                                                                (Unaudited)   (Unaudited)
Cash flows from operating activities:
      Income before preferred share dividend
          requirements                                          $   180,324   $   219,442   $   247,328   $   236,322   $   277,401
      Adjustments to reconcile net income available for common
            shareholders to net cash provided by operating
            activities:
            Depreciation and amortization                           870,972       688,188       956,778       960,876       756,914
            Minority interest in net income of
             real estate ventures
                                                                     51,188        37,423        51,941        43,278        48,435
            Equity in net income of investment in real estate
               venture                                                4,668            --
            Recognition of deferred rent                            (68,581)      (61,651)      (82,201)      (44,677)      (63,702)
            Provision for uncollectible accounts                      8,476       (22,989)        8,220         4,468        22,840
            Gain on sale of investment real estate                       --            --          --         (25,020)          --
            Payment of common shares for services                        --            --        38,664         --              --

            Changes in operating assets and liabilities:
                 (Increase) decrease in
                    accounts receivable                             176,497        69,993      (176,533)       16,530      (107,601)
                 Increase in prepaid
                    expenses and other                             (435,539)     (170,773)      (78,167)     (167,660)      (70,939)
                    assets
                 Increase (decrease) in
                    accounts payable - trade                         19,138      (170,675)      191,717       (90,885)      (15,759)
                 Increase (decrease) in
                    accrued property taxes                           64,780       (35,393)      (53,910)       12,025       108,360
                  Increase (decrease) in
                     security deposits                               (4,450)      (41,221)      (41,835)       13,253        37,323
                                                                -----------   -----------   -----------   -----------   -----------
                     Net cash provided
                        by operating activities                     867,473       512,344     1,062,002       958,510       993,272
                                                                -----------   -----------   -----------   -----------   -----------

Cash flows from investing activities:
   Purchase of and capital improvements
      to investment real estate                                    (343,805)   (2,128,568)   (1,374,675)     (383,957)   (2,240,884)
   Proceeds from sale of investment                                                    --            --       114,478            --
   Payment received on affiliate note receivable                                       --        55,462            --            --
                                                                -----------   -----------   -----------   -----------   -----------

               Net cash used in investing
                   activities                                      (343,805)   (2,128,568)   (1,319,213)     (269,479)   (2,240,884)
                                                                -----------   -----------   -----------   -----------   -----------

                                                                    NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                YEARS ENDED DECEMBER 31,
                                                                 ------------------------   ---------------------------------------
                                                                    1997          1996         1996          1995          1994
                                                                (Unaudited)   (Unaudited)
Cash flows from financing activities:
   Proceeds from borrowings                                         133,859     1,600,000       740,000     2,021,210     1,608,900
   Proceeds from short-term notes payable                           250,000       600,000            --            --       235,000
   Principal payments on mortgage notes                            (607,444)     (196,344)     (604,574)   (2,629,496)     (392,785)
      payable
   Principal payments on short-term
      notes payable                                                 (40,000)           --       (23,103)     (235,000)           --
   Proceeds from issuing common shares
      of beneficial interest, net                                                      --            --            --        70,219
   Proceeds from issuing preferred
      shares of beneficial interest, net                                               --            --       569,526            --
   Cash dividends paid                                              (72,474)      (72,138)      (96,296)      (43,618)     (332,808)
   Distribution to holders of minority interests                    (50,442)      (50,442)      (67,320)      (67,259)      (67,285)
                                                                -----------    ----------   -----------   -----------   -----------

            Net cash provided by (used
               in) financing activities                            (386,501)    1,881,076       (51,293)     (384,637)    1,121,241
                                                                -----------    ----------   -----------   -----------   -----------

Increase (decrease) in cash and cash                                137,167       264,852      (308,504)      304,394      (126,371)
   equivalents

Cash and cash equivalents at beginning                              119,316       427,820       427,820       123,426       249,797
   of year
                                                                -----------    ----------   -----------   -----------   -----------

Cash and cash equivalents at end of year                        $   256,483    $  692,672   $   119,316   $   427,820   $   123,426
                                                                ===========    ==========   ===========   ===========   ===========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1996 and September 30, 1997 (unaudited)

1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          GENERAL

          United Investors Realty Trust and Subsidiaries (the "Company") was organized on December 1, 1988, as a Massachusetts business trust and subsequently converted to a Texas real estate investment trust. The Company was formed for the purpose of investing directly in income-producing real property and in partnerships formed to own such real property.

          BASIS OF PRESENTATION

          The consolidated financial statements include the accounts of the Company, its subsidiaries, and partnerships in which it owns controlling interests.

          Investments in 50% or less owned real estate ventures over which the Company has the ability to exercise influence are accounted for using the equity method.

          The accompanying unaudited consolidated financial statements of and Subsidiaries (the "Company") for the nine months ended September 30, 1997 and 1996 have been prepared for purposes of complying with certain rules and regulations of the Securities and Exchange Commission and should be read in conjunction with the consolidated financial statements and notes thereto of the Company. Certain information in the notes to the consolidated nine months financial statements normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to these rules and regulations. In the opinion of management, adjustments consisting of normal recurring accruals considered necessary for the fair presentation of interim financial statements have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.

          CASH AND CASH EQUIVALENTS

          The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED):

         INVESTMENT REAL ESTATE

         Investment real estate, consisting of eight shopping centers, is recorded at cost. The cost of real estate acquired by the issuance of shares of beneficial interest is determined by the estimated value of the shares issued or the real estate acquired. The allocation of cost between land and building is based on the estimated fair value at the time of the purchase. Depreciation is computed using the straight-line method over the estimated useful lives of 30 to 40 years for the shopping centers and 5 to 10 years for building improvements. Depreciation expense included in the statements of operations was $886,173, $902,380 and $727,189 for the years ended December 31, 1996,
         1995 and 1994, respectively.

         Expenditures for repairs and maintenance are charged to operations as incurred. Significant betterments are capitalized.

         When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts, with the resulting gains or losses reflected in operations for the period.

         Recoverability of investment real estate is evaluated periodically as events or circumstances indicate a possible inability to recover its carrying amount. Recoverability is determined on a property-by-property basis utilizing the undiscounted cash flow method. If undiscounted cash flows do not recover the carrying amount of the real estate, the real estate is reduced to fair value.

         NET INCOME PER COMMON SHARE

         Net income per common share is calculated by dividing net income available for common shareholders by the weighted average number of shares of beneficial interest outstanding during the year. The assumed conversion of redeemable debt and redeemable preferred shares would be antidilutive in all years presented.

         CONCENTRATION OF RISK

         The Company's primary business activity is investing in income-producing real property. The Company's retail shopping center properties are located in Austin, College Station, El Campo and San Antonio, Texas; Lenoir City and Athens, Tennessee; and Phoenix, Arizona.

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED):

         During 1996, 1995 and 1994, the Company earned approximately $1,151,000, $1,131,000 and $1,134,000, respectively, in rental revenue from two tenants. These two tenants' revenues amounted to approximately 23%, 21% and 24% of the Company's total revenue for the years ended December 31, 1996, 1995 and 1994.

         MANAGEMENT ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.


         RECENT ACCOUNTING PRONOUNCEMENT:

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share" which simplifies the standards for computing and presenting earnings per share ("EPS") and makes them comparable to international EPS standards. This statement is effective for the year ending December 31, 1997. Earlier application is not permitted and restatement of prior period earnings per share data is required. The Company does not believe that implementation of SFAS No. 128 will have a material impact on its EPS.

2.       INVESTMENT REAL ESTATE:

         MCMINN PLAZA SHOPPING CENTER

         The Company purchased McMinn Plaza Shopping Center in June 1994 for $221,282 in cash, 71,085 shares of beneficial interest valued at $12 per share and two notes payable totaling $1,608,900. This shopping center is located in Athens, Tennessee and is managed by an unrelated third party.

         EL CAMPO SHOPPING CENTER

         The Company purchased El Campo Shopping Center in June 1996 for $400,000 cash and a note payable of $1,600,000. The shopping center is located in El Campo, Texas and is managed by an unrelated third party.

         ONE WEST HILLS OFFICE BUILDING

         The Company purchased One West Hills Office Building in September 1994 for $126,749 in cash, 60,365 shares of beneficial interest valued at $12.00 per share and assumption of a note payable of $685,341. The office building is located in Dallas, Texas and is managed by an unrelated third party. On January 1, 1996, the Company transferred, at its cost basis, its investment in the office building to an affiliated real estate investment trust (See Note 5). At December 31, 1996 and September 30, 1997, the Company owed 40% and 0%, respectively of the affiliated REIT. The investment is accounted for by the equity method.


3.       NOTES PAYABLE:

         REDEEMABLE CONVERTIBLE SUBORDINATED NOTES

         At December 31, 1996 and 1995, the Company had outstanding $212,400 of redeemable convertible subordinated notes payable bearing interest at 9% with semiannual interest payments due June 30 and December 31 of each year. The notes are due on December 31, 2002.

         Holders of the notes may convert the notes at their option, in multiples of $1,000, into common shares of beneficial interest at the following conversion prices per share:


                        YEAR                                  PRICE

                  Through 12/31/97                           $12.00
                        1998                                  12.50
                        1999                                  13.00
                        2000                                  13.50
                        2001                                  14.00
                        2002                                  14.50

         During 1995, the holders of the notes were granted the option to convert the notes to redeemable preferred shares of beneficial interest at the conversion price of $100 per share and $498,700 of the notes were converted to 4,987 shares of redeemable preferred shares (See Note 4).

         These notes can be redeemed by the Company at the redemption price of $100 par value beginning in 1997.


         MORTGAGE NOTES PAYABLE

         As of December 31, 1996 and 1995, mortgage notes payable consisted of the following:

                                                                                        1996              1995

             Mortgage note payable to a financial institution with
               installments of principal and interest in the sum of $20,167 payable monthly. The note bears interest at 8%, and was
               originally due and payable on December 4, 1994. In December
               1994, the note was extended until June 4, 1995 at a rate of 9%, with principal and interest payments of $21,086 payable monthly.
               The note was refinanced in June 1995 with installments of
               principal and interest in the amount of $20,835 payable monthly.
               The note bears interest at 9%, is callable on May 10, 2000, but otherwise due and payable on May 10, 2005, and is collateralized
               by Twin Lakes Shopping Center land and building.                      $  1,824,213     $  1,905,556



             Mortgage note payable to a financial institution with monthly installments of principal and interest in the sum of $20,285.
               The note bears interest at 8.5%, is due on November 20, 1998 and
               is collateralized by Autobahn Shopping Center land and building.         1,271,592        1,400,540


         MORTGAGE NOTES PAYABLE (CONTINUED)


                                                                                     1996              1995

          Mortgage note payable to a financial institution with monthly installments of principal and interest in the sum of $31,541. The note bears interest at 9%, is due on September 25, 1998 and is collateralized by Centennial Shopping Center land and building. In
            1998, the Company has the option to renew the note for three years at 9.5% with monthly installments of principal and interest based upon a 20-year amortization schedule. If renewed, $100,000 of
            principal is due.                                                     3,779,493        3,810,596




          Mortgage note payable to a financial institution. The note bears interest at 9.75%, is due and payable on March 31, 1999 and is collateralized by Bandera Festival Shopping Center land and building. Monthly installments of $73,519 are based on a 25-year amortization schedule. Additional annual principal payments are due as follows:

               April 1, 1997 - 1% of the then outstanding
                               principal balance                                         --               --
               April 1, 1998 - 1/2% of 1% of the then outstanding
                               principal balance                                  7,957,094        8,094,411


          Mortgage note payable to a financial institution with monthly installments of principal and interest in the amount of $43,852.
            The note bears interest at 9.3%, amortizes over 25 years until
            April 1, 2018 and is collateralized by the Randall's/University
            Park Shopping Center, land and building.                              4,874,155        4,943,538


          MORTGAGE NOTES PAYABLE (CONTINUED)


                                                                                      1996              1995

          Mortgage note payable to a financial institution with monthly installments of principal and interest in the amount of $7,232. The note bears interest of 8.25%, amortizes over the term of the note, is due on July 1, 2003 and is collateralized by a portion of the
            McMinn Plaza Shopping Center, land and building.                      $  439,680         $  484,126


          Mortgage note payable to a financial institution with monthly installments of principal and interest in the sum of $14,238. The note bears interest at 7.625%, amortizes over the term of the note, is due on November 1, 2002 and is collateralized by a portion of
            the McMinn Plaza Shopping Center, land and building.                     814,647            917,957


          Mortgage note payable to an affiliated trust with monthly installments of principal and interest in the amount of $8,401. The note bears interest at 12%, amortizes over 15 years, is due on November 15,
            2000 and is collateralized by One West Hills office building.                 --            660,426


          Mortgage note payable to a financial institution with interest only due through March 25, 1995. Thereafter, monthly installments of principal and interest in the amount of $2,287 are due. The note bears interest at 9%, amortizes over three years, is collateralized by Centennial Shopping Center land and building and is due on March
            25, 1998.                                                                 32,192             55,295


          Mortgage note payable to a financial institution with monthly installments of principal and interest in the sum of $24,069. The note bears interest at 8.37%, amortizes over 20 years, is due on
            December 1, 2006, and is collateralized by the Park Northern
            Shopping Center.                                                       2,800,000                 --


          MORTGAGE NOTES PAYABLE (CONTINUED)

                                                                                     1996              1995

          Mortgage note payable to a financial institution with monthly installments of principal and interest in the sum of $13,427. The note bears interest at 9%, amortizes over 25 years, is due on June
            27, 2003 and is collateralized by the El Campo Shopping Center land and buildings. The Company can extend the note for 3 years at a lesser of prime plus 1/2% or 9% with a $150,000 principal
            reduction.                                                               1,591,276              --



          Mortgage note payable to a financial institution with quarterly installments of interest only. The note bears interest at the prime rate, is due on December 27, 1999 and is collateralized by land in
            College Station, Texas.                                                    206,250              --
                                                                                 -------------    ------------
                                                                                 $  25,590,592    $ 22,272,445
                                                                                 =============    ============

          Aggregate annual maturities of mortgage notes payable for each of the five years ending December 31 and thereafter are as follows:

                  1997                                                  $        787,355
                  1998                                                         5,471,953
                  1999                                                         8,313,593
                  2000                                                         1,935,377
                  2001                                                           441,044
                  Thereafter                                                   8,641,270
                                                                        ----------------

                                                                        $     25,590,592
                                                                        ================

          MORTGAGE NOTES PAYABLE, CONTINUED

          As of the Company's mortgage indebtedness was approximately $25 million, collateralized by investment real estate. The mortgage indebtedness interest rates range from 7.63% to 9.75%, with a weighted average interest rate of 9.06% and a weighted average maturity of 7.2 years

          SHORT-TERM NOTES PAYABLE

          During 1996, the Company issued $600,000 of unsecured promissory notes to individuals. The notes require quarterly payments of interest only, at 11% and are due in 1997 and 1998. During the nine months ended September 30, 1997 the Company's line of credit facility due in April 1997 was renewed and extended to April 1998. As of September 30, 1997 $200,000 was outstanding on the bank credit facility.

          REVOLVING LINES OF CREDIT

          Effective August 23, 1996, the Company entered into a $200,000 unsecured revolving line of credit facility with a bank. Interest of prime (8.25% at December 31, 1996 and 8.5% at September 30, 1997) plus 1/2% is payable quarterly until maturity in April 1997. As of December 31, 1996, the Company had drawn $40,000 on the bank credit facility. During the nine months ended September 30, 1997, the line was renewed and extended to April 1998. At September 30, 1997, $200,000 was outstanding.


          The Company entered into a $100,000 unsecured revolving line of credit facility with a bank in February 1996. Interest of prime (8.25% at December 31, 1996 and 8.5% at September 30, 1997) plus 1.5%
          is payable monthly until maturity in February 1997. As of December 31, 1996 the Company had drawn $100,000 on the bank credit facility. In March 1997, the revolving line of credit was extended until May 5, 1998, under the same terms.

          FAIR VALUE OF FINANCIAL INSTRUMENTS

          The carrying values of cash and cash equivalents, receivables, accounts payable and accrued expenses are reasonable estimates of their fair values because of the short maturities of these instruments. Mortgage notes payable have aggregate carrying values which approximate their estimated fair values based on comparison to debt with similar terms and remaining maturities.

4.       SHARES OF BENEFICIAL INTEREST:

         REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

         In 1995, the Company authorized 20,000, $100 par value, 9% redeemable preferred shares of beneficial interest ("preferred shares"). The Company issued 5,750 preferred shares at par value and 4,987 shares through conversion of the 9% redeemable convertible subordinated notes (See Note 3). No shares were issued during 1996. Dividends on the preferred shares are cumulative from date of issuance and payable on a quarterly basis. The preferred shares are convertible at the option of the holder into common shares of beneficial interest of the Company at a conversion price of $12.50 per share, subject to adjustment under certain conditions. The preferred shares are redeemable at the option of the Company, in whole or in part, at any time after January 1, 1996, at a redemption price equal to the sum of par value of the amount of the preferred shares being redeemed and the premium. The premium is based upon the following annual rate computed and the par value of the preferred shares being redeemed, as set forth in the following schedule:



                CALENDAR YEAR                                PREMIUM

                    1997                                        4%
                    1998                                        3%
                    1999                                        2%
                    2000                                        1%
                    2001 and thereafter                         0%

         REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

         The Company is required to purchase and redeem 20% of the number of preferred shares outstanding at a redemption price equal to par value commencing on March 15, 2001 and annually thereafter until all preferred shares are redeemed. Holders of preferred shares are entitled to limited voting rights at one vote per share.

         COMMON SHARES OF BENEFICIAL INTEREST

         During 1996, the Company issued 2,400 shares at $12.50 per share to the trustees for payment of services rendered (See Note 8). The Company issued an additional 692 shares at $12.50 per share for payment of lease commissions.

         During 1994, the Company issued 8,063 shares of beneficial interest at $11.04 per share, and the Company exchanged 131,450 shares of beneficial interest for investment real estate. In addition, the Company exchanged 7,455 shares of beneficial interest for purchase of an investment.

5.       INVESTMENT IN REAL ESTATE VENTURE:

         In December 1995 the Company formed a new real estate investment trust, Ivy Realty Trust ("Ivy"). On January 1, 1996 the Company transferred its investment in One West Hills office building, the related mortgage note payable of $660,426 and net liabilities to Ivy in exchange for 834,397 shares of Ivy stock, valued at one dollar per share (based on the carryover basis of the assets contributed by the Company) and a $55,462 promissory note. On January 15, 1996 the Company distributed to its shareholders 500,638 shares of Ivy as a dividend. One- third of the dividend was treated as a 1995 dividend with the remainder treated as a 1996 dividend.


         At December 31, 1996, the investment in Ivy is accounted for using the equity method. At December 31, 1996, Ivy's financial statements reflected the following:


                  Assets                         $   2,239,000
                  Liabilities                          843,000
                  Net Income                           115,000



6.       FEDERAL INCOME TAXES:

         The Company operates in such a manner so as to qualify as a "real estate investment trust" under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. Under those Sections, the Company will not be taxed on that portion of its income distributed to shareholders so long as at least 95 percent of the Company's otherwise taxable income is distributed to shareholders each year and other requirements of a qualified real estate investment trust are met. The Company satisfied the income distribution and other requirements for the year ended December 31, 1995. The Company intends to satisfy the income distribution requirement for the year ended December 31, 1996 by allocating a portion of the 1997 distributions to 1996 pursuant to an election under Section 858 of the Internal Revenue Code. Management believes all other requirements of a qualified real estate investment trust have been met.

         The Company has approximately $385,000 of net operating losses that may be carried forward to offset future taxable income. However, in 1990 sales of shares of beneficial interest resulted in a change of ownership for federal income tax purposes. As a result of the ownership change, the amount of net operating losses generated prior to the ownership change, which may be used to offset federal taxable income, is subject to an annual limitation imposed by the Internal Revenue Code. These net operating losses expire from 2006 through 2010.

         REDEEMABLE PREFER

         The tax status of per-share dividend distributions relating to common shares of beneficial interest declared attributable to the year presented is as follows:


                                      1996                 1995           1994

               Ordinary income        $.40                 $.20           $.40
                                      ====                 ====           ====

7.       LEASES:

         TENANT LEASES

         The Company leases commercial retail space generally under operating leases which provide for minimum base rentals plus contingent rentals based upon a percentage of gross receipts. Most leases also provide that the tenant must pay as additional rent a pro rata share of real property taxes, insurance and common area maintenance.

         The future minimum base rents for the operating leases in existence at December 31, 1996, are as follows:


                  1997                                   $     4,612,581
                  1998                                         4,447,090
                  1999                                         4,091,333
                  2000                                         3,577,347
                  2001                                         3,320,955
                  Thereafter                                  24,060,411
                                                         ---------------
                                                         $    44,109,717
                                                         ===============

         GROUND LEASE

         The Company has a 40-year ground lease for Park Northern Shopping Center with an unrelated third party. Rent of $8,333 plus 5% of total gross revenues is payable monthly through the year 2035. The Company has an option to extend this lease for four consecutive periods of ten years each. Future minimum lease payments are as follows:


                  YEARS                                    AMOUNT

                  1997                               $    100,000
                  1998                                    100,000
                  1999                                    100,000
                  2000                                    100,000
                  2001 through 2035                     3,500,000
                                                     ------------
                                                     $  3,900,000
                                                     ============

         Rental expense included in the statement of operations was $8,333, $25,353 and $6,500 in 1996, 1995 and 1994, respectively.

8.       ADVISORY AGREEMENT AND RELATED PARTY TRANSACTIONS:

         The Company is managed and advised by an entity affiliated with certain Trust managers (the "Advisor"). Advisory fee expenses were $279,000, $276,000 and $253,000 for 1996, 1995 and 1994, respectively and $259,000 and 231,000 for the nine months ended September 30, 1997 and 1996, respectively. Advisory fees are to be calculated at .8%, on an annual basis, of the gross Company assets at year-end, increased by noncash reserves. During 1996, 1995 and 1994, the Advisor reduced its fee due from the Company under the agreement by approximately $50,600, $9,200 and $26,500, respectively, to reflect the timing of acquisitions made during the year.

         Total fees paid to independent trust managers were approximately $33,000, $20,000 and $15,500 in 1996, 1995 and 1994, respectively.
         During 1996, the Company initiated a five-year program whereby each of the three independent trust managers will be paid 800 shares of beneficial interest per year. During 1996, $30,000 of the investment management fees were satisfied by issuing a total of 2,400 shares of beneficial interest at $12.50 per share. These shares are restricted as to transfer or sale for two years after the issuance date.

9.       SUPPLEMENTAL CASH FLOW INFORMATION:

         The following supplemental information is related to the statement of cash flows:


                                                                  1996             1995            1994

              Acquisition of land for mortgage note
                 payable                                    $   206,250

              Assumption of mortgage notes payable
                 for acquisition of investment real
                 estate
                                                               4,400,000                     $    685,341

              Net liabilities assumed in acquisition of
                 investment real estate                           20,197

              Minority interest granted in exchange
                 for investment real estate contributed          630,000

              Net liabilities assumed in acquisition of
                 investment real estate                          109,786

              Exchange of investment real estate for
                 834,397 shares of Ivy Realty Trust,
                 an affiliated trust, transfer of
                 mortgage note payable, issuance of
                 mortgage note receivable and
                 transfer of net liabilities                    1,640,465

              Payment of dividend with shares of
                 affiliated trust                                 500,639

              Cash paid for interest                            2,112,038     $  2,180,835      2,101,762

              Issuance of 4,987 preferred shares of
                 beneficial interest for redeemable
                 convertible notes payable                                         496,700

              Dividend declared but not paid                                       166,880

              Issuance of shares of beneficial interest
                 for purchase of an investment                                                     89,460

              Exchange of shares of beneficial
                 interest for purchase of investment
                 real estate                                                                    1,577,450

10.      SUBSEQUENT EVENT (UNAUDITED):

         Subsequent to December 31, 1996, the Company announced it expects to register approximately 7,500,000 common shares of beneficial interest, no par value, in a proposed public offering (the "Offering"). There is no assurance that the Offering can be completed.

         In December 1997, the Company expects to award 75,000 shares, at no cost, to the Advisor and the Company's independent trust managers. As a result, the Company will record a nonrecurring charge to compensation expense of approximately $806,250 related to the share award subsequent to the Offering. In addition, the Company intends to establish a share incentive plan (the "Plan") for the Company's executives, key employees and certain personnel of the Advisor. The Plan will provide that the maximum number of share awards and share options granted will not exceed 10% of the Company's outstanding common shares of beneficial interest at any given time and will have exercise prices equal to or greater than the fair market value on the date of grant.

         In conjunction with the planned Offering, the Company has entered into agreements with several unrelated parties to acquire eight community shopping centers in Texas, Florida and Arizona for an aggregate purchase price of approximately $74,000,000. The Company intends to finance the purchase and retire certain existing debt with the proceeds of a financing package. There is no assurance that the financing can be obtained or that the acquisitions can be completed.

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION as of December 31, 1996


                                                                                           COST            GROSS AMOUNTS OF WHICH
            DESCRIPTION                                          INITIAL COST           CAPITALIZED      CARRIED AT CLOSE OF PERIOD
------------------------------------                    ---------------------------     SUBSEQUENT TO    --------------------------
                                                                      BUILDINGS AND     ACQUISITION -              BUILDINGS AND
   PROPERTY           LOCATION            ENCUMBRANCES      LAND      IMPROVEMENTS      IMPROVEMENTS      LAND      IMPROVEMENTS
Shopping centers:

Autobahn            San Antonio, TX       $ 1,271,592   $   515,205   $ 1,726,150       $    26,635    $  515,205   $ 1,752,785

Bandera             San Antonio, TX         7,957,094     2,350,000     8,759,593           476,513     2,350,000     9,236,106

Centennial          Austin, TX              3,811,685     1,400,000     3,527,909           428,862     1,400,000     3,956,771

El Campo            El Campo, TX            1,591,276       360,000     1,640,350            43,099       360,000     1,683,449

McMinn              Athens, TN              1,254,327       513,912     2,170,052            28,206       513,912     2,198,258

Park Northern       Phoenix, AZ             2,800,000             0     4,410,691                 0             0     4,410,691

Twin Lakes          Lenoir City, TN         1,824,213       860,706     3,040,000           (31,094)      860,706     3,008,906

University Park     College Station, TX     4,874,155     1,842,331     4,955,490             6,750     1,842,331     4,962,240

Undeveloped land:

University Park     College Station, TX       206,250       276,569             0                 0       276,569             0
                                          -----------   -----------   -----------       -----------   -----------   -----------

Totals                                    $25,590,592   $ 8,118,723   $30,230,235       $   978,971   $ 8,118,723   $31,209,206
                                          ===========   ===========   ===========       ===========   ===========   ===========



            DESCRIPTION
------------------------------------
                                                                          ACCUMULATED          DATE OF            DATE
   PROPERTY           LOCATION                     TOTAL                  DEPRECIATION       CONSTRUCTION       ACQUIRED

Shopping centers:

Autobahn            San Antonio, TX             $ 2,267,990               $   365,974             1984            1990

Bandera             San Antonio, TX              11,586,106                 1,230,559             1988            1992

Centennial          Austin, TX                    5,356,771                   757,861             1970            1991

El Campo            El Campo, TX                  2,043,449                    29,494             1985            1996

McMinn              Athens, TN                    2,712,170                   281,760             1982            1994

Park Northern       Phoenix, AZ                   4,410,691                    12,252             1982            1998

Twin Lakes          Lenoir City, TN               3,869,612                   628,320             1988            1995

University Park     College Station, TX           6,804,571                   461,500             1991            1993

Undeveloped land:

University Park     College Station, TX             276,569                         0                             1991
                                                -----------                ----------

Totals                                          $39,327,929                $3,767,720
                                                ===========                ==========


NOTES TO SCHEDULE III


(a)      Initial cost for acquired property is cost at acquisition.

(b) The aggregate gross cost of land, buildings and improvements for federal income tax and book purposes is substantially the same.

(c)


                                          RECONCILIATION OF REAL ESTATE

                                                       1996                1995                1994

              Balance at beginning of year     $   34,166,161        $   33,852,975        $   29,349,299
              Additions - improvements              6,871,735               390,451             4,503,676
              Deductions                           (1,709,967)              (77,265)
                                               --------------        --------------        --------------

                  Balance at end of year       $   39,327,929        $   34,166,161        $   33,852,975
                                               ==============        ==============        ==============


                                    RECONCILIATION OF ACCUMULATED DEPRECIATION

                                                       1996                1995                1994

              Balance at beginning of year     $    2,988,030        $    2,085,650        $    1,358,461
              Depreciation expense                    886,173               902,380               727,189
              Deductions                             (106,483)
                                               --------------        --------------        --------------

                  Balance at end of year       $    3,767,720        $    2,988,030        $    2,085,650
                                               ==============        ==============        ==============


(d) See description of mortgage notes payable in Note 3 to consolidated financial statements.

(e)      Depreciation is computed based upon the following estimated lives:

              Buildings                            30 - 40 years
              Improvements                          5 - 10 years

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



INTRODUCTION:

The unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 is presented as if the Acquisition Transactions, the Offering, and the application of the net proceeds of the Offering all had occurred on September 30, 1997. The pro forma condensed combined statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 are presented as if the such transactions all had occurred on January 1, 1996.

The pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of United Investors Realty Trust ("UIRT"), including the notes thereto, included elsewhere in the Prospectus. The pro forma condensed combined financial statements do not purport to represent the Company's financial position as of September 30, 1997 or the results of operations for the nine months ended September 30, 1997 or for the year ended December 31, 1996 that would actually have occurred had such transactions all been completed on September 30, 1997 or at the beginning of the period presented, or to project the Company's financial position or results of operations as of any future date or for any future period.

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
UNAUDITED PRO-FORMA
Nine Months Ended September 30, 1997


                         ASSETS                          UNITED INVESTORS        PRO-FORMA               TOTAL
                                                           REALTY TRUST         ADJUSTMENTS            PRO-FORMA

Investment real estate:
   Land                                                  $   8,118,723         $  10,933,500 (A)     $  19,052,223
   Buildings and improvements                               31,553,011            61,782,470 (A)        93,773,062
                                                                                     437,581 (B)
                                                         -------------         -------------         -------------
                                                            39,671,734            73,153,551           112,825,285
   Less accumulated depreciation                            (4,580,372)                   --            (4,580,372)
                                                         -------------         -------------         -------------
      Investment real estate, net                           35,091,362            73,153,551           108,244,913







Cash and cash equivalents                                      256,483           (48,585,155)(A)         4,501,614
                                                                                  (2,023,000)(B)
                                                                                  74,376,536 (C)
                                                                                  (1,068,226)(D)
                                                                                    (950,000)(E)
                                                                                    (212,400)(F)
                                                                                 (16,243,067)(G)
                                                                                  (1,049,557)(H)
Accounts receivable, net                                       768,765                                     768,765
Prepaid expenses and other assets                              676,436                                     676,436
                                                         -------------         -------------         -------------
      Total assets                                       $  36,793,046         $  77,640,581         $ 114,191,728
                                                         =============         =============         =============

     LIABILITIES AND COMMON SHAREHOLDERS' EQUITY

Liabilities:
   Mortgage notes payable                                $  25,117,007         $  24,130,815 (A)     $  33,246,627
   Redeemable convertible subordinated notes                   212,400           (16,001,195)(G)                --
   Short-term notes and lines of credit                        950,000              (212,400)(F)                --
   Accounts payable and accrued expenses                       835,684              (950,000)(E)          835,684
   Security deposits                                           107,651                                    107,651
                                                         -------------         -------------         -------------
      Total liabilities                                     27,222,742             6,967,220            34,189,962
                                                         -------------         -------------         -------------

Minority interest in real estate joint ventures              1,585,419            (1,585,419)(B)                --
                                                         -------------         -------------         -------------
Redeemable preferred shares of beneficial interest,
   $100 par value, 20,000 shares authorized,
   10,737 shares issued and outstanding at
   September 30, 1997                                        1,068,226            (1,068,226)(D)                --
                                                         -------------         -------------         -------------

Common shareholders' equity:
   Common shares of beneficial interest, no par
      value, 20,000,000 shares authorized, 837,489
      shares issued and outstanding at September 30,                                806,250 (I)
      1997                                                   7,527,577           74,376,536 (C)         82,710,363
   Accumulated deficit                                        (610,918)          (1,049,557)(H)         (2,708,597)
                                                                                   (241,872)(G)
                                                                                   (806,250)(I)
                                                         -------------         -------------         -------------
         Total common shareholders' equity                   6,916,659            73,327,006            80,001,766
                                                         -------------         -------------         -------------

         Total liabilities, minority interest,
            redeemable preferred shares and common
            shareholders' equity                         $  36,793,046         $  77,640,581         $ 114,191,728
                                                         =============         =============         =============

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
AUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the nine months ended September 30, 1997




                                                      UNITED INVESTORS    PRO FORMA            TOTAL
                                                       REALTY TRUST      ADJUSTMENTS         PRO FORMA

Revenues:
   Base rents                                           $ 3,706,057        6,118,757(J)     $ 9,824,814
   Percentage rents                                          19,800          245,541(J)         265,341
   Expense reimbursements                                   873,054        2,028,301(J)       2,901,355
   Interest and other income                                 20,870            6,164(J)          27,034
                                                        -----------      -----------        -----------

         Total revenues                                   4,619,781        8,398,763         13,018,544
                                                        -----------      -----------        -----------

Expenses:
   Operating and maintenance                                556,975        1,164,412(J)       1,721,387
   Real estate taxes                                        565,698        1,120,634(J)       1,686,332
   General and administrative                               347,520           98,661(J)         446,181
   Advisory fees                                            234,000          385,000(L)         619,000
   Interest                                               1,825,810          162,641(O)       1,988,451
   Depreciation and amortization                            870,972        1,600,000(J)       2,470,972
                                                        -----------      -----------        -----------

         Total expenses                                   4,400,975        4,531,348          8,932,323
                                                        -----------      -----------        -----------

Income before minority interest and preferred share
   dividend requirements                                    218,806        3,867,415          4,086,221

Minority interest in net income of real estate
   ventures                                                 (38,482)          38,482(M)            --
                                                        -----------      -----------        -----------

Income before preferred share dividend requirements
                                                            180,324        3,905,897          4,086,221

Preferred share dividend requirements                       (72,474)          72,474(N)            --
                                                        -----------      -----------        -----------

Net income available for common shareholders            $   107,850      $ 3,978,371        $ 4,086,221
                                                        ===========      ===========        ===========

Net income per common share                             $      0.13                         $      0.49
                                                        ===========                         ===========

Weighted average shares outstanding                         837,489                           8,412,489
                                                        ===========                         ===========

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
AUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS for the year ended December 31, 1996



                                                   UNITED INVESTORS        PRO FORMA            TOTAL
                                                      REALTY TRUST        ADJUSTMENTS         PRO FORMA


Revenues:
   Base rents                                           $ 4,097,911        7,607,868(J)       $11,705,779
   Percentage rents                                          32,822          259,915(J)           292,737
   Expense reimbursements                                   835,940        2,468,371(J)         3,304,311
   Interest and other income                                 67,409           34,952(J)           102,361
                                                        -----------      -----------          -----------

         Total revenues                                   5,034,082       10,371,106           15,405,188
                                                        -----------      -----------          -----------

Expenses:
   Operating and maintenance                                582,481        1,526,073(J)         2,108,554
   Real estate taxes                                        558,000        1,427,226(J)         1,985,226
   Advisory fees                                            279,000          333,000(J)           612,000
   General and administrative                               224,164          137,403(L)           361,567
   Interest                                               2,132,390          168,120(O)         2,300,510
   Depreciation and amortization                            958,778        2,050,000(J)         3,008,778
                                                        -----------      -----------          -----------

         Total expenses                                   4,734,813        5,641,822           10,376,635
                                                        -----------      -----------          -----------

Income before minority interest and preferred share
   dividend requirements                                    299,269        4,729,284            5,028,553

Minority interest in net income of real estate
   ventures                                                 (51,941)          51,941(M)              --
                                                        -----------      -----------          -----------

Income before preferred share dividend requirements
                                                            247,328        4,781,225            5,028,553

Preferred share dividend requirements                       (96,296)          96,296(N)              --
                                                        -----------      -----------          -----------

Net income available for common shareholders            $   151,032        4,877,521          $ 5,028,553
                                                        ===========      ===========          ===========

Net income per common share                             $      0.18                           $      0.60
                                                        ===========                           ===========

Weighted average shares outstanding                         834,656                             8,412,489
                                                        ===========                           ===========

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)



The pro forma adjustments to the Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997 are as follows:


(A)    Acquisition of Acquisition Properties (land)                  $ 10,933,500
       Acquisition of Acquisition Properties (improvements)            61,782,470
                                                                     ------------
                                                                     $ 72,715,970
                                                                     ============

       Cash                                                          $ 48,585,155
       Mortgage notes payable                                          24,130,815
                                                                     ------------
                                                                     $ 72,715,970
                                                                     ============

(B)    Acquisition of property from minority interests               $    437,581
                                                                     ============
       Minority interest                                                1,585,419
       Cash                                                            (2,023,000)
                                                                     ------------
                                                                     $    437,581
                                                                     ============

(C)    Sale of $7,500,000 shares of beneficial interest              $ 80,625,000
       Costs associated with sale of shares                            (6,248,437)
                                                                     ------------
                                                                     $ 74,376,563
                                                                     ============

(D)    Redeem preferred shares                                       $  1,068,226
                                                                     ============

(E)    Repay short term notes                                        $    950,000
                                                                     ============

(F)    Redeem convertible subordinated notes                         $    212,400
                                                                     ============

(G)    Repay existing mortgage notes                                 $ 16,001,195
       Pay prepayment fees                                                241,872
                                                                     ------------
                                                                      $16,243,067
                                                                     ============
       Cash                                                           $16,243,067
                                                                     ============

(H)    Pay bridge loan financing fee                                 $  1,049,557
                                                                     ============

(I)    Grant 75,000 shares to certain management at $10.75/share     $    806,250
                                                                     ============

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)





The pro forma adjustments to the Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 are as follows:


                                                                     YEAR ENDED         NINE MONTHS ENDED
                                                                     DECEMBER 31,          SEPTEMBER 30,
                                                                         1996                 1997
J)         Acquisition of Acquisition Properties:
                    Base rents                                        7,607,868            6,118,757
                    Percentage rents                                    259,915              245,541
                    Expense reimbursements                            2,468,371            2,028,301
                    Operating and maintenance                         1,526,073            1,164,412
                    Real estate taxes                                 1,427,226            1,120,674
                    General and administrative                          137,403               98,661
                    Depreciation and amortization                     1,630,000            1,600,000
                    Interest expense                                  1,976,494            1,513,273
                    Other income                                         34,952                6,164

K)         Decrease in interest expense related to repayment
           of mortgage debt and lines of credit                       1,973,374            1,474,382

L)         Increase in Advisory Fees related to revenue from
           Acquisition Properties and amendment of advisory
           agreement                                                    333,000              385,000

M)         Decrease in minority interest in earnings of
           consolidated partnerships                                     51,941               38,482

N)         Decrease in preferred dividends related to
           redemption of preferred shares                                96,296               72,474

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)


O)         Interest expense

Net pro forma adjustment to interest expense is comprised of the following:


                                                                         NINE MONTHS
                                                        YEAR ENDED          ENDED
                                                       DECEMBER 31,     SEPTEMBER 30,
                                                           1996             1997
Decrease in interest related to mortgage and
other loans to be prepaid (see entry C above)       $   (1,808,374)     $(1,350,632)

Interest on mortgage loans to be assumed                 1,976,494        1,513,273
                                                    -------------------------------

Total pro forma adjustment                          $      168,120    $     162,641

                       UNITED INVESTORS REALTY TRUST, INC.
COMBINING SCHEDULE OF REVENUE AND CERTAIN EXPENSES OF THE ACQUISITION PROPERTIES
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)


                          BENCHMARK    HEDWIG    MARKET AT       MASON    ROSEMEADE  SOUTHWEST    TOWN 'N    UNIVERSITY
                          CROSSING    CENTERS   FIRST COLONY      PARK       PARK    WALGREENS    COUNTRY       MALL        TOTAL
                          ---------   -------   ------------      ----       ----    ----------   -------       ----        -----
Revenue:
  Rent                     $509,996   $591,163    $982,033    $1,254,804   $383,563   $408,665    $497,641  $1,490,892   $6,118,757
  Percentage rent                 -          -           -        39,571          -     11,116      93,669     101,185      245,541
  Recoveries from tenants   156,540    169,979     317,698       523,246    128,252    148,707      76,209     507,670    2,028,301
  Other                         100          -           -             -      3,030        213       1,558       1,263        6,164
                          ---------------------------------------------------------------------------------------------------------
                            666,636    761,142   1,299,731     1,817,621    514,845    568,701     669,077   2,101,010    8,398,763
                          ---------------------------------------------------------------------------------------------------------

Certain expenses:
  Interest                  258,499    289,943           -             -    115,694          -           -     849,137    1,513,273
  Property taxes             95,686    110,041     145,348       299,414     65,823     88,115      72,953     243,254    1,120,634
  Property operating         95,244     97,501     198,929       223,908     78,293     69,939     128,244     251,446    1,143,504
  G & A                       2,282      2,164       3,398        35,771      7,495     15,463      14,677      17,411       98,661
  Other                           -          -           -        20,415          -          -           -         493       20,908
                          ---------------------------------------------------------------------------------------------------------
                            451,711    499,649     347,675       579,508    267,305    173,517     215,874   1,361,741    3,896,980
                          ---------------------------------------------------------------------------------------------------------

Revenues in excess of
  certain expenses         $214,925   $261,493    $952,056    $1,238,113   $247,540   $395,184    $453,203    $739,269   $4,501,783
                          =========================================================================================================

                                                             FOR THE YEAR ENDED DECEMBER 31, 1996 (1)
                                                                             (AUDITED)
                             BENCHMARK   HEDWIG   MARKET AT       MASON    ROSEMEADE   SOUTHWEST   TOWN 'N    UNIVERSITY
                             CROSSING   CENTERS  FIRST COLONY      PARK       PARK     WALGREENS   COUNTRY      MALL       TOTAL
                             --------   -------  ------------      ----       ----     ---------   -------       ----      -----
Revenue:
  Rent                       $679,995  $767,442  $1,283,936    $1,618,725   $571,279    $528,565   $552,256  $1,605,670  $7,607,868
  Percentage rent                   -         -           -        52,200          -       8,717    102,374      96,624     259,915
  Recoveries from tenants     187,186   191,662     381,322       599,704    124,144     223,018    100,685     657,629   2,468,371
  Other                             -       492       3,021         2,194     (1,066)        674      1,858      30,800      34,952
                             ------------------------------------------------------------------------------------------------------
                              867,181   959,596   1,668,279     2,272,823    694,357     760,974    757,173   2,390,723  10,371,106
                             ------------------------------------------------------------------------------------------------------
Certain expenses:
  Interest                    348,210   389,101           -             -    155,046           -          -   1,084,137   1,976,494
  Operating and Maintenance   112,989   125,303     260,232       274,255    117,455      97,629    150,393     386,980   1,526,073
  Real Estate Taxes           119,938   130,837     193,843       364,821     87,765     104,893     96,997     328,132   1,427,226
  G & A                         2,777    10,144      16,306        35,367     20,708       9,406     26,942      28,650     149,464
  Other                             -         -         836       (13,522)         -           -        625           -     (12,061)
                             ------------------------------------------------------------------------------------------------------
                              583,914   655,386     471,217       660,921    380,974     211,928    274,957   1,827,899   5,067,196
                             ------------------------------------------------------------------------------------------------------

Revenues in excess of
  certain expenses           $283,267  $304,210  $1,197,062    $1,611,902   $313,383    $549,046   $482,216    $562,824  $5,303,910
                             ======================================================================================================

                        Report of Independent Auditors

The Board of Directors
United Investors Realty Trust


We have audited the accompanying statement of revenue and certain expenses of Benchmark Crossing for the year ended December 31, 1996. This statement is the responsibility of the seller's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of United Investors Realty Trust, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of Benchmark Crossing's revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 1, of Benchmark Crossing for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                       ERNST & YOUNG LLP

Houston, Texas
December 17, 1997

BENCHMARK CROSSING
STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996


Revenue:
   Rent                                              $  679,995
   Recoveries from tenants                              187,186
                                                     ----------
                                                        867,181
                                                     ----------
Certain expenses:
   Interest (Note 3)                                    348,210
   Property taxes                                       119,938
   Property operating                                    62,385
   Management fees                                       50,604
   General and administrative                             2,777
                                                     ----------
                                                        583,914
                                                     ----------

Revenue in excess of certain expenses                $  283,267
                                                     ==========






See accompanying notes.

BENCHMARK CROSSING
NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996

1.       BASIS OF PRESENTATION:

         The accompanying statement of revenue and certain expenses relates to the operations of Benchmark Crossing (the "Property"), a 58,341-square-foot shopping center located in Houston, Texas.

         United Investors Realty Trust entered into a contract to acquire this property.


         The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of Benchmark Crossing for the year ended December 31, 1996 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

         o     Depreciation and amortization

         o     Interest on mortgage not to be assumed by the Owner

         o     Federal and state income taxes

         o Other costs not directly related to the proposed future operations of the Property

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         REVENUE RECOGNITION

         Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

         USE OF ESTIMATES

         Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3.       Mortgage Note Payable

         A loan in the amount of $3,672,501, secured by a first trust deed and an assignment of rents, was executed by the current owners of the Property on September 1, 1995. United Investors Realty Trust intends to assume the loan as part of its acquisition of the Property. The loan bears interest at an annual rate of 9.25% with principal and interest payments of $32,543 due monthly through July 1, 2005, at which time the outstanding principal balance (expected to be approximately $2,884,649 and any accrued interest thereon is due. The principal balance of the loan at December 31, 1996 was $3,605,453.

4.       RENT REVENUE

         The Property consists of five separate buildings. The anchor tenant, Bally's Total Fitness, leases a two-story building built in 1986, consisting of 40,966 square feet. Click's Billiards and the International House of Pancakes are single-story buildings built in 1994, consisting of 7,000 square feet and 4,543 square feet, respectively. Burger King and Jack in the Box are single-story buildings built in 1990 and 1986, respectively. All parking lots are constructed of concrete.

         Retail space is leased to tenants under various operating leases with terms ranging from 10 to 20 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance and certain other operating expenses. Certain leases also contain provisions for percentage rent. Percentage rent earned for the year ended December 31, 1996 was $-0-.

         Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1996 are as follows:

   YEAR ENDING DECEMBER 31,
           1997                                             $659,488
           1998                                              663,571
           1999                                              672,271
           2000                                              676,646
           2001                                              699,461
           Thereafter                                      4,678,040
                                                          ----------
                                                          $8,049,477
                                                          ==========

Notes to Statement of Revenue and Certain Expenses, (contined)

5.       Concentration of Risk

         At December 31, 1996, 5 tenants individually accounted for more than 10% of total revenue. Percentage GLA for these tenants for the year ended December 31, 1996 were as follows:

          Click's Billiards No. 20                                    11.9%
          IHOP                                                         7.8%
          Presidents First Lady                                       70.2%
          Jack-in-the-Box                                              3.3%
          Burger King                                                  4.8%

                        Report of Independent Auditors

The Board of Directors
United Investors Realty Trust

We have audited the accompanying statement of revenue and certain expenses of Hedwig Centers for the year ended December 31, 1996. This statement is the responsibility of the seller's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of United Investors Realty Trust, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of Hedwig Centers' revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 1, of Hedwig Centers for the year ended December 31, 1996 in conformity with generally accepted accounting principles.



                                                         ERNST & YOUNG LLP

Houston, Texas
December 17, 1997

HEDWIG CENTERS
STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996

   Revenue:
      Rent                                                   $  767,442
      Recoveries from tenants                                   191,661
      Other                                                         492
                                                             ----------
                                                                959,595
                                                             ----------
   Certain expenses:
      Interest (Note 3)                                         389,101
      Property taxes                                            130,837
      Property operating                                         68,354
      Management fees                                            56,949
      General and Administrative                                 10,144
                                                             ----------
                                                                655,385
                                                             ----------

   Revenue in excess of certain expenses                     $  304,210
                                                             ==========




See accompanying notes.

HEDWIG CENTERS
NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996

1.       BASIS OF PRESENTATION:

         The accompanying statement of revenue and certain expenses relates to the operations of Hedwig Centers (the "Property"), a 69,554-square-foot shopping center located within Hedwig Village, an independent municipality surrounded by Houston, Texas.

         United Investors Realty Trust entered into a contract to acquire this property.

         The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of Hedwig Centers for the year ended December 31, 1996 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

         o        Depreciation and amortization

         o        Interest on mortgage not to be assumed by the Owner

         o        Federal and state income taxes

         o Other costs not directly related to the proposed future operations of the Property

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         REVENUE RECOGNITION

         Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

         USE OF ESTIMATES

         Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3.       MORTGAGE NOTE PAYABLE

         A loan in the amount of $3,700,000, secured by a first trust deed and an assignment of rents, was executed by the current owners of the Property on June 10, 1992. United Investors Realty Trust intends to assume the loan as part of its acquisition of the Property. The loan bears interest at an annual rate of 10.75% with principal and interest payments of $34,546 due monthly through 6-10-99, at which time the outstanding principal balance (expected to be approximately $3,537,946) and any accrued interest thereon is due. The principal balance of the loan at December 31, 1996 was $3,605,530.

4.       RENT REVENUE

         The Property is adjacent to and complemented by Target and Marshall's department stores, which are owned by a third party. The center has 11 tenants ranging in size from 1,050 square feet to 27,000 square feet. The center is anchored by Ross Dress For Less (27,000 square feet) and Blockbuster Music (13,664 square feet). Ross's lease expires March 31, 2010 and Blockbuster's lease expires July 31, 2000. The center is approximately 98% occupied.

         Retail space is leased to tenants under various operating leases with terms ranging from 3 to 20 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance and certain other operating expenses. Certain leases also contain provisions for percentage rent. Percentage rent earned for the year ended December 31, 1996 was $-0-.

         Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1996 are as follows:

          YEAR ENDING DECEMBER 31,
                  1997                                 $    759,674
                  1998                                      592,543
                  1999                                      575,348
                  2000                                      494,689
                  2001                                      272,206
                  Thereafter                              2,116,305
                                                       ------------
                                                       $  4,810,765
                                                       ============


5.       CONCENTRATION OF RISK

         At December 31, 1996, 3 tenants individually accounted for more than 10% of total revenue. Percentage GLA for these tenants for the year ended December 31, 1996 were as follows:

              Eye Masters                        9.5%
              Ross Dress for Less               38.8%
              Blockbuster Music                 19.7%

                        Report of Independent Auditors

The Board of Directors
United Investors Realty Trust

We have audited the accompanying statement of revenue and certain expenses of Market at First Colony for the year ended December 31, 1996. This statement is the responsibility of the seller's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of United Investors Realty Trust, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of Market at First Colony's revenue and expenses.


In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 1, of Market at First Colony for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                                            ERNST & YOUNG LLP

Houston, Texas
December 17, 1997

MARKET AT FIRST COLONY
STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996

   Revenue:
      Rent                                       $   1,283,936
      Recoveries from tenants                          381,322
      Other                                              3,021
                                                 -------------
                                                     1,668,279
                                                 -------------

   Certain expenses:
      Property taxes                                   193,843
      Property operating                               153,843
      Management fees                                  106,389
      General and administrative fees                   16,306
      Other                                                836
                                                 -------------
                                                       471,217
                                                 -------------

   Revenue in excess of certain expenses         $   1,197,062
                                                 =============





See accompanying notes.

MARKET AT FIRST COLONY
NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996

1.       BASIS OF PRESENTATION:

         The accompanying statement of revenue and certain expenses relates to the operations of Market at First Colony (the "Property"), a 94,241-square-foot shopping center located in Houston, Texas.

         United Investors Realty Trust entered into a contract to acquire this property.

         The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of Market at First Colony for the year ended December 31, 1996 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

         Depreciation and amortization

         Interest on mortgage not to be assumed by the Owner

         Federal and state income taxes

         Other costs not directly related to the proposed future operations of the Property

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         REVENUE RECOGNITION

         Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

         USE OF ESTIMATES

         Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3.       RENT REVENUE

         The Property is adjacent to and complemented by a 62,000-square-foot Kroger Supermarket, which is owned by a third party. Taco Bell is a freestanding building within the shopping center which the Company is acquiring. Stop N Go, World Savings, Burger King, McDonalds, Applebee's and Kentucky Fried Chicken are situated on outparcels and are owned by third parties. The center has 31 tenants ranging in size from 825 square feet to 25,200 square feet. The center is anchored by TJ Maxx (25,200 square feet), an off-price apparel store, and Eckerd Drugs (8,640 square feet). TJ Maxx's lease expires April 30, 2002, and Eckerd's lease expires March 31, 2014. The center is approximately 98% occupied.

         Retail space is leased to tenants under various operating leases with terms ranging from 3 to 20 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance and certain other operating expenses. Certain leases also contain provisions for percentage rent. Percentage rent earned for the year ended December 31, 1996 was $-0-.

         Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1996 are as follows:

          YEAR ENDING DECEMBER 31,
                  1997                          $  1,314,432
                  1998                             1,182,279
                  1999                               954,778
                  2000                               724,592
                  2001                               467,397
                  Thereafter                       2,387,383
                                                ------------
                                                $  7,030,861
                                                ============



4.       CONCENTRATION OF RISK

         At December 31, 1996, 1 tenant individually accounted for more than 10% of total revenue. Percentage GLA for this tenant for the year ended December 31, 1996 was as follows:


         TJ Maxx                         26.7%

MASON PARK
STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996 (unaudited)


   Revenue:
      Rent                                       $  1,670,925
      Recoveries from tenants                         599,704
      Other                                             2,194
                                                 ------------
                                                    2,272,823
                                                 ------------

   Certain expenses:
      Property taxes                                  364,821
      Property operating                              198,712
      Management fees                                  75,543
      General and administrative                       35,367
      Other                                           (13,522)
                                                 ------------
                                                      660,921
                                                 ------------

   Revenue in excess of certain expenses         $  1,611,902
                                                 ============




See accompanying notes.

MASON PARK
NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996

1.       BASIS OF PRESENTATION:

         The accompanying statement of revenue and certain expenses relates to the operations of Mason Park (the "Property"), a 160,047-square-foot shopping center located in Houston, Texas.

         United Investors Realty Trust entered into a contract to acquire this property.

         The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of Mason Park for the year ended December 31, 1996 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

         o        Depreciation and amortization

         o        Interest on mortgage not to be assumed by the Owner

         o        Federal and state income taxes

         o Other costs not directly related to the proposed future operations of the Property

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         REVENUE RECOGNITION

         Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

         USE OF ESTIMATES

         Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3.       RENT REVENUE

         The shopping center is adjacent to and complemented by a 58,800-square-foot Kroger Supermarket, which is owned by a third party. Scholtzky's is a freestanding building within the shopping center which the Company is acquiring. World Savings and an Exxon Service Station are situated on outparcels and are owned by third parties. The center has 33 tenants ranging in size from 997 square feet to 29,922 square feet. The center is anchored by Palais Royal (29,922 square feet), a woman's apparel store; Cinemark Cinema (28,750 square feet), an eight-screen, first-run theater; Petco (13,973 square feet), an upscale pet supply store, and Walgreens Drug store (10,998 square feet). Palais Royal's, Cinemark's, Petco's and Walgreens leases expire January 31, 2006; January 1, 2000; January 31, 2005 and October 31, 2015, respectively. The center is 93% occupied.

         Retail space is leased to tenants under various operating leases with terms ranging from 5 to 30 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance and certain other operating expenses. Certain leases also contain provisions for percentage rent. Percentage rent earned for the year ended December 31, 1996 was $52,200.

         Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1996 are as follows:

     YEAR ENDING DECEMBER 31,
             1997                                 $1,570,624
             1998                                  1,642,465
             1999                                  1,520,462
             2000                                  1,060,074
             2001                                    820,016
             Thereafter                            3,641,550
                                                 -----------
                                                 $10,255,191
                                                 ===========



4.       CONCENTRATION OF RISK

         At December 31, 1996, 2 tenants individually accounted for more than 10% of total revenue. Percentage GLA for these tenants for the year ended December 31, 1996 were as follows:

        Cinemark Cinema 8                           17.9%
        Palais Royal                                18.7%

                        Report of Independent Auditors

The Board of Directors
United Investors Realty Trust

We have audited the accompanying statement of revenue and certain expenses of Rosemeade Park for the year ended December 31, 1996. This statement is the responsibility of the seller's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of United Investors Realty Trust, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of Rosemeade Park's revenue and expenses.


In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 1, of Rosemeade Park for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                                            ERNST & YOUNG LLP

Houston, Texas
December 17, 1997

ROSEMEADE PARK
STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996

   Revenue:
      Rent                                     $  571,279
      Recoveries from tenants                     124,144
      Other                                        (1,066)
                                               ----------
                                                  694,357
                                               ----------
   Certain expenses:
      Interest (Note 3)                           155,046
      Property taxes                               87,765
      Property operating                           87,916
      Management fees                              29,539
      General and administrative                   20,708
                                               ----------
                                                  380,974
                                               ----------

   Revenue in excess of certain expenses       $  313,383
                                               ==========





See accompanying notes.

ROSEMEADE PARK
NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996

1.       BASIS OF PRESENTATION:

         The accompanying statement of revenue and certain expenses relates to the operations of Rosemeade Park (the "Property"), a 49,554-square-foot shopping center located in Carrollton, Texas.

         United Investors Realty Trust entered into a contract to acquire this Property.

         The accompany statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of Rosemeade Park for the year ended December 31, 1996 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

         o       Depreciation and amortization

         o       Interest on mortgage not to be assumed by the Owner

         o       Federal and state income taxes

         o Other costs not directly related to the proposed future operations of the Property

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         REVENUE RECOGNITION

         Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

         USE OF ESTIMATES

         Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3.       MORTGAGE NOTE PAYABLE

         A loan in the amount of $3,500,000, secured by a first trust deed and an assignment of rents, was executed by the current owners of the Property on November 10, 1997. United Investors Realty Trust intends to assume the loan as part of its acquisition of the Property. The loan bears interest at an annual rate of 8.30% with principal and interest payments of $27,980 due monthly through January 1, 2008, at which time the outstanding principal balance (expected to be approximately $2,856,302) and any accrued interest thereon is due.


4.       RENT REVENUE


         The Property has 17 tenants ranging in size from 1,200 square feet to 13,000 square feet. Additionally, the shopping center leases the land on the corner of the shopping center to Mobil Oil for a service station. The center is anchored by Cosmopolitan Lady (13,000 square feet), a health club, and Blockbuster Video (6,194 square feet). Cosmopolitan Lady's lease expires July 31, 2007 and Blockbuster recently renewed its lease through March 31, 2003. The center is approximately 87% occupied.

         Retail space is leased to tenants under various operating leases with terms ranging from 2 to 15 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance and certain other operating expenses. Certain leases also contain provisions for percentage rent. Percentage rent earned for the year ended December 31, 1996 was $0.

         Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1996 are as follows:

            YEAR ENDING DECEMBER 31,
                1997                                           $   513,061
                1998                                               495,103
                1999                                               440,489
                2000                                               368,274
                2001                                               338,113
                Thereafter                                       1,165,473
                                                               -----------
                                                               $ 3,320,513
                                                               ===========



5.       CONCENTRATION OF RISK

         At December 31, 1996, 3 tenants individually accounted for more than 10% of total revenue. Percentage GLA for these tenants for the year ended December 31, 1996 were as follows:

                              Cosmopolitan Lady                      26.2%
                              Blockbuster Video                      12.5%
                              Mobil Oil Corporation                   0.0%

                        Report of Independent Auditors

The Board of Directors
United Investors Realty Trust

We have audited the accompanying statement of revenue and certain expenses of Southwest Walgreens for the year ended December 31, 1996. This statement is the responsibility of the seller's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of United Investors Realty Trust, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of Southwest Walgreens revenue and expenses.


In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 1, of Southwest Walgreens for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                                            ERNST & YOUNG LLP

Houston, Texas
December 17, 1997

SOUTHWEST WALGREENS
STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996

   Revenue:
      Rent                                                       $  537,282
      Recoveries from tenants                                       223,018
      Other                                                             674
                                                                 ----------
                                                                    760,974
                                                                 ----------

   Certain expenses:
      Property taxes                                                104,893
      Property operating                                             97,629
      Management fees                                                     -
      General and administrative                                      9,406
                                                                 ----------
                                                                    211,928
                                                                 ----------


   Revenues in excess of certain expenses                        $  549,046
                                                                 ==========





See accompanying notes.

SOUTHWEST WALGREENS
NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996

1.       BASIS OF PRESENTATION:

         The accompanying statement of revenue and certain expenses relates to the operations of Southwest Walgreens (the "Property"), an 83,698-square-foot shopping center located in Phoenix, Arizona.

         United Investors Realty Trust entered into a contract to acquire this property.

         The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of Southwest Walgreens for the year ended December 31, 1996 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

         o Depreciation and amortization

         o Interest on mortgage not to be assumed by the Owner

         o Federal and state income taxes

         o Other costs not directly related to the proposed future operations of the Property


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         REVENUE RECOGNITION

         Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

         USE OF ESTIMATES

         Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3.       RENT REVENUE

         The Property is occupied by 19 tenants ranging in size from 968 square feet to 27,064 square feet. The shopping center is anchored by Southwest Supermarket (27,064 square feet) and Walgreens (16,000 square feet). Southwest Supermarket is a 38-store chain owned by the New York investment firm of Kohlberg & Company. Southwest Supermarket's lease expires May 31, 2000 and Walgreens lease expires January 31, 2000. The shopping center is 100% occupied.


         Retail space is leased to tenants under various operating leases with terms ranging from 3 to 25 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance and certain other operating expenses. Certain leases also contain provisions for percentage rent. Percentage rent earned for the year ended December 31, 1996 was $87,714.

         Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1996 are as follows:

          YEAR ENDING DECEMBER 31,
                  1997                                         $    472,747
                  1998                                              410,041
                  1999                                              352,236
                  2000                                              197,307
                  2001                                               54,670
                  Thereafter                                             --
                                                               ------------
                                                               $  1,487,001
                                                               ============


4.       CONCENTRATION OF RISK

         At December 31, 1996, 3 tenants individually accounted for more than 10% of total revenue. Percentage GLA for these tenants for the year ended December 31, 1996 were as follows:

         Southwest Supermarkets               32.3%
         Walgreens                            19.1%
         Renal West                           7.2%

                        Report of Independent Auditors

The Board of Directors
United Investors Realty Trust

We have audited the accompanying statement of revenue and certain expenses of Town 'N Country for the year ended December 31, 1996. This statement is the responsibility of the seller's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of United Investors Realty Trust, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of Town 'N Country's revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 1, of Town 'N Country for the year ended December 31, 1996 in conformity with generally accepted accounting principles.



                                                            ERNST & YOUNG LLP

Houston, Texas
December 17, 1997

TOWN 'N COUNTRY
STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996

   Revenue:
      Rent                                                            $  654,630
      Recoveries from tenants                                            100,685
      Other                                                                1,858
                                                                      ----------
                                                                         757,173
                                                                      ----------

   Certain expenses:
      Property taxes                                                      96,997
      Property operating                                                 130,480
      Management fees                                                     19,913
      General and administrative                                          26,942
      Other                                                                  625
                                                                      ----------
                                                                         274,957
                                                                      ----------


   Revenues in excess of certain expenses                             $  482,216
                                                                      ==========





See accompanying notes.

TOWN 'N COUNTRY
NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996

1.       BASIS OF PRESENTATION:

         The accompanying statement of revenue and certain expenses relates to the operations of Town 'N Country (the "Property"), a
         157,704-square-foot shopping center located in Tampa, Florida.

         United Investors Realty Trust entered into a contract to acquire this property.

         The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of Town 'N Country for the year ended December 31, 1996 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

         o   Depreciation and amortization

         o   Interest on mortgage not to be assumed by the Owner

         o   Federal and state income taxes

         o Other costs not directly related to the proposed future operations of the Property

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         REVENUE RECOGNITION

         Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

         USE OF ESTIMATES

         Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3.       RENT REVENUE

         The Property has 15 tenants ranging in size from 700 square feet to 50,000 square feet. Additionally, separate buildings are leased to Checkers, a fast food restaurant, and to NationsBank for an ATM. Kentucky Fried Chicken is located on a ground lease parcel and owned by a third party. The shopping center is anchored by Big Lots (30,000 square feet) and T J Maxx (24,320 square feet), a clothing store. Holiday Wonderland occupied 50,000 square feet, but is not considered an anchor tenant because it may not be considered a credit tenant. Big Lot's lease expires January 31, 2002, and T J Maxx's lease expires October 31, 1999. The shopping center is 100% occupied.

         Retail space is leased to tenants under various operating leases with terms ranging from 2 to 10 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance and certain other operating expenses. Certain leases also contain provisions for percentage rent. Percentage rent earned for the year ended December 31, 1996 was $102,374.

         Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1996 are as follows:

          YEAR ENDING DECEMBER 31,
                  1997                                                 $    636,125
                  1998                                                      630,350
                  1999                                                      548,088
                  2000                                                      425,372
                  2001                                                      412,872
                  Thereafter                                                282,531
                                                                       ------------
                                                                       $  2,935,338
                                                                       ============


4.       CONCENTRATION OF RISK

         At December 31, 1996, 2 tenants individually accounted for more than 10% of total revenue. Percentage GLA for these tenants for the year ended December 31, 1996 were as follows:

         T J Maxx                                                      15.4%
         Big Lots                                                      19.0%

                        Report of Independent Auditors

The Board of Directors
United Investors Realty Trust

We have audited the accompanying statement of revenue and certain expenses of University Mall for the year ended December 31, 1996. This statement is the responsibility of the seller's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of United Investors Realty Trust, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of University Mall's revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 1, of University Mall for the year ended December 31, 1996 in conformity with generally accepted accounting principles.


                                                            ERNST & YOUNG LLP

Houston, Texas
December 17, 1997

UNIVERSITY MALL
STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996

   Revenue:
      Rent                                                          $1,702,294
      Recoveries from tenants                                          657,629
      Other                                                             30,800
                                                                    ----------
                                                                     2,390,723
                                                                    ----------

   Certain expenses:
      Interest (Note 3)                                              1,084,137
      Property taxes                                                   328,132
      Property operating                                               362,980
      Management fees                                                   24,000
      General and administrative                                        28,650
                                                                    ----------
                                                                     1,827,899
                                                                    ----------

   Revenues in excess of certain expenses                           $  562,824
                                                                    ==========





See accompanying notes.

UNIVERSITY MALL
NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES for the year ended December 31, 1996

1.       BASIS OF PRESENTATION:

         The accompanying statement of revenue and certain expenses relates to the operations of University Mall (the "Property"), a 315,596-square-foot shopping center located in Pembroke Pines, Florida.

         United Investors Realty Trust entered into a contract to acquire this property.

         The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of University Mall for the year ended December 31, 1996 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

         o       Depreciation and amortization

         o       Interest on mortgage not to be assumed by the Owner

         o       Federal and state income taxes

         o Other costs not directly related to the proposed future operations of the Property

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         REVENUE RECOGNITION

         Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

         USE OF ESTIMATES

         Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3.       MORTGAGE NOTE PAYABLE

         A loan in the amount of $13,450,000, secured by a first trust deed and an assignment of rents, was executed by the current owners of the Property as of December 31, 1996. United Investors Realty Trust intends to assume the loan as part of its acquisition of the Property. The loan bears interest at an annual rate of 8.44% with principal and interest payments of $102,847 due monthly through November 1, 2006, at which time the outstanding principal balance (expected to be approximately $12,025,317) and any accrued interest thereon is due. The principal balance of the loan at December 31, 1996 was $13,450,000.

4.       RENT REVENUE

         The Property has 33 tenants ranging in size from 750 square feet to 91,500 square feet. Additionally, separate buildings are leased to TGI Fridays, WAG's, Taco Bell and a Federal Express kiosk. Also, Pollo Tropical and Red Lobster are situated on outparcels and are owned by third parties. University Mall is anchored by Upton's (91,500 square feet), whose lease expires December 1, 2002; Sports Authority (42,00 square feet), whose lease expires April 30, 2012; Ross Stores (25,920 square feet), whose lease expires January 31, 2001; OfficeMax (23,500 square feet), whose lease expires January 31, 2003, and Eckerd Drugs (12,000 square feet), whose lease expires December 31, 2002. Additionally, 46,246 square feet in the rear of the shopping center is leased to University Self Storage, a climate-controlled, self-storage facility, and the lease expires December 12, 2007. The shopping center is approximately 98% leased.

         Retail space is leased to tenants under various operating leases with terms ranging from 5 to 30 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance and certain other operating expenses. Certain leases also contain provisions for percentage rent. Percentage rent earned for the year ended December 31, 1996 was $96,624.

         Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1996 are as follows:

          YEAR ENDING DECEMBER 31,
                  1997                                               $  1,994,883
                  1998                                                  1,960,369
                  1999                                                  1,859,759
                  2000                                                  1,603,267
                  2001                                                  1,265,075
                  Thereafter                                            4,579,199
                                                                     ------------
                                                                     $ 13,262,552
                                                                     ============


5.       CONCENTRATION OF RISK

         At December 31, 1996, 3 tenants individually accounted for more than 10% of total revenue. Percentage GLA for these tenants for the year ended December 31, 1996 were as follows:

         Ross Stores                                                    8.7%
         Uptons                                                        30.5%
         Sports Authority                                              12.7%

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Company's Investment Manager or any of the Underwriters. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                            ------------------------

                               TABLE OF CONTENTS


Prospectus Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Distribution Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Dilution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Selected Pro Forma and Historical Financial
        and Properties Information  . . . . . . . . . . . . . . . . . . . . . .  28
Management's Discussion and Analysis
    of Financial Condition and Results of Operations  . . . . . . . . . . . . .  30
Strategy for Future Growth  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Business and Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Policies with Respect to Certain Activities . . . . . . . . . . . . . . . . . .  66
Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Certain Relationships and Transactions  . . . . . . . . . . . . . . . . . . . .  75
Principal Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Description of Shares of Beneficial Interest  . . . . . . . . . . . . . . . . .  78
Certain Provisions of the Texas REIT Act and of
      the Company's Charter and Bylaws  . . . . . . . . . . . . . . . . . . . .  80
Shares Available for Future Sale  . . . . . . . . . . . . . . . . . . . . . . .  82
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . .  83
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
Glossary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
Index to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . F-1
Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1



    Until        , 1998 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.




                                7,500,000 SHARES



                                UNITED INVESTORS
                                  REALTY TRUST


                                COMMON SHARES OF
                              BENEFICIAL INTEREST



                              --------------------

                                   PROSPECTUS

                              --------------------




                         MORGAN KEEGAN & COMPANY, INC.

                           SOUTHWEST SECURITIES, INC.







                                     , 1998

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table itemizes the expenses incurred by the Company in connection with the offering of the Common Shares being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee, the NASD fee and the New York Stock Exchange listing fee.

Item                                                                            Amount
----                                                                           --------
Registration Fee - Securities and Exchange Commission                          $27,352
NASD Fee                                                                         9,771
New York Stock Exchange Listing Fee
Transfer Agent's and Registrar's Fees
Printing and Engraving Fees
Legal Fees and Expenses (other than Blue Sky)
Accounting Fees and Expenses
Blue Sky Fees and Expenses (including fees of counsel)
Miscellaneous Expenses

                                                                               --------
         TOTAL
                                                                               $
                                                                               ========



ITEM 32.          SALES TO SPECIAL PARTIES


         Not applicable.


ITEM 33.         RECENT SALES OF UNREGISTERED SECURITIES

         On December 31, 1996, the Company issued 692 Common Shares to Fulcrum Property Group, Inc., which manages and acts as leasing agent for Autobahn Shopping Center and Bandera Festival Shopping Center. The shares were issued to Fulcrum Property Group, Inc. as partial payment for its leasing commission. Pursuant to the management agreements, the Company valued the Common Shares at $12.00 per share, for an aggregate price of $8,304. The issuance of these shares was effected in reliance upon an exemption from registration under
Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

         On December 31, 1996, the Company issued 800 Common Shares to each of Jerry M. Coleman, Josef C. Hermans and William C. Brooks (an aggregate of 2,400 Common Shares) for services provided as an independent Trust Manager during the 1996 fiscal year. The issuance of these shares was effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

         From January 1995 through December 1997, the Company issued to 15 holders $1,150,000 of short term notes. The issuance of these notes was effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

         During 1995, the Company issued to 34 holders an aggregate of 10,737 9% Convertible Preferred Shares. Of the aggregate number of shares issued, 5,750 Preferred Shares were sold to accredited investors for $100 per share, for a total purchase price of $575,000. The remaining 4,987 Preferred Shares were issued in connection with the redemption of the Company's Convertible Subordinated Notes, Series 1992, at a value of $100 per share, for an aggregate price of $498,700. The issuance of these shares was effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

ITEM 34.         INDEMNIFICATION OF TRUST MANAGERS AND OFFICERS


         Section 9.20 of the Texas Real Estate Investment Trust Act (the "Texas REIT Act"), subject to procedures and limitations stated therein, allows the Company to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a Trust Manager or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The Company is required by Section
9.20 to indemnify a Trust Manager or officer against reasonable expenses incurred by him or her in connection with a proceeding in which he is a named defendant or respondent because he or she is or was a Trust Manager or officer if he or she has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under the Texas REIT Act, Trust Managers and officers are not entitled to indemnification if (i) the Trust Manager or officer is found liable to the real estate investment trust or is found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust and (ii) the Trust Manager or officer was found liable for willful or intentional misconduct in the performance of his or her duty to the real estate investment trust. The statute provides that indemnification pursuant to its provisions is not exclusive of the rights of indemnification to which a person may be entitled under any provision of the Amended and Restated Declaration of Trust, bylaws, agreements, or otherwise.
In addition, the Company has, pursuant to Section 15.10 of the Texas REIT Act, provided in its Amended and Restated Declaration of Trust that, to the fullest extent permitted by applicable law, a Trust Manager of the Company shall not be liable for any act, omission, loss, damage or expense arising from the performance of his or her duty under the real estate investment trust, except for his or her own willful misfeasance, malfeasance or negligence.

         The Company's Amended and Restated Declaration of Trust and Bylaws provide for indemnification by the Company of its Trust Managers and officers to the fullest extent permitted by the Texas REIT Act. In addition, the Company's Bylaws provide that the Company may pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Trust Manager or officer made a party to a proceeding by reason of his or her status as a Trust Manager or officer provided that (i) the Trust Managers have consented to the advancement of expenses (which consent shall not be unreasonably withheld) and (ii) the Company shall have received (a) a written affirmation by the Trust Manager or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company under the Texas REIT Act and (b) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met or it is ultimately determined that indemnification of the Trust Manager against expenses incurred by him in connection with that proceeding is prohibited by Section 9.20 of the Texas REIT Act.

         The Company has agreed to indemnify the Underwriters against certain liabilities, losses and expenses including liabilities under the Securities Act of 1933, or to contribute to payments that the Underwriters may be required to make in respect thereof.


ITEM 35.         TREATMENT OF PROCEEDS FROM COMMON SHARES BEING REGISTERED


         Not applicable.


ITEM 36.         FINANCIAL STATEMENTS AND EXHIBITS


         a.      FINANCIAL STATEMENTS


         Report of Independent Accountants
         Consolidated Balance Sheets as of December 31, 1996 and 1995 and
            September 30, 1997 (unaudited)
         Consolidated Statements of Operations for the Years Ended December 31,
            1996, 1995 and 1994 and the nine months ended September 30, 1997 and 1996 (unaudited)

         Consolidated Statements of Redeemable Preferred Shares and Common
            Shareholders' Equity for the Years Ended December 31,  1996,
            1995 and 1994 and the nine months ended September 30, 1997
            (unaudited)
         Consolidated Statements of Cash Flows for the Years Ended December 31,
            1996, 1995 and 1994 and the nine months ended September 30, 1997 (unaudited)

         Notes to Consolidated Financial Statements

         Schedule III. Real Estate and Accumulated Depreciation as of December 31, 1996
         Notes to Schedule III
         Introduction to Pro Forma Condensed Consolidated Financial
            Statements
         Pro Forma Condensed Consolidated Balance Sheet as of
            September 30, 1997
         Pro Forma Condensed Consolidated Statement of Operations for the
            nine months ended September 30, 1997
         Pro Forma Condensed Consolidated Statement of Operations for the
            year ended December 31, 1996
         Notes to Pro Forma Condensed Consolidated Financial Statements

BENCHMARK CROSSING

         Report of Independent Auditors
         Statement of Revenue and Certain Expenses for the year ended
            December 31, 1996
         Notes to Statement of Revenue and Certain Expenses

HEDWIG CENTERS

         Report of Independent Auditors
         Statement of Revenue and Certain Expenses for the year ended
            December 31, 1996
         Notes to Statement of Revenue and Certain Expenses

THE MARKET AT FIRST COLONY

         Report of Independent Auditors
         Statement of Revenue and Certain Expenses for the year ended
            December 31, 1996
         Notes to Statement of Revenue and Certain Expenses

MASON PARK

         Statement of Revenue and Certain Expenses for the year ended
            December 31, 1996 (unaudited)
         Notes to Statement of Revenue and Certain Expenses

ROSEMEADE PARK

         Report of Independent Auditors
         Statement of Revenue and Certain Expenses for the year ended
            December 31, 1996
         Notes to Statement of Revenue and Certain Expenses

SOUTHWEST/WALGREENS

         Report of Independent Auditors
         Statement of Revenue and Certain Expenses for the year ended
            December 31, 1996
         Notes to Statement of Revenue and Certain Expenses

TOWN 'N COUNTRY

         Report of Independent Auditors
         Statement of Revenue and Certain Expenses for the year ended
            December 31, 1996
         Notes to Statement of Revenue and Certain Expenses

UNIVERSITY MALL

         Report of Independent Auditors
         Statement of Revenue and Certain Expenses for the year ended
            December 31, 1996
         Notes to Statement of Revenue and Certain Expenses


b.       SCHEDULES TO FINANCIAL STATEMENTS

         Report of Independent Accountants
         Schedule II -- Valuation of Qualifying Accounts and Reserves
         All other schedules are omitted or the required information is inapplicable or the information is presented in the Company's consolidated financial statements or related notes included in the prospectus.

c.       EXHIBITS


          *1.1     Form of Underwriting Agreement

          *3.1     First Amended and Restated Declaration of Trust

          *3.2     First Amended and Restated Bylaws

           4.1     Instruments defining the rights of security holders.  The instruments are filed in response to items 3.1 and 3.2 above and are incorporated herein by reference.

           4.2     Common share certificate

          *5.1     Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., regarding the legality of the Common Shares.

          *8.1     Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., regarding tax matters.

         *10.1     First Amended and Restated Advisory Agreement between the Company and
                   Investment Manager

         *10.2     1997 Share Incentive  Plan

         *10.3     Dividend Reinvestment Plan

          11.1     Statement Regarding Computation of Per Share Earnings

        **16.1     Letter regarding change in certifying accountant

        **23.1     Consent of Ernst & Young LLP

         *23.2     Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.  Included in
                   responses to Items 5.1 and 8.1.

          24.1     Powers of Attorney

        **27.1     Financial Data Schedule


------------------

*  To be filed by amendment.

** Filed herewith.



ITEM 37.   UNDERTAKINGS


  (a) The undersigned registrant hereby undertakes to provide to the representatives of the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the representatives of the underwriters to permit prompt delivery to each purchaser.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trust Managers, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c)      The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, United Investors Realty Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 18, 1997.




                                   UNITED INVESTORS REALTY TRUST


                                   /s/ Lewis H. Sandler

                                   ------------------------------------------
                                   Lewis H. Sandler, Chief Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.




   Name                                                  Title                          Date
*  /s/ Robert W. Scharar                       Chairman of the Board and         December 18, 1997
   -------------------------------------       Trust Manager
    Robert W. Scharar

   /s/ Lewis H. Sandler                        Chief Executive Officer,
   -------------------------------------       (principal executive officer)     December 18, 1997
    Lewis H. Sandler

   /s/ Daniel M. Jones, III                    Chief Financial Officer           December 18, 1997
   -------------------------------------       (principal financial and
   Daniel M.  Jones, III                       accounting officer)

*  /s/ William C. Brooks                       Trust Manager                     December 18, 1997
   -------------------------------------
   William C. Brooks

*  /s/Jerry M. Coleman                         Trust Manager                     December 18, 1997
   -------------------------------------
   Jerry M. Coleman

*  /s/Josef C. Hermans                         Trust Manager                     December 18, 1997
   -------------------------------------
   Josef C. Hermans

*  /s/ Ira T. Wender                           Trust Manger                      December 18, 1997
   -------------------------------------
   Ira T. Wender

*  /s/ Lewis H. Sandler                                                          December 18, 1997
   -------------------------------------
   Lewis H. Sandler, as attorney-in-fact

                                 EXHIBIT INDEX


          *1.1     Form of Underwriting Agreement

          *3.1     First Amended and Restated Declaration of Trust

          *3.2     First Amended and Restated Bylaws

           4.1     Instruments defining the rights of security holders.  The instruments are filed in response to items 3.1 and 3.2 above and are incorporated herein by reference.

           4.2     Common share certificate

          *5.1     Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., regarding the legality of the Common Shares.

          *8.1     Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., regarding tax matters.

         *10.1     First Amended and Restated Advisory Agreement between the Company and
                   Investment Manager

         *10.2     1997 Share Incentive  Plan

         *10.3     Dividend Reinvestment Plan

          11.1     Statement Regarding Computation of Per Share Earnings

        **16.1     Letter regarding change in certifying accountant


        **23.1     Consent of Ernst & Young LLP

         *23.2     Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.  Included in
                   responses to Items 5.1 and 8.1.

          24.1     Powers of Attorney

        **27.1     Financial Data Schedule



-------------------------
*   To be filed by amendment.

**  Filed herewith.